                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                            U S WEST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transactions applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     [LOGO]

                             1801 California Street
                             Denver, Colorado 80202

                            NOTICE OF ANNUAL MEETING

    The annual meeting of shareholders of U S WEST, Inc. will be held at The Millennium Broadway Hotel, 145 West 44th Street, New York, New York, on Tuesday, May 11, 1999, at 10:30 a.m., eastern daylight time, for these purposes:

    1.  To elect three Class I Directors for three-year terms (see page 7);

    2. To ratify the appointment of Arthur Andersen LLP as our independent auditors for 1999 (see page 11); and

    3. To act upon such other matters as may properly come before the annual meeting, including shareholder proposals (see page 11).

    The record date for the annual meeting is March 15, 1999. Only shareholders of record at the close of business on that date can vote at the annual meeting.

                                          By Order of the Board of Directors

                                                    [SIG]

                                          MARK ROELLIG
                                          EXECUTIVE VICE PRESIDENT -- PUBLIC
                                          POLICY, HUMAN RESOURCES AND LAW,
                                          GENERAL COUNSEL AND SECRETARY

MARCH 24, 1999

                            YOUR VOTE IS IMPORTANT.
            PLEASE DATE, SIGN, AND RETURN YOUR PROXY CARD PROMPTLY.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

Notice of Annual Meeting..................................................................................      cover
Defined Terms.............................................................................................          i
Proxy Statement...........................................................................................          1
Recent Developments.......................................................................................          3
Board of Directors Meetings...............................................................................          3
Committees................................................................................................          3
Compensation of Directors.................................................................................          4
Security Ownership of Certain Beneficial Owners and Management............................................          5
Section 16(a) Beneficial Ownership Reporting Compliance...................................................          7
Election of Directors.....................................................................................          7
Ratification of Appointment of Independent Auditors.......................................................         11
Shareholder Proposals.....................................................................................         11
Executive Compensation....................................................................................         17
Report of Human Resources Committee on Executive Compensation.............................................         23
Stockholder Return Performance Graphs.....................................................................         28
Other Information.........................................................................................         30

Appendix A--Selected Financial Data and Management's Discussion and Analysis of Financial Condition and
  Results of Operations...................................................................................        A-1
Appendix F--Report of Independent Public Accountants and Consolidated Financial Statements................        F-1

                                 DEFINED TERMS

    "U S WEST," "WE," "US," "OUR" or "COMPANY" means U S WEST, Inc.

    "COMMISSION" means the Securities and Exchange Commission.

    "EXECUTIVE SHORT-TERM INCENTIVE PLAN" means the U S WEST Executive Short-Term Incentive Plan.

    "LONG-TERM INCENTIVE PLAN" means the U S WEST Long-Term Incentive Plan.

    "NAMED EXECUTIVE OFFICER" means collectively Solomon D. Trujillo, our Chief Executive Officer, and the four next most highly compensated executive officers at the end of 1998 named in "Executive Compensation--Summary Compensation Table."

    "OLD U S WEST" means the old U S WEST, Inc. that existed prior to the Separation, which has been renamed "MediaOne Group, Inc."

    "SEPARATION" means the separation by Old U S WEST of its communications businesses and media businesses into two publicly-traded companies on June 12, 1998.

                                     [LOGO]

                          PRINCIPAL EXECUTIVE OFFICES
                             1801 CALIFORNIA STREET
                             DENVER, COLORADO 80202

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    The Board of Directors is soliciting proxies to be used at the 1999 annual meeting to be held at The Millennium Broadway Hotel, 145 West 44th Street, New York, New York, on Tuesday, May 11, 1999, at 10:30 a.m. eastern daylight time. This proxy statement and the proxy card will be mailed to shareholders beginning on or about March 24, 1999. Definitions of capitalized terms used in this proxy statement are on the facing page.

WHO CAN VOTE

    Record holders of common stock at the close of business on March 15, 1999 may vote at the annual meeting. On December 31, 1998, we had approximately 502,903,055 outstanding shares of common stock, which were held by approximately 617,300 record holders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the record holder. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use. YOU ARE URGED TO VOTE BY PROXY REGARDLESS OF WHETHER YOU ATTEND THE ANNUAL MEETING.

HOW YOU CAN VOTE

    You can only vote your shares if you are either represented by proxy or present in person at the annual meeting. You can vote your proxy by:

    - mail, by completing and returning the enclosed proxy card;

    - telephone, by calling 1-877-PRX-VOTE (779-8683); or

    - the Internet, by accessing a special site at http://www.eproxyvote.com/usw.

If you hold your shares through your broker in "street name," you will not be able to vote by telephone or the Internet.

    If you return a properly signed proxy card, we will vote your shares as you direct. IF YOUR PROXY CARD DOES NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE YOUR SHARES "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR ACCORDING TO COMPANY PROPOSAL A; "FOR" COMPANY PROPOSAL B ; AND "AGAINST" SHAREHOLDER PROPOSALS 1 THROUGH 4.

VOTING BY PLAN PARTICIPANTS

    If you are a participant in the U S WEST Shareowner Investment Plan, your proxy card will cover both the number of full shares in your plan account and shares registered in your name.

    If you are a participant in the U S WEST Savings Plan/ESOP, your proxy card will also serve as a voting instruction card for the trustees of the plans with respect to the shares held in your accounts. The trustees will vote the shares held in the plans for which proxies are not received (as well as shares held in the suspense account of the plans) in the same proportion as the shares for which proxies are received. However, the trustees will always exercise voting obligations consistent with their fiduciary duties under the Employee Retirement Income Security Act of 1974 or other legal requirements.

REVOCATION OF PROXIES

    You can revoke your proxy at any time before it is exercised at the annual meeting by any of these three ways:

    - by voting in person at the annual meeting;

    - by delivering a written notice of revocation dated after the proxy to our Secretary; or

    - by delivering another proxy dated after the previous proxy.

REQUIRED VOTES

    Each share of common stock receives one vote on all matters properly brought before the annual meeting. In order to conduct business at the annual meeting, a quorum of a majority of the outstanding shares of common stock must be present in person or represented by proxy. The following is an explanation of the number of votes required for each of the matters to be voted on at the annual meeting:

    - DIRECTORS. The three nominees for directors receiving the highest number of votes will be elected.

    - SHAREHOLDER PROPOSAL 2. This shareholder proposal recommends an amendment to our Bylaws and thus will require the affirmative vote of at least 80 percent of all outstanding shares for approval.

    - OTHER PROPOSALS. All other proposals at the annual meeting will require the affirmative vote of a majority of the outstanding shares present in person or by proxy for approval. Even if shareholder proposals are approved by the shareholders, they still require the approval of the Board of Directors.

    The required vote for Shareholder Proposal 2 is based on the voting power of all of the outstanding shares as of the record date. As a result, the failure by a shareholder to vote in person or by proxy, the abstention from voting by a shareholder and broker non-votes (as described below) will all have the same effect as a vote "AGAINST" the proposal. The required vote of the shareholders on all other proposals to be considered at the annual meeting is based upon the total number of votes actually cast at the annual meeting. As a result, the failure by a shareholder to vote in person or by proxy, the abstention from voting by a shareholder and broker non-votes will not be included in the vote total and will have no effect on the outcome of the vote. Shares held of record by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instruction are commonly described as "broker non-votes."

    EquiServe Limited Partnership, our transfer agent, will tally the votes. We will not disclose your vote except as required by law.

ANNUAL MEETING ADMISSION TICKETS

    IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD AND RETURN THE PROXY CARD PROMPTLY. If you are a shareholder of record and arrive at the annual meeting without an admission ticket, you will only be admitted once we verify your share ownership at the shareholders' admission counter. If you are a beneficial owner, you can obtain your ticket at the shareholders' admission counter by presenting evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

DUPLICATE ANNUAL REPORTS

    If you are receiving more than one copy of our Annual Report to Shareholders, you can stop the mailing of the duplicate copies by marking the designated box on the proxy card for the accounts selected. This helps reduce the expense of printing and mailing duplicate materials but will not affect the mailing of dividend checks, special notices, proxy materials and dividend reinvestment statements.

                              RECENT DEVELOPMENTS

    On June 12, 1998, Old U S WEST separated its communications businesses and media businesses into two publicly-traded companies. The media businesses are now conducted through MediaOne Group, Inc. and the communications businesses are now conducted through our company and its subsidiaries. As part of the Separation, the domestic directories business known as U S WEST Dex, which was part of the media businesses of Old U S WEST, was aligned with our Company.

                          BOARD OF DIRECTORS MEETINGS

    Regular meetings of the Board of Directors are scheduled seven times during the year and special meetings are scheduled as needed. Since the Separation, the Board of Directors held four meetings in 1998. Except for Mr. Colangelo and Mr. Jacobson, attendance by incumbent Directors at meetings of the Board of Directors and its Committees was at least 75% in the aggregate. Mr. Brown became a member of the Board of Directors in November of 1998. In addition to attending Board of Directors and Committee meetings, Directors carried out their responsibilities by participating in discussions with consultants and by communicating with members of management on matters affecting U S WEST.

                                   COMMITTEES

    The Board of Directors has established the four Committees described below to assist it in meeting its responsibilities:

AUDIT COMMITTEE

FUNCTIONS:                            Oversees U S WEST's accounting and financial
                                      reporting policies and practices. Assists the Board
                                      of Directors in fulfilling its fiduciary and
                                      corporate accountability responsibilities. Meets
                                      periodically with internal auditors and independent
                                      public accountants and provides them unrestricted
                                      direct access to its members.

NUMBER OF MEETINGS IN 1998:           2

MEMBERS:                              Peter S. Hellman (Chairman effective February 1999)
                                      Hank Brown
                                      George J. Harad
                                      Allen F. Jacobson (Retiring as of the annual
                                      meeting)
                                      Richard D. McCormick
                                      Jerry O. Williams (Former Chairman and member--
                                      retired January 1999)

FINANCE COMMITTEE

FUNCTIONS:                            Evaluates the growth strategies and financing for U
                                      S WEST's operations. Advises U S WEST's trusts,
                                      including the pension trust.

NUMBER OF MEETINGS IN 1998:           2

MEMBERS:                              George J. Harad (Chairman)
                                      Craig R. Barrett
                                      Peter S. Hellman
                                      Marilyn C. Nelson
                                      Frank Popoff

HUMAN RESOURCES COMMITTEE

FUNCTIONS:                            Assures the appropriateness of compensation and
                                      benefits of the executive officers of U S WEST and
                                      its subsidiaries. Administers our stock option and
                                      long-term incentive plans and our other incentive
                                      award plans. Provides for the orderly succession of
                                      management and addresses other employer/employee
                                      issues.

NUMBER OF MEETINGS IN 1998:           3

MEMBERS:                              Frank Popoff (Chairman)
                                      Linda G. Alvarado
                                      Craig R. Barrett
                                      Jerry J. Colangelo
                                      Marilyn C. Nelson

PUBLIC POLICY/NOMINATING COMMITTEE

FUNCTIONS:                            Monitors and reviews legal, regulatory, government
                                      relations and public policy issues concerning or
                                      involving U S WEST. Reviews management's
                                      recommendation regarding shareholder proposals.
                                      Nominates and evaluates the performance and
                                      compensation of Board members. This Committee will
                                      consider candidates for the Board recommended by
                                      shareholders if the names and qualifications of such
                                      candidates are submitted in writing to the Secretary
                                      of U S WEST, 1801 California Street, Suite 5200,
                                      Denver, Colorado 80202.

NUMBER OF MEETINGS IN 1998:           2

MEMBERS:                              Richard D. McCormick (Chairman)
                                      Linda G. Alvarado
                                      Hank Brown
                                      Jerry J. Colangelo
                                      Allen F. Jacobson (Retiring as of the annual
                                      meeting)
                                      Jerry O. Williams (Former member--retired January
                                      1999)

                           COMPENSATION OF DIRECTORS

GOAL

    To attract and retain highly qualified Directors, the Company offers a competitive Director compensation package. This compensation package includes various equity components intended to align the interests of Directors with your long-term interests as shareholders. The Board of Directors periodically reviews Director compensation policies, and based on the input of several nationally recognized sources, the Board of Directors has determined that the Company's policies are in line with suggested industry standards.

FEES

    Directors fees, paid only to Directors who are not U S WEST employees, are as follows:

Annual retainer.........................  $35,000
Committee chairman retainer.............  $ 5,000
Significant special project consultation
  fee...................................  $ 1,500
Attendance fee for each Board or
  Committee meeting.....................  $ 1,500 per day
Annual telecommunications services and
  equipment allowance (net of taxes)....  $ 3,000 (up to)

    Any Director who is an employee of U S WEST or one of its subsidiaries receives no compensation for serving as a Director. Directors may elect to receive payment of all or any portion of their annual or committee chair retainers and meeting fees in common stock.

DEFERRED FEES

    Directors can choose to have the payment of all or some of their fees deferred in the form of common stock or cash. Deferred amounts that otherwise would be payable in common stock are credited in an account as phantom stock units. The value of these phantom stock units rises and falls with the price of our common stock. Also, we provide a five percent match if a Director defers into phantom stock. Additional phantom stock units are credited to the account when we declare a dividend on our common stock. Deferred cash payments earn interest that is compounded quarterly at a rate equal to the average interest rate for ten-year United States Treasury notes plus one percent.

STOCK PLAN

    Under the terms of the 1998 Stock Plan, Directors also receive (i) an up-front grant of 3,000 shares of restricted common stock, which becomes unrestricted over four years, (ii) options to purchase 30,000 shares of common stock that vest equally over three years, with annual grants of 10,000 options after the initial vesting period, and (iii) shares of restricted common stock equal to ten times the annual retainer paid to Directors which vests 50% at five years and 10% per year thereafter for the next 5 years, and immediately upon certain events. The options have value for Directors only if the price of our common stock appreciates from the date of the option grant. Non-employee Directors who were Directors of Old U S WEST are also entitled to their vested pension on the Separation date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of December 31, 1998, information with respect to each person who was known by U S WEST (based upon a review of schedules and reports filed with the Commission) to be the beneficial owner of more than 5% of U S WEST's common stock.

                                                                                           NUMBER OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                         SHARES        CLASS
----------------------------------------------------------------------------------------  ------------  -----------
Capital Research and Management Company.................................................    28,571,800         5.7%
    333 South Hope Street
    Los Angeles, California 90071-1447
State Street Bank and Trust Company,....................................................    26,860,681         5.3%
    as trustee for the U S WEST Savings Plan/ESOP
    225 Franklin Street
    Boston, Massachusetts 02110

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the information concerning shares of common stock beneficially owned by each Director and Named Executive Officer of U S WEST as of December 31, 1998 (or as of such other date as may be specified) and by the Directors and executive officers of U S WEST as a group. These shares represent less than one percent of the outstanding shares of U S WEST common stock. Fractional shares have been rounded to the nearest whole share.

                                                                                                SHARE EQUIVALENTS
                                                       SHARES SUBJECT TO    SAVINGS PLAN/ESOP   HELD IN DEFERRED
                                  TOTAL NUMBER OF     OPTIONS** (INCLUDED     (INCLUDED IN        COMPENSATION
NAME                                  SHARES*              IN TOTAL)             TOTAL)             PLANS***
------------------------------  -------------------   -------------------   -----------------   -----------------
Linda G. Alvarado.............        10,591(1)                                                         723
Craig R. Barrett..............        20,558(1)
Hank Brown....................        10,087(2)                                                         205
Jerry J. Colangelo............        10,891(1)
George J. Harad...............        12,643(1)(3)             2,100                                  2,309
Peter S. Hellman..............        10,991(1)                                                         645
Allen F. Jacobson.............        26,033(1)(4)            11,100                                  9,360
Richard D. McCormick..........       929,891(1)(5)           722,113                                    722
Marilyn C. Nelson.............        24,093(1)(6)            11,100                                  8,122
Frank Popoff..................        24,333(1)                9,000                                    732
Mark Roellig..................        91,518                  46,600              1,826               4,192
James A. Smith................        59,100                  44,326              4,895
Allan R. Spies................        55,381                  50,578              3,780               4,841
Solomon D. Trujillo...........       445,511                 396,556              2,031              12,781
Jerry O. Williams.............        23,351(7)               11,100
Gregory M. Winn...............        75,493                  54,508(8)           6,512(9)            1,529
All Directors and executive
 officers of U S WEST (as a
 group).......................     2,030,622               1,461,797             20,725              46,561

------------------------------

* Includes shares subject to acquisition through exercise of stock options within 60 days and equivalent Savings Plan/ESOP shares.

** Shares subject to acquisition through exercise of stock options within 60 days.

*** Includes units denominated as common share equivalents held in deferred compensation accounts.

(1) Includes 9,300 unvested shares of restricted stock granted as part of director compensation.

(2) Includes 9,087 unvested shares of restricted stock granted as part of director compensation.

(3) Includes 40 shares subject to shared voting and investment power.

(4) Includes 1,310 shares subject to shared voting and investment power.

(5) Includes 96,603 shares subject to shared voting and investment power.

(6) Includes 28 shares subject to shared voting and investment power.

(7) Mr. Williams retired from the Board of Directors in January of 1999.

(8) Includes 900 shares subject to options held by spouse.

(9) Includes 2,979 share equivalents held by spouse.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who own more than 10% of our common stock, to file with the Commission, the New York Stock Exchange and the Pacific Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Executive officers, Directors and greater than 10% shareholders are required by Commission regulation to furnish to us copies of all Section 16(a) forms they file.

    Based on a review of the copies of Section 16(a) forms furnished to us and written representations that no other filings were required, U S WEST believes that all Commission filing requirements applicable to its executive officers, Directors and greater than 10% shareholders were complied with for 1998.

                             ELECTION OF DIRECTORS
                              (COMPANY PROPOSAL A)
                           (ITEM A ON THE PROXY CARD)

    The Board of Directors currently consists of 11 Directors divided into three classes (Class I, Class II and Class III) serving staggered three-year terms. The Class I Directors are up for election at this annual meeting and the nominees for election are all currently Class I Directors.

    We will vote your shares as you specify on your proxy card. If you sign, date and return the proxy card but do not specify how you want your shares voted, we will vote them FOR THE ELECTION OF THE THREE NOMINEES LISTED BELOW. If you do not wish to have your shares voted for a particular nominee, you may so indicate in the space provided in the proxy card. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR THAT OTHER PERSON. If we do not name a substitute nominee, the size of the Board of Directors will be reduced. The Board knows of no reason why any of the nominees would not be available to serve at the time of the annual meeting.

    Following is a brief listing of ages, terms as Director, principal occupations, business experience and other directorships of the three nominees for election as Directors. Similar information is also provided for the other Directors whose terms of office do not expire at this annual meeting. Mr. Jacobson will resign and not seek re-election at this annual meeting because he is retiring.

NOMINEES FOR DIRECTOR IN CLASS I
(THE TERMS OF THESE NOMINEE DIRECTORS EXPIRE AT
THE ANNUAL MEETING OF SHAREHOLDERS IN 2002)

HANK BROWN
AGE:                      59
DIRECTOR SINCE:           1998
PRINCIPAL OCCUPATION:     President of the University of Northern Colorado since 1998.
BUSINESS EXPERIENCE:      Director of the Center for Public Policy for the University of
                          Denver from 1997 to 1998. United States Senator for the State of Colorado from 1991 to 1997. United States Congressman for the State of Colorado from 1981 to 1991. Various positions with
                          Monfort of Colorado Incorporated from 1969 to 1981. United
                          States Navy from 1962 to 1966. Attorney and Certified Public
                          Accountant
OTHER DIRECTORSHIPS:      Sealed Air Corporation

GEORGE J. HARAD
AGE:                      54
DIRECTOR SINCE:           1998; Director of Old U S WEST from 1997 until the Separation.
PRINCIPAL OCCUPATION:     Chairman of the Board of Boise Cascade Corporation since 1995.
                          President and Chief Executive Officer of Boise Cascade
                          Corporation since 1994.
BUSINESS EXPERIENCE:      President and Chief Operating Officer of Boise Cascade
                          Corporation from 1991 to 1994. Chairman of the Board of Boise
                          Cascade Office Products Corporation since 1995.
OTHER DIRECTORSHIPS:      Allendale Insurance Company

MARILYN CARLSON NELSON
AGE:                      59
DIRECTOR SINCE:           1998; Director of Old U S WEST from 1993 until the Separation.
PRINCIPAL OCCUPATION:     President, Chief Executive Officer and Vice Chair of Carlson
                          Companies, Inc., Co-Chair Carlson Wagonlit Travel.
BUSINESS EXPERIENCE:      Since joining Carlson Companies in 1989, Ms. Nelson has held various positions with Carlson Companies including Director,
                          Chief Operating Officer and Senior Vice President of Carlson
                          Holdings, Inc. Ms. Nelson is also President elect of Travel
                          Industry of America, and a member of the United States National
                          Tourism Organization, World Travel and Tourism Council,
                          International Advisory Council, Center for International
                          Leadership and Committee of 200.
OTHER DIRECTORSHIPS:      Exxon Corporation; Carlson Companies, Inc.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

DIRECTOR NOT SEEKING NOMINATION

ALLEN F. JACOBSON
AGE:                      72
DIRECTOR SINCE:           1998; Director of Old U S WEST from 1983 until the Separation.
PRINCIPAL OCCUPATION:     Retired
BUSINESS EXPERIENCE:      Chairman and Chief Executive Officer of Minnesota Mining &
                          Manufacturing Company from 1986 to 1991.
OTHER DIRECTORSHIPS:      Mobil Corporation; Valmont Industries, Inc.

CONTINUING DIRECTORS IN CLASS II
(THE TERMS OF THESE CONTINUING DIRECTORS EXPIRE
AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2000)

PETER S. HELLMAN
AGE:                      49
DIRECTOR SINCE:           1998
PRINCIPAL OCCUPATION:     Former President and Chief Operating Officer of TRW Inc.
                          (1995-1999).
BUSINESS EXPERIENCE:      Assistant President of TRW Inc. from 1994 to 1995. Chief
                          Financial Officer from 1992 to 1994. Vice President and Chief
                          Financial Officer from 1991 to 1992. Vice President and
                          Treasurer from 1989 to 1991. Various positions with BP America from 1979 to 1989 and the Irving Trust Company from 1972 to
                          1979.
OTHER DIRECTORSHIPS:      Arkwright Mutual Insurance Company

RICHARD D. MCCORMICK
AGE:                      58
DIRECTOR SINCE:           1998; Chairman of Old U S WEST from 1992 until the Separation.
PRINCIPAL OCCUPATION:     Chairman of the Board of U S WEST since 1998.
BUSINESS EXPERIENCE:      President and Chief Executive Officer of Old U S WEST from 1991 until the Separation.
OTHER DIRECTORSHIPS:      Wells Fargo and Company; UAL (United Airlines) Corporation;
                          United Technologies Corporation; Concept 5 Technologies, Inc.

FRANK POPOFF
AGE:                      63
DIRECTOR SINCE:           1998; Director of Old U S WEST from 1993 until the Separation.
PRINCIPAL OCCUPATION:     Chairman of The Dow Chemical Company since 1992.
BUSINESS EXPERIENCE:      Chief Executive Officer of The Dow Chemical Company from 1987 to 1995.
OTHER DIRECTORSHIPS:      American Express Company; Chemical Financial Corporation;
                          United Technologies Corporation

CONTINUING DIRECTORS IN CLASS III
(THE TERMS OF THESE CONTINUING DIRECTORS EXPIRE
AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2001)

LINDA G. ALVARADO
AGE:                      47
DIRECTOR SINCE:           1998
PRINCIPAL OCCUPATION AND  President and Chief Executive Officer of Alvarado Construction,
BUSINESS EXPERIENCE:      Inc. since 1978.
OTHER DIRECTORSHIPS:      Cyprus Amax Minerals Company; Engelhard Corporation; Pitney
                          Bowes, Inc.

CRAIG R. BARRETT
AGE:                      59
DIRECTOR SINCE:           1998
PRINCIPAL OCCUPATION:     President and Chief Executive Officer of Intel Corporation
                          since 1998.
BUSINESS EXPERIENCE:      President and Chief Operating Officer of Intel Corporation from
                          1997 to 1998, Executive Vice President and Chief Operating
                          Officer from 1993-1997 and Executive Vice-President from
                          1990-1993. Senior Vice-President and General Manager of the
                          Microcomputer Components Group of Intel Corporation from 1989 to 1990. Vice President/Senior Vice-President and General
                          Manager of the Components Technology and Manufacturing Group of
                          Intel Corporation from 1985 to 1989, and Vice President from
                          1984 to 1985. Various technology, engineering and manufacturing management positions with Intel Corporation from 1974 to 1984.
                          Professor of Engineering at Stanford University from 1965 to
                          1974.
OTHER DIRECTORSHIPS:      Intel Corporation; SEMATECH

JERRY J. COLANGELO
AGE:                      60
DIRECTOR SINCE:           1998
PRINCIPAL OCCUPATION:     Owner, Chairman and Chief Executive Officer of the Arizona
                          Diamondbacks since 1995. President and Chief Executive Officer of the Phoenix Suns, NBA since 1987.
BUSINESS EXPERIENCE:      General Manager of the Phoenix Suns, NBA from 1968 to 1987.
                          Head Scout and Director of Merchandising for the Chicago Bulls,
                          NBA from 1966 to 1968. Associate of D.O. Klein & Associates from 1964 to 1965. Partner at the House of Charles, Inc. from
                          1962 to 1964.
OTHER DIRECTORSHIPS:      Phoenix Art Museum; Phoenix Community Alliance; Arizona
                          Diamondbacks; Phoenix Suns Charities
SOLOMON D. TRUJILLO
AGE:                      47
DIRECTOR SINCE:           1998
PRINCIPAL OCCUPATION:     President and Chief Executive Officer of U S WEST since 1998.
BUSINESS EXPERIENCE:      President and Chief Executive Officer of the Communications
                          Group of Old U S WEST from 1995 to 1998. President and Chief
                          Executive Officer of U S WEST Dex, Inc. from 1992 to 1995. Mr.
                          Trujillo joined The Mountain States Telephone and Telegraph
                          Company in 1974 and has been affiliated with U S WEST and its predecessors since that time, serving in various marketing, sales, finance and public policy positions.
OTHER DIRECTORSHIPS:      BankAmerica Corporation; Dayton Hudson Corporation

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                              (COMPANY PROPOSAL B)
                           (ITEM B ON THE PROXY CARD)

    At the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP, Independent Public Accountants, as independent auditors to audit the financial statements of U S WEST for calendar year 1999.

    Representatives of Arthur Andersen LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" COMPANY PROPOSAL B.

                            ------------------------

                             SHAREHOLDER PROPOSALS

    Shareholder proponents have stated that they intend to have the proposals and supporting statements described below presented at the annual meeting. The adoption of Shareholder Proposals 1, 3 and 4 would not legally require the implementation of the action or policy called for by such proposal, but would simply constitute a recommendation to the Board of Directors. The adoption of Shareholder Proposal 2, which recommends an amendment to our Bylaws, may require legal implementation without the benefit of review by the Board of Directors. The Board of Directors believes that this proposed Bylaw amendment is not in the best interests of shareholders and, based on an opinion of Delaware counsel, may be legally invalid.

SHAREHOLDER PROPOSAL 1
DISCONTINUANCE OF THE CLASSIFIED BOARD (ITEM 1 ON THE PROXY CARD)

    Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, owning of record 120 shares of U S WEST common stock, has given notice that she intends to present at the annual meeting the following resolution:

        "RESOLVED: That the shareholders of U S WEST recommend that the Board of Directors take the necessary steps to institute the election of directors ANNUALLY, instead of the staggered system as is now provided."

        "REASONS: The majority of New York Stock Exchange listed corporations elect all their directors each year."

        "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

        "Last year the owners of Communications Stock and Media Stock, representing approximately 43.756% of shares VOTING, voted FOR this proposal."

        "If you AGREE, please mark your proxy FOR this resolution."

    THIS PROPOSAL HAS BEEN SUBMITTED AT THE LAST TEN ANNUAL MEETINGS OF OLD U S WEST AND WAS DEFEATED EACH TIME. THE BOARD OF DIRECTORS HAS AGAIN CONSIDERED THE PROPOSAL AND AGAIN RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" IT.

    The Board of Directors believes that the election of Directors by classes enhances the likelihood of continuity and stability of the Board of Directors and its policies. When Directors are elected by classes, a change in the composition of a majority of the Board of Directors normally requires at least two shareholder meetings, instead of one. Board classification is also intended to encourage any person seeking to acquire control of U S WEST to initiate that action through arm's length negotiations with management and the Board of Directors, who are in a position to negotiate a transaction which is fair to all of our shareholders. With a classified Board of Directors, it is more likely that a majority of the Directors will have prior U S WEST Board experience, thereby facilitating the planning of our business.

SHAREHOLDER PROPOSAL 2
DISCONTINUANCE OF SHAREHOLDER RIGHTS PLANS (ITEM 2 ON THE PROXY CARD)

    Mr. Kenneth E. Rains, 4800 Euclid Avenue, Des Moines, Iowa 50310, owning of record 202 shares of U S WEST common stock, has given notice that he intends to present at the annual meeting the following resolution:

                             "SHAREHOLDER PROPOSAL

        Resolved, that the stockholders amend the bylaws of U S WEST, Inc. as follows:

        Article XI Stockholders Rights Plans

        Section 1. The Corporation shall not adopt or retain any poison pill, shareholder rights plan, rights agreement or any other form of "poison pill," unless such a plan has been approved by a majority of stockholders. The company shall redeem any such rights now in effect.

        Section 2. This article shall be effective as of the date it is approved.

        Section 3. Notwithstanding any other provision of these bylaws, this Article may not be amended, altered, deleted or modified by the Board of Directors without prior approval of the stockholders.

                              STATEMENT OF SUPPORT

        A poison pill is an anti-takeover device, which effectively prevents a change in control of a company without the approval of the Board of Directors. It forces potential acquirers to negotiate acquisitions with management, instead of making an offer directly to the stockholders. In addition, by forcing potential acquirers to negotiate with the Board, poison pills may have a tendency to entrench management, to insulate it from accountability, and to make management less responsive to the views of stockholders.

        The stockholders, who own U S WEST, should have the right to decide what is a fair price for their holdings. Furthermore, they should also have the right to decide whether the risk of such consequences may be warranted by special circumstances that might make it appropriate to adopt a poison pill.

        Since 1988, 75 stockholder proposals on poison pills have won majority votes, including 15 in 1997 and seven so far in 1998. According to the Investor Responsibility Research Center, 1998 proposals are winning record average support of 56.6% of the shares voted.

        The telecommunications industry is ripe with mergers. However, in my opinion, U S WEST continues to be out of step with the industry in many respects. At a time when scale is becoming critical to competition, U S WEST is paring down in size instead of growing. It is the smallest Baby Bell in terms of revenue.

        I believe U S WEST is vulnerable to a takeover. However, the existence of a poison pill may deter persons otherwise interested in making an offer, and management may usurp stockholders right to determine if such an offer is fair. I believe U S WEST needs to get in step with the rest of the industry and enhance shareholder value."

    THE BOARD OF DIRECTORS HAS CONSIDERED THIS PROPOSAL AND BELIEVES IT IS OVERLY BROAD, AGAINST THE BEST INTEREST OF SHAREHOLDERS AND MAY BE LEGALLY INVALID. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" IT.

    U S WEST and its management are firmly committed to maximizing shareholder value. The U S WEST Rights Agreement was adopted to protect our shareholders against abusive takeover tactics and to ensure that each shareholder would be treated fairly. The U S WEST Rights Agreement is intended to create an incentive for a potential acquirer to negotiate in good faith with the Board of Directors, not to preclude unsolicited, non-abusive offers to acquire your shares of common stock at a fair price. The U S WEST Rights Agreement strengthens the ability of our Board to fulfill its fiduciary responsibilities to our shareholders because it provides the Board of Directors with time to evaluate the fairness of any unsolicited offer and the credibility of a bidder, thereby enhancing the Board of Directors' ability to obtain the best results for our shareholders. In fact, premiums paid to acquire target companies with poison pills were on average eight percentage points higher than premiums paid for target companies that did not have poison pills according to a 1997 study by Georgeson & Company, Inc.

    The Board of Directors also believes that the proposed Bylaw amendment may be legally invalid. The Company has received an opinion of special Delaware counsel to the effect that although the issue has not been decided by a Delaware court, the proposed Bylaw amendment would not be valid under the Delaware General Corporation Law if it were adopted by the shareholders. As indicated above, the opinion states that there is no Delaware case which specifically addresses the validity or invalidity of the proposed Bylaw amendment or of any similar bylaw.

    The Board of Directors believes that the continued existence of the U S WEST Rights Agreement is in the best interest of the Company and its shareholders. The U S WEST Rights Agreement is an important tool that the Board of Directors should have in the event of an unfair or coercive takeover attempt. Any action to redeem the rights issued pursuant to the U S WEST Rights Agreement should only be made in the context of a specific acquisition proposal.

                            ------------------------

SHAREHOLDER PROPOSAL 3
LIMITATION ON FUTURE CHANGE OF CONTROL COMPENSATION (ITEM 3 ON THE PROXY CARD)

    Mr. Glen McBarron, 4451 146th Avenue, South East, Bellevue, Washington 98006, beneficial owner of the equivalent of approximately 82 shares of U S WEST common stock, has given notice that he intends to present at the annual meeting the following resolution:

                             "SHAREHOLDER PROPOSAL

        RESOLVED, that the U S WEST Board of Directors should adopt a policy against making any future compensation awards to the officers and directors of this corporation, which are contingent on a change of control of the corporation, unless such compensation awards are submitted to a vote of the shareholders and approved by a majority of the votes cast; provided, however, that such policy would not apply to existing agreements, plans or other obligations.

                              STATEMENT OF SUPPORT

        Golden parachutes are lucrative compensation awards, which are provided to senior executives. U S WEST has golden parachutes that are contingent upon termination following a change of control which by definition occurs if someone acquires 20% or more of the outstanding voting stock, or if there is a change of majority of the directors within a two-year period.

        Golden parachutes have been provided for Messrs. Trujillo, Winn, Roellig and Spies, but none of these golden parachutes have the approval of the shareholders. The amounts to be paid would be calculated by computing an amount equal to THREE times the sum of the annual salary and short-term incentive compensation (i.e. bonus). In the case of Mr. Trujillo, the golden parachute also includes a sum of three times the value of stock option and dividend equivalent unit (DEU) awards. If change of control payments were made to Mr. Trujillo, he would be restricted from competing with U S WEST for a period of three years.

        I believe that the golden parachute awarded to Mr. Trujillo is particularly excessive in view of the fact that it includes a multiplier for stock option awards. When the multiplier for stock options is included, there is the potential for truly astronomical payouts.

        For example, U S WEST's 1998 proxy statement reflects that Mr. Trujillo received approximately $2.48 million which includes salary, bonus, and present value of stock awards in 1997, but not DEU awards. This roughly implies a golden parachute payment of $7.4 million for Mr. Trujillo, if the payment were made in 1998, and the potential for larger amounts in later years.

        Total payments to the top four executive officers (including Mr. Trujillo) that have golden parachutes could amount to roughly $11.7 million if paid in 1998. The actual payments could be more depending on the value of future bonuses, stock option and DEU awards.

        In my view, a conflict of interest is created when executives are awarded special compensation that is to be paid only in the event of a future merger or acquisition. Such awards provide management with a personal financial incentive to perform their duties in a way that might be detrimental to shareholder interests.

        Management's first priority should be to maximize shareholder value. However, actions that might temporarily restrain the growth of shareholder value may make the company look more attractive as the potential target of a merger or acquisition. Management may also be tempted to support a merger or acquisition proposal without seeking a better deal for shareholders. In the alternative, excessive golden parachutes may also discourage an attempt to acquire control of U S WEST by increasing its cost.

        Please vote FOR this proposal."

    THE BOARD OF DIRECTORS HAS CONSIDERED THIS PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" IT.

    The Board of Directors believes that it would not be in your best interests as shareholders or that of U S WEST to arbitrarily restrict compensation awards as the proponent recommends. Executive compensation is carefully reviewed by the Human Resources Committee, a committee composed of independent, non-employee directors. The Human Resources Committee attempts to compensate executives in a manner that will attract and retain the quality of leadership that will give U S WEST a competitive advantage and promote its continued success. Companies that are perceived as potential targets may have difficulty in attracting and retaining talented executives absent the ability to provide compensation in the event of a change of control. Often, top-level executives lose their positions following an acquisition; however, change of control agreements encourage both continuity and cooperation of management during periods of uncertainty.

    It should be noted that if change of control payments were made to Mr. Trujillo, he would be restricted from competing with U S WEST for a period of three years. By providing a minimal level of financial security in the event of potential job loss, change of control awards encourage management to objectively assess takeover bids and tender offers with less concern about the possible loss of personal income. The Board of Directors believes that the continued ability to offer change of control awards to attract and retain effective management is in the best interests of U S WEST and its shareholders.

SHAREHOLDER PROPOSAL 4
TWO NOMINEES FOR EACH DIRECTORSHIP (ITEM 4 ON THE PROXY CARD)

    Richard A. Dee, 115 East 89th Street, New York, New York 10128, beneficial owner of the equivalent of approximately 28 shares of U S WEST common stock, and John J. Gilbert, 29 East 64th Street, New York, New York 10021, beneficial owner of 94 shares of U S WEST common stock, have given notice that they intend to present at the annual meeting the following resolution:

                             "SHAREHOLDER PROPOSAL

        "STOCKHOLDERS OF PUBLICLY-OWNED CORPORATIONS DO NOT 'ELECT' DIRECTORS. Directors are 'selected' by incumbent directors and management--stockholders merely 'RATIFY' or approve those selections much as they ratify selections of auditors.

        "The term 'Election of Directors' has been misused in corporate proxy materials for many years to refer to the process by which directors are empowered. The term is not only inappropriate--it is misleading. WITH NO CHOICE OF CANDIDATES, THERE IS NO ELECTION.

        "Understandably, incumbent directors are anxious to protect their absolute power over corporate activities. The root of that absolute power is control of Corporate Governance--which is assured by control of board composition. Unfortunately, the 'ELECTIVE PROCESS RIGHTS' of stockholders are being ignored.

        "Approval of this Corporate Governance proposal will provide U S WEST stockholders with a choice of director candidates each year--and an opportunity to vote for those whose qualifications and stated intentions they favor. Approval will provide stockholders with 'duly' elected representatives.

        "Public officials who govern are duly elected--and held accountable. Continuing in office depends upon satisfying constituents, not just nominators. Corporate directors take office unopposed and answer only to fellow directors.

        "In our opinion, far too many directors divide their time between too many masters. The 'pool' from which directors are selected must be expanded from the current preponderance of chairmen and CEO's to include younger executives, including many more women, whose backgrounds qualify them well to represent the stockholders of particular companies.

        "As long as incumbents select and propose only the number of so-called "candidates" as directorships to be filled, and as long as it is impossible, realistically, for stockholders to utilize successfully what is supposed to be their right to nominate and elect directors, no practical means will exist for stockholders to bring about director turnover--until this or a similar proposal is adopted. Turnover reduces the possibility of inbreeding and provides sources for new viewpoints, approaches, and ideas.

        "IT IS HEREBY REQUESTED THAT THE BOARD OF DIRECTORS PROMPTLY ADOPT A RESOLUTION REQUIRING THE PUBLIC POLICY/NOMINATING COMMITTEE TO NOMINATE TWO CANDIDATES FOR EACH DIRECTORSHIP TO BE FILLED BY THE VOTING OF STOCKHOLDERS AT ANNUAL MEETINGS. IN ADDITION TO CUSTOMARY PERSONAL BACKGROUND INFORMATION, PROXY STATEMENTS SHALL INCLUDE A STATEMENT BY EACH CANDIDATE AS TO WHY HE OR SHE BELIEVES THEY SHOULD BE ELECTED.

        "Even though all nominees will continue to be selected by incumbents, approval of this proposal will enable stockholders to replace any or all directors if they become dissatisfied with them or with the results of corporate policies and/or performance. Not a happy prospect even for those able to nominate their possible successors.

        "Any burden that the company may claim will be imposed upon it by having to provide a choice of able director candidates is far outweighed by the benefits that will accrue to U S WEST stockholders from a democratically-elected board--a board composed of representatives willing to have their respective qualifications reviewed and weighed carefully by the stockholders whose interests they are to serve.

        "PLEASE VOTE FOR THIS PROPOSAL."

    THE BOARD OF DIRECTORS HAS CONSIDERED THIS PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" IT.

    U S WEST believes that the appropriate role of the Board of Directors is to provide the U S WEST shareholders with a slate of director candidates whom the Board of Directors believe, in their best judgment, to be the most qualified and who are ready, willing and able to manage the affairs of U S WEST. It is not the role of the Board of Directors to create a political environment, such as this proposal would foster, in which nominees compete with each other for the available directorships.

    The Board of Directors views the current nominating process to be the most practical means of ensuring that individuals with appropriate qualifications continue to serve on the U S WEST Board of Directors. The Public Policy/Nominating Committee serves a critical function for U S WEST and its shareholders by reviewing numerous candidates and selecting only those nominees possessing the highest quality and skills necessary and appropriate for service on the U S WEST Board of Directors. In this manner, the composition of the Board of Directors will remain diverse and balanced in its experience, expertise, and other respects.

    U S WEST's Board currently consists of a diverse group of extremely qualified individuals ranging from a former Senator to CEOs, business leaders, entrepreneurs and leaders in various fields. U S WEST believes that the election contests suggested in this proposal would deter many talented candidates from seeking nomination. In addition, the current process allows for alternative candidates to be proposed by shareholders on a timely basis and the appropriate information about such candidates to be included in the Company's proxy material.

    The present system of nominating a slate of directors is in keeping with the Board of Directors' fiduciary responsibility of advising shareholders on matters upon which they are asked to vote. The Board of Directors believes that the present nominating process has provided U S WEST with extremely qualified leadership and shareholder value over the years and should be preserved in the best interest of U S WEST.

                             EXECUTIVE COMPENSATION

    The table below shows the compensation for the last two years for Solomon D. Trujillo, who served as Chief Executive Officer in 1998, and the four next most highly compensated executive officers at the end of 1998. Compensation for 1997 and from January 1, 1998 until the Separation date relates to services rendered to Old U S WEST.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION
                                          --------------------------------------
                                                                    OTHER ANNUAL
                                                 SALARY    BONUS    COMPENSATION   RESTRICTED STOCK
      NAME AND PRINCIPAL POSITION         YEAR    ($)       ($)         ($)         AWARD(S) ($)(1)
----------------------------------------  ----  --------  --------  ------------   -----------------
SOLOMON D. TRUJILLO.....................  1998  $716,041  $650,000    $42,432
President and Chief Executive Officer     1997  $525,220  $645,000    $11,821

GREGORY M. WINN.........................  1998  $338,099  $217,000    $11,475           (2)
Executive Vice President-Operations &     1997  $264,127  $225,000    $ 9,033          $67,987(3)
  Technology

ALLAN R. SPIES..........................  1998  $309,621  $181,600    $ 8,086          $11,985(5)
Executive Vice President and Chief        1997  $230,317  $160,000    $   330
  Financial Officer

MARK ROELLIG............................  1998  $315,027  $164,700    $ 9,050
Executive Vice President-Public Policy,   1997  $273,519  $185,000    $   317
  Human Resources and Law, General
  Counsel and Secretary

JAMES A. SMITH..........................  1998  $290,000  $197,925    $ 2,067
Executive Vice President and President    1997  $269,165  $152,552    $ 4,281
  of U S WEST Dex, Inc.

                                                      LONG-TERM COMPENSATION
                                          -----------------------------------------------
                                           SECURITIES
                                           UNDERLYING
                                          OPTIONS/SARS                      ALL OTHER
                                          ------------   LTIP PAYOUTS    COMPENSATION(4)
      NAME AND PRINCIPAL POSITION             (#)            ($)               ($)
----------------------------------------  ------------   ------------   -----------------
SOLOMON D. TRUJILLO.....................   1,063,000       $414,090         $ 62,948
President and Chief Executive Officer        113,836       $267,319         $ 51,129
GREGORY M. WINN.........................     364,071       $ 50,397         $111,376
Executive Vice President-Operations &         25,933       $ 32,956         $301,296
  Technology
ALLAN R. SPIES..........................     156,931       $ 35,952         $ 35,568
Executive Vice President and Chief            33,100       $ 23,431         $ 28,489
  Financial Officer
MARK ROELLIG............................     162,500       $ 28,890         $ 95,952
Executive Vice President-Public Policy,        7,500       $ 19,002         $ 70,643
  Human Resources and Law, General
  Counsel and Secretary
JAMES A. SMITH..........................     149,406       $ 54,570         $ 28,692
Executive Vice President and President        17,161       $ 35,814         $ 22,468
  of U S WEST Dex, Inc.

------------------------------

NOTE: On June 5, 1998, the shareholders of Old U S WEST approved of the Separation. As part of the Separation: (i) restricted Old U S WEST Media Group targeted stock ("Media Stock"), held by individuals who became employees of U S WEST, was replaced immediately prior to the Separation with substitute restricted Old U S WEST Communications Group targeted stock ("Communications Stock"), each share of which, along with existing restricted Communications Stock, was then replaced with a share of restricted U S WEST common stock in the Separation; (ii) phantom stock units for Media Stock, held by individuals who became employees of U S WEST, were replaced immediately prior to the Separation with substitute phantom stock units of Communications Stock, each unit of which, along with each existing unit of Communications Stock, was then replaced with a phantom unit for U S WEST common stock in the Separation; (iii) option holders who continued employment with U S WEST did not forfeit their stock options for Media Stock as a result of their termination of employment with Old U S WEST; and (iv) stock options for Communications Stock were replaced with substitute options for U S WEST common stock. On October 31, 1995, the shareholders of Old U S WEST approved the creation of two classes of common stock, Communications Stock and Media Stock, intended to reflect separately the communications businesses and the multimedia businesses of Old U S WEST (the "1995 Recapitalization"). Options granted between November 1, 1995 and June 12, 1998 were options in either Communications Stock or Media Stock.

(1) At December 31, 1998, Messrs. Trujillo, Winn, Spies, Roellig and Smith, respectively, held 0, 9,600, 204, 35,912 and 0 shares of restricted U S WEST stock with an aggregate value, respectively, of $-0-, $620,400, $13,184, $2,320,813 and $-0-.

(2) Mr. Winn was granted 30,000 shares of restricted U S WEST common stock in tandem with a grant of 300,000 options on August 6, 1998. This tandem grant cliff vests in four years. Upon vesting, Mr. Winn shall only be entitled to receive one of the tandem grants with the other grant being forfeited.

(3) Mr. Winn received 1,550 shares of Communications Stock in February of 1997, subject to a six-month restriction as to sale or transferability. Mr. Winn received an additional 2,100 shares of Communications Stock in February of 1997, subject to a four-year restriction as to sale or transferability. At December 31, 1997, Mr. Winn held 10,600 shares of restricted Communications Stock and 1,000 shares of restricted Media Stock, all of which were entitled to dividends, if any, paid during the restriction period, and which had an aggregate value of $478,325 and $28,875, respectively.

(4) The amounts in this column are attributed to (i) the U S WEST matching contribution under the Deferred Compensation Plan, (ii) the U S WEST matching contribution under the Savings Plan/ESOP, (iii) the current dollar value of the remainder of the premium paid under a split-dollar insurance arrangement and (iv) the amount paid for the term insurance portion of the foregoing split-dollar arrangement. The separate components of these amounts are set forth below. In 1998, U S WEST and Old U S WEST also paid Mr. Winn $68,450 for certain additional relocation expenses including spousal travel. In 1997, Old U S WEST also paid Mr. Winn $274,977 to cover certain housing expenses he incurred in connection with a relocation. In 1998 and 1997, Mr. Roellig was paid $60,000 and $40,000 respectively in accordance with his 1996 retention agreement.

                                DEFERRED COMPENSATION   SAVINGS PLAN COMPANY   SPLIT-DOLLAR PREMIUM   TERM PORTION
                                    COMPANY MATCH              MATCH                  VALUE             PREMIUM
                                ---------------------   --------------------   --------------------   ------------
                                                           YEAR ENDED DECEMBER 31, 1998
                                ----------------------------------------------------------------------------------
Solomon D. Trujillo...........         $29,576                 $8,000                $24,770              $602
Gregory M. Winn...............         $22,768                 $7,480                $12,468              $210
Allan R. Spies................         $16,312                 $8,000                $11,024              $232
Mark Roellig..................         $17,325                 $7,142                $11,295              $190
James A. Smith................        --                       $7,999                $20,453              $240


                                                           YEAR ENDED DECEMBER 31, 1997
                                ----------------------------------------------------------------------------------
Solomon D. Trujillo...........         $19,250                 $8,000                $23,441              $438
Gregory M. Winn...............         $ 6,666                 $7,157                $12,319              $177
Allan R. Spies................         $10,388                 $7,269                $10,674              $158
Mark Roellig..................         $ 7,676                 $7,471                $15,352              $144
James A. Smith................        --                       $8,000                $14,269              $199

(5) Mr. Spies received 204 shares of restricted U S WEST common stock in December of 1998.

OPTION/SAR GRANTS IN LAST FISCAL YEAR AND YEAR END OPTION/SAR VALUES

    The table below shows the stock options granted to the Named Executive Officers during 1998 by U S WEST and Old U S WEST. We employed the Black-Scholes option pricing model to develop the theoretical values set forth under the "Grant Date Present Value" column. These stock options comprise a portion of the Named Executive Officers' total long-term compensation potential.

                                                              INDIVIDUAL GRANTS
                               --------------------------------------------------------------------------------
                                                      PERCENT OF
                                    NUMBER OF           TOTAL
                                   SECURITIES        OPTIONS/SARS     EXERCISE OR
                                   UNDERLYING         GRANTED TO         BASE                      GRANT DATE
                                  OPTIONS/SARS       EMPLOYEES IN        PRICE       EXPIRATION   PRESENT VALUE
            NAME                  GRANTED(#)(1)      FISCAL YEAR        ($/SH)          DATE           ($)
-----------------------------  -------------------  --------------  ---------------  -----------  -------------
Solomon D. Trujillo..........          313,000           3.5385%       $  49.625        2/19/08    $ 2,540,965(5)
                                       750,000(2)        8.4788%       $  51.625        8/06/08    $ 7,090,500(6)

Gregory M. Winn..............           63,000           0.7122%       $  49.625        2/19/08    $   511,440(5)
                                           322           0.0036%       $  50.312        1/04/02    $     2,740(7)
                                           749           0.0085%       $  50.312        12/2/04    $     6,612(7)
                                       300,000(3)        3.3915%       $  51.625        8/06/08    $ 2,599,320(6)

Allan R. Spies...............           56,300           0.6365%       $  49.625        2/19/08    $   457,049(5)
                                       100,000(4)        1.1305%       $  51.625        8/06/08    $   866,440(6)
                                           631           0.0071%       $  58.750        6/19/05    $     6,171(8)

Mark Roellig.................           62,500           0.7066%       $  49.625        2/19/08    $   507,381(5)
                                       100,000(4)        1.1305%       $  51.625        8/06/08    $   866,440(6)

James A. Smith...............           44,000           0.4974%       $  49.625        2/19/08    $   357,196(5)
                                         5,406           0.0611%       $  53.687       12/02/04    $    50,927(7)
                                       100,000(4)        1.1305%       $  51.625        8/06/08    $   866,440(6)

------------------------------

(1) Except as otherwise noted, these stock options become exercisable in one-third increments on the first, second and third anniversaries of the date of grant, and include a reload feature. The reload feature gives the optionee the right to receive a further option, at the then current market price, for a number of shares equal to the number of shares of stock surrendered by the optionee in payment of the exercise price of the original option.

(2) All of these stock options cliff vest five years from the date of grant.

(3) Mr. Winn was granted 30,000 shares of restricted U S WEST common stock in tandem with a grant of 300,000 options on August 6, 1998. This tandem grant cliff vests in four years. Upon vesting, Mr. Winn shall only be entitled to receive one of the tandem grants with the other grant being forfeited.

(4) All of these stock options cliff vest three years from the date of grant.

(5) This value reflects the standard application of the Black-Scholes option pricing model to options issued on U S WEST common stock, using the following assumptions: volatility of 22.87%, dividend yield of 4.49% and a risk-free rate of return of 5.40% to 5.49% based on the options being outstanding for an average term of 4.0 years.

(6) This value reflects the standard application of the Black-Scholes option pricing model to options issued on U S WEST common stock, using the following assumptions: volatility of 22.87%, dividend yield of 4.20% and a risk-free rate of return of 5.36% to 5.49% based on the options being outstanding for a term ranging from 36 months to 60 months.

(7) This value reflects the standard application of the Black-Scholes option pricing model to options issued on U S WEST common stock, using the following assumptions: volatility of 22.87%, dividend yield of 4.03% and a risk-free rate of return of 5.59% to 5.68% based on the options being outstanding for an average term of 4.0 years.

(8) This value reflects the standard application of the Black-Scholes option pricing model to options issued on U S WEST common stock, using the following assumptions: volatility of 22.87%, dividend yield of 3.83% and a risk-free rate of return of 4.61% to 4.7% based on the options being outstanding for an average term of 4.0 years.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES
                                                                                             VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED    IN-THE- MONEY OPTIONS/SARS
                                                    VALUE     OPTIONS/SARS AT FY-END (#)        AT FY- END ($)
                            SHARES ACQUIRED ON    REALIZED    --------------------------  ---------------------------
NAME                           EXERCISE (#)          ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------  -------------------  -----------  -----------  -------------  ------------  -------------
Solomon D. Trujillo.......           5,558        $ 171,269      267,556      1,145,668   $  9,192,901  $  17,157,044
Gregory M. Winn...........           1,700        $  48,381       23,907        410,357   $    753,709  $   6,353,342
Allan R. Spies............           1,019        $  34,776       28,179        181,833   $    981,175  $   2,929,561
Mark Roellig..............          --               --           23,267        169,800   $    878,961  $   2,475,700
James A. Smith............           8,000        $ 258,190       26,160        163,740   $    886,833  $   2,466,609

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The table below shows dividend equivalent units granted to the Named Executive Officers during 1998 under the Long-Term Incentive Plan for U S WEST and Old U S WEST. Each dividend equivalent unit represents the right to receive an amount equal to the cumulative dividends paid on our common stock during a performance period, multiplied by a percentage representing the extent to which our Company achieves certain performance goals based on financial results, revenue, productivity and efficiency, service and customer care, employee satisfaction, and stock performance.

                                                                          ESTIMATED FUTURE PAYOUTS UNDER NON- STOCK
                                                      PERFORMANCE PERIOD            PRICED-BASED PLAN(1)
                                                       UNTIL MATURATION   ----------------------------------------
NAME                                 NUMBER OF UNITS      OR PAYOUT        THRESHOLD    TARGET($)     MAXIMUM($)
-----------------------------------  ---------------  ------------------  -----------  ------------  -------------
Solomon D. Trujillo................       231,000           1998-2000              0   $  1,483,020   $ 2,224,530
Gregory M. Winn....................        47,000           1998-2000              0   $    301,740   $   452,610
Allan R. Spies.....................        41,500           1998-2000              0   $    266,430   $   399,645
Mark Roellig.......................        46,100           1998-2000              0   $    295,962   $   443,943
James A. Smith.....................        33,000           1998-2000              0   $    211,860   $   317,790

------------------------------

(1) Estimated future payouts assume a quarterly dividend rate of $0.535 per share over the performance period. Any changes to the quarterly dividend rate would vary the payouts.

U S WEST PENSION PLANS

    The tables below show the maximum estimated annual benefits payable to the Named Executive Officers when they retire under the U S WEST Pension Plans. These estimates are based on applicable pension plan formulas for specified final average annual compensation and specified years of service. The second table is based on the "defined lump sum" pension plan formula. Messrs. Trujillo, Winn, Spies, Roellig, and Smith are eligible to receive the greater of any pension amount that is calculated under either table.

                               PENSION PLAN TABLE
                                  FIRST TABLE

                                                              YEARS OF SERVICE
FINAL AVERAGE ANNUAL        ------------------------------------------------------------------------------------
COMPENSATION                    15          20          25          30          35          40           45
--------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ------------
$  500,000................  $  112,500  $  160,000  $  187,500  $  225,000  $  262,500  $  293,750  $    325,000
  600,000.................     135,000     180,000     225,000     270,000     315,000     352,500       390,000
  700,000.................     157,500     210,000     262,500     315,000     367,500     411,250       455,000
  800,000.................     180,000     240,000     300,000     360,000     420,000     470,000       520,000
  900,000.................     202,500     270,000     337,500     405,000     472,500     528,750       585,000
 1,000,000................     225,000     300,000     375,000     450,000     525,000     587,500       650,000
 1,100,000................     247,500     330,000     412,500     495,000     577,500     646,250       715,000
 1,200,000................     270,000     360,000     450,000     540,000     630,000     705,000       780,000
 1,300,000................     292,500     390,000     487,500     585,000     682,500     763,750       845,000
 1,400,000................     315,000     420,000     525,000     630,000     735,000     822,500       910,000
 1,500,000................     337,500     450,000     562,500     675,000     787,500     881,250       975,000
 1,600,000................     360,000     480,000     600,000     720,000     840,000     940,000     1,040,000
 1,700,000................     382,500     510,000     637,500     765,000     892,500     998,750     1,105,000

                                  SECOND TABLE

                                                              YEARS OF SERVICE
FINAL AVERAGE ANNUAL        ------------------------------------------------------------------------------------
COMPENSATION                    15          20          25          30          35          40           45
--------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ------------
$  500,000................  $  141,100  $  173,700  $  195,400  $  211,700  $  222,600  $  228,000  $    233,400
  600,000.................     169,800     209,000     235,100     254,700     267,700     274,300       280,800
  700,000.................     198,400     244,200     274,700     297,600     312,900     320,500       328,200
  800,000.................     227,100     279,500     314,400     340,600     358,100     366,800       375,500
  900,000.................     255,700     314,700     354,100     383,600     403,200     413,100       422,900
 1,000,000................     284,400     350,000     393,700     426,500     448,400     459,400       470,300
 1,100,000................     313,000     385,200     433,400     469,500     493,600     505,600       517,700
 1,200,000................     341,700     420,500     473,100     512,500     538,800     551,900       565,000
 1,300,000................     370,300     455,700     512,700     555,400     583,900     598,200       612,400
 1,400,000................     398,900     491,000     552,400     598,400     629,100     644,400       659,800
 1,500,000................     427,600     526,300     592,000     641,400     674,300     690,700       707,200
 1,600,000................     456,200     561,500     631,700     684,300     719,400     737,000       754,500
 1,700,000................     484,900     596,800     671,400     727,300     764,600     783,300       801,900

    The pension benefits, listed in the above tables, set forth the projected benefit assuming the executive retires at age 65. The calculation of "final average annual compensation" is the highest average compensation for 60 consecutive months of the 120 consecutive-month period preceding retirement and includes compensation that would appear under the "Salary" and "Bonus" columns of the Summary Compensation Table. At December 31, 1998, Messrs. Trujillo, Winn, Spies, Roellig, and Smith had 24, 28, 28, 15, and 20 years of service, respectively.

    Benefits set forth in the preceding tables are computed as a straight-life annuity and are subject to deduction for Social Security. For information relating to a recent increase in Mr. Trujillo's base salary, please refer to the section entitled "Report of Human Resources Committee on Executive Compensation--Base Salary."

EXECUTIVE CHANGE OF CONTROL AND TERMINATION ARRANGEMENTS

    We have entered into change of control agreements with certain of our executive officers, including each of our Named Executive Officers. By providing these executive officers with either compensation or termination benefits or both, if a change of control of the Company occurs, these agreements encourage these executive officers to continue to perform their duties after the announcement of a change of control. The following discussion is a summary of such agreements. The actual forms of the agreements have been filed as exhibits to our filings with the Commission.

    In certain circumstances, the officers are entitled to receive specified benefits upon termination of their employment or if their duties or compensation and benefits are reduced or substantially changed in another manner after a change of control. Since the Chief Executive Officer's duties necessarily are significantly impacted as a result of a change of control, he may voluntarily resign within 90 days after a change of control and receive his benefits.

WHAT IS A CHANGE OF CONTROL?

    Any of the following events is a change of control:

        (i) a change of control that would have to be reported under Item 6(e) of Schedule 14A of the Securities Exchange Act of 1934, even if the Company is not subject to that reporting requirement;

        (ii) a party or certain related parties directly or indirectly acquiring securities representing twenty percent or more of the total voting power of the Company's outstanding voting securities at that time;

        (iii) any period of two consecutive calendar years during which a majority of the Board of Directors ceases to be composed of individuals who either (a) were a Director at the beginning of the two-year period or (b) are a new Director whose election by the Board or nomination for election by the Company's shareholders was approved by at least two-thirds of the Directors who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved (and excluding for this purpose any individual whose initial assumption of office resulted from an actual or threatened proxy contest);

        (iv) shareholders of the Company approve a merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, unless immediately afterwards the holders of the Company's voting securities prior to this change of control hold securities representing more than seventy percent of the voting power of the outstanding voting securities of the Company or other surviving entity at that time and, also immediately afterwards, no party or certain related parties (other than trustees of employee benefit plans) hold twenty percent or more of the total voting power of the Company's outstanding voting securities at that time and members of the Board of Directors prior to such transaction constitute more than half of the Company's or other surviving entity's Board of Directors;

        (v) the shareholders of the Company approve a plan of complete liquidation or dissolution; or

        (vi) any other event that a majority of the Board of Directors deems to be a change of control.

    Under the change of control agreements, termination benefits are to be paid immediately following the officer's termination, under certain circumstances, after a change of control. These benefits include salary and payments under both short and long-term incentive plans in which the officers participate. These benefit payments will be calculated as if a change of control had also occurred under these plans.

    Termination benefits also consist of three times an amount equal to the sum of:

    - the officer's annual base salary before termination, plus

    - the officer's annual bonus amount under any short-term incentive program in which the officer participates (which will be calculated as if 100% of the target was achieved, unless the percentage actually achieved is greater than 100%, in which case the higher percentage shall apply), plus

    - for the Chief Executive Officer, the annual long-term incentive grant value under any long-term incentive program in which he participates (also calculated as if 100% of the target was achieved, unless the percentage actually achieved is greater than 100%, in which case the higher percentage shall apply).

In addition, all unvested stock options held by the officer on the termination date will vest immediately and be fully exercisable, and any restrictions on restricted stock will immediately lapse. The Company will adjust income in order to cover any excise taxes incurred in connection with the benefits paid upon termination. The change of control agreements also provide for continued health care benefits on terms substantially similar to those that would have been provided if the officer were eligible for retiree health care benefits immediately before the change of control. If pension benefits are not already vested, they will vest immediately before the change of control and an additional three years will be added to both the officer's age and years of service for the purpose of calculating the officer's benefits.

AUTOMATIC RENEWAL; CANCELLATION

    The change of control agreements automatically renew every three years. However, the Board of Directors may cancel them before renewal by giving the officers notice at least 90 days before the approaching three-year renewal date.

CHIEF EXECUTIVE OFFICER'S COVENANT NOT TO COMPETE

    In exchange for receiving these benefits on a change of control, the Chief Executive Officer has agreed he will not, for a three-year period after his termination:

        (i) directly or indirectly engage in the United States, in any business that competes with the Company's business as of his termination date or at any time during such three-year period (certain investments of not more than two percent are nonetheless permissible);

        (ii) solicit, entice or endeavor to solicit or entice away from the Company or its subsidiaries any person who was an officer, employee or sales representative either for his own account or for another individual, firm or corporation, even if as a result of leaving the Company or its subsidiaries, such officer, employee or sales representative would not breach his or her employment contract with the Company;

        (iii) directly or indirectly employ any person who was an officer, employee or sales representative of the Company or its subsidiaries or who, by reason of such position at any time, possesses or may likely possess any confidential information or trade secrets relating to the Company's or its subsidiaries' businesses or products; and

        (iv) solicit, entice or endeavor to solicit or entice away from the Company or its subsidiaries any of the Company's customers or prospective customers, either for his own account or for another individual, firm or corporation.

    Many of these restrictions also apply to other officers of U S WEST.

EXECUTIVE SEVERANCE AGREEMENTS

    We have also entered into executive severance agreements with certain of our officers, including the Named Executive Officers with the exception of the Chief Executive Officer. These agreements set forth benefits that are payable in certain circumstances, including a change of control of the Company, an officer's termination that is not for cause, an officer's termination in connection with a downsizing, or an officer's resignation after electing not to accept a reassignment to a non-comparable position.

    In general, if an officer's employment is terminated as a result of certain circumstances set forth in the agreements, he or she will be entitled to the following severance benefits:

        (i) a sum equal to between 1.5 and 2 times, depending upon the officer, of his or her base salary;

        (ii) amounts due under the Executive Short-Term Incentive Plan and any long-term incentive plan, based on the officer's date of termination and calculated as if each plan's applicable targeted performance levels had been fully achieved; and

        (iii) financial counseling services through the year after the year in which the officer was terminated, or the cash value of such financial counseling services.

    Restrictions placed on certain grants of common stock issued to the officer would be terminated and the vesting of a proportionate amount of the officer's stock options would be accelerated. In addition, terminated officers are entitled to certain medical, dental and vision benefits. The agreements also contain certain confidentiality and arbitration provisions. Before receiving severance benefits, an executive officer must deliver to the Company a waiver and a release of claims. If a change of control occurs, the executive severance agreements will be superseded by any applicable change of control agreement.

    In order to encourage Mr. Roellig's continued employment, he received prior to the Separation 15,800 shares of restricted Communications Stock and 25,400 shares of restricted Media Stock, all pursuant to a 1996 retention agreement which was assumed by U S WEST. As described earlier, these shares were replaced by restricted U S WEST common stock. Subject to his continuous employment, these shares will vest on March 15, 2001. This agreement also entitles Mr. Roellig to annual cash payments, which are conditioned on his continuous employment until such payments are due. There are two remaining annual cash payments due under the agreement payable at the end of 1999 and 2000 totaling $180,000.

    In order to encourage Mr. Winn's continued employment, he received 30,000 shares of restricted U S WEST common stock in tandem with a grant of 300,000 options in August of 1998 which cliff vest in four years, all pursuant to a 1998 retention agreement. Upon vesting, Mr. Winn will only be entitled to receive one of the tandem grants with the other grant being forfeited. This agreement also entitles Mr. Winn to annual cash payments, which are conditioned on his continuous employment until such payments are due. There are three annual cash payments due under the agreement payable in 1999, 2000 and 2001 totaling $200,000.

         REPORT OF HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

HUMAN RESOURCES COMMITTEE

    The Human Resources Committee of the Board of Directors is made up of independent outside Directors who meet regularly to oversee executive compensation and benefits plans. The Human Resources Committee makes every effort to ensure that executive compensation and benefit plans are both appropriately competitive with the marketplace and aligned with your interests as a shareholder. The Human Resources Committee submits reports to the full Board of Directors concerning its activities and decisions. None of the Human Resources Committee's Directors has interlocking or other relationships with other boards or the Company that would call into question his or her independence as a Human Resources Committee member.

COMPENSATION PHILOSOPHY; OVERALL PRINCIPLES

    The Company takes an integrated and managed approach to developing its executive compensation strategy and programs. This approach balances the overall needs of the Company, including its unique business strategies and human resources initiatives. The Human Resources Committee has approved a compensation plan designed to attract, motivate and retain the high-caliber executives needed to achieve the Company's business strategies. The plan rewards those executives for building and enhancing long-term value for Company shareholders.

    Each element of the compensation plan supports the Company's mission, values and culture. The following compensation principles link the individual elements into an integrated compensation strategy:

        (i) creating and maintaining a compensation structure that aligns the interests and concerns of executives with those of shareholders;

        (ii) providing competitive compensation that is comparable to compensation provided by the industry and our peer companies;

        (iii) developing and maintaining customized business unit plans that reflect the unique characteristics of the Company's diversified operations;

        (iv) providing individual compensation that is highly correlated with personal performance and the creation of shareholder value; and

        (v) implementing executive development and succession planning programs to provide for long-term organizational strength and flexibility.

    Overall, the Human Resources Committee believes that the Company's competitive market for executive talent is more comprehensive than those established by industry peer groups to compare shareholder returns, as are set forth on the accompanying Performance Graphs. Accordingly, the population of companies surveyed for compensation data extends beyond the companies included in peer group indices set forth in the Performance Graphs.

    For each component of compensation, the Human Resources Committee targets total compensation to industry median benchmarks of surveyed companies. As a result, superior performance will lead to above-market total compensation delivered through variable-pay components, and less-than-satisfactory performance will result in below-market total compensation.

KEY ELEMENTS

    The key elements of the Company's executive compensation program are base salary, annual incentives, and long-term incentive compensation. In developing an executive's total compensation package, the Human Resources Committee considers each of these key elements, as well as retirement benefits, insurance, and limited perquisites.

BASE SALARY

    The Company has implemented a combined market and performance-based salary structure for its executive employees. Determination of appropriate compensation is based on the following factors:

    - the executive's level of responsibility,

    - the scope and impact of decision-making, and

    - internal and external comparability.

    For purposes of comparability and competitive market pricing, the Company uses annual executive compensation salary surveys that are prepared by nationally recognized independent compensation consulting firms. These surveys encompass the telecommunications industry as well as companies of similar size in other industries. On average, the Company seeks to target executive base salary levels at the median range of the surveyed companies.

    Executive salary reviews generally are conducted on a 12-month cycle. Base salary adjustments may occur at the time of these reviews and depend upon individual performance results, changes in job responsibilities, competitive forces, and/or the overall financial condition of the Company.

    Mr. Trujillo's salary was adjusted in August 1998. At that time, his base salary was increased to $900,000, an increase of approximately 29%, which reflects Mr. Trujillo's new position as Chief Executive Officer of the Company. Mr. Trujillo's current base salary places him within the median range of surveyed companies.

SHORT-TERM INCENTIVE COMPENSATION

    The Executive Short-Term Incentive Plan, which was approved by shareholders in May 1994 and ratified as part of the Separation by the Company, provides each Named Executive Officer with the potential to earn annual cash awards based on the achievement of pre-established performance goals. Participants include the Chief Executive Officer and any individual employed by the Company at the end of any calendar year who appears in the Summary Compensation Table of this proxy statement to shareholders. The cash bonus pool from which the Company pays the bonuses for the Chief Executive Officer and the other Named Executive Officers is limited to 0.25% of "Cash Provided by Operating Activities" for the annual performance period. The Human Resources Committee may pay any portion of this pool based on various factors, including the Company's performance relative to pre-set financial, strategic and customer goals, as well as individual performance goals. Any amount of the cash bonus pool not paid in this manner may be added, at the Human Resources Committee's sole discretion, to the cash bonus pool that is available for any subsequent year or combination of years. The Human Resources Committee has elected not to add unpaid portions of the 1998 cash bonus pool to the bonus pool for 1999 and subsequent years.

    The pre-set performance goals for 1998 were based on various factors including the Company's net cash flow, operating income, revenue, service and independent customers' analysis of the reputation of the Company (CVA or Customer Value Analysis).

    In determining the amount to be paid to Mr. Trujillo in connection with 1998 performance goals, the Human Resources Committee considered the above-mentioned pre-set performance goals for the Company and his individual performance. Mr. Trujillo received Executive Short-Term Incentive Plan compensation of $650,000, or approximately 91% of his 1998 base salary.

LONG-TERM INCENTIVE COMPENSATION

    For 1998, the Company's long-term incentive compensation included performance-based dividend equivalent units issued under the Long-Term Incentive Plan and stock options issued under either the U S WEST 1994 Stock Plan or the U S WEST 1998 Stock Plan. Shareholders have previously approved all three plans.

    During the past year, the combination of stock options and performance-based long-term incentive opportunities provided a strategic mix of equity-based incentives that:

    - continues to focus performance on the attainment of long-term strategic objectives;

    - provides an incentive to the executives to increase total shareholder return; and

    - provides continuity throughout the officer team by rewarding long-term commitment to the Company.

THE LONG-TERM INCENTIVE PLAN

    In general, the Human Resources Committee has assigned dividend equivalent units to participants in the Long-Term Incentive Plan at the beginning of each performance period. A "dividend equivalent unit" equals the regular cash dividends, if any, that are paid on our common stock that is paid during a performance period under the Long-Term Incentive Plan. The Long-Term Incentive Plan includes a three-year performance period that ended on December 31, 1998. At the conclusion of each performance period, participants may receive a percentage of the product of their respective dividend equivalent units times the total value of dividends paid during the performance period on one share of our common stock. The percentage, which for the 1996-1998 performance period could not exceed 100%, is determined pursuant to a performance formula established by the Human Resources Committee. This formula is based on one or more of the Company's financial results, productivity and efficiency measures, customer service, stock performance and employee and management satisfaction measures. Under this formula, Mr. Trujillo received 6,508 shares of our common stock worth $414,090.

STOCK OPTIONS

    In general, the Human Resources Committee has elected to grant stock options annually. The Company's stock option grants are designed to deliver, together with other long-term incentives, the opportunity for the executive to earn a market-based percentage of salary dependent on future stock performance. In determining the current year's stock option grants, the Human Resources Committee may take into consideration prior years' grants and circumstances.

    Stock options granted during 1998 have an exercise price equal to the market price of our common stock on the date of grant, vest in one-third increments beginning one year from the grant date and carry a ten-year term.

    Mr. Trujillo received a stock option grant of 313,000 shares of common stock in February of 1998. The Human Resources Committee believes that the grant to Mr. Trujillo in 1998 is consistent with its total compensation philosophy to link a substantial portion of the Chief Executive Officer's compensation directly with the long-term value created for shareholders. In addition, Mr. Trujillo's option grant is consistent with the average grants made to peer company chief executive officers as determined by market survey data. In connection with the Separation, Mr. Trujillo also received a grant of 750,000 stock options in August of 1998 as a special long-term performance grant that will vest in 5 years.

DEDUCTIBILITY OF COMPENSATION; TAX CODE CONCERNS

    The Human Resources Committee has carefully considered Section 162 (m) of the Internal Revenue Code of 1986 and believes the Company's pay-for-performance practices ensure that executive compensation is strongly tied to performance. The Human Resources Committee believes it is in the best interests of the Company and its shareholders to comply with the tax law while still preserving the flexibility to reward executives consistent with the Company's pay philosophy for each compensation element. The Human Resources Committee is obligated to the Board of Directors and shareholders to recognize and reward performance that increases the value of the Company. Accordingly, the Human Resources Committee will exercise its discretion in those instances where tax law considerations would compromise the interests of the shareholders.

STOCK OWNERSHIP GUIDELINES

    To encourage further growth in shareholder value, the Board of Directors has approved stock ownership targets for the Company's executive officers. The Board of Directors established these targets because it believes that a significant level of stock ownership provides a powerful incentive to executive officers to manage the Company as owners. On an annual basis, the Human Resources Committee reviews executive officers' stock ownership and, at its discretion, may consider such ownership in the granting of restricted shares and stock options.

    The target ownership level for the Chief Executive Officer equals 5 times his base salary. At the end of 1998, Mr. Trujillo held common stock valued at approximately 32 times his 1998 salary.

CONCLUSION

    It is the Human Resources Committee's opinion that the Company's integrated executive compensation strategy aligns the Company's executive compensation practices with corporate performance and your best interests as a shareholder. The strategy does so by ensuring both the continuity and ongoing development of a strong leadership team that is fully in line with our shareholders. We trust this letter and the accompanying tables and graphs will help you understand further the Company's compensation philosophy, programs and actions.

    U S WEST, Inc. Human Resources Committee of the Board of Directors:

                Frank Popoff (Chairman)
                Linda G. Alvarado
                Craig R. Barrett
                Jerry J. Colangelo
                Marilyn C. Nelson

                     STOCKHOLDER RETURN PERFORMANCE GRAPHS

    The graph and chart below compares the yearly change in cumulative total stockholder return on our common stock since the Separation and Old U S WEST Communications Group ("Communications Group") targeted stock from October 31, 1995 to the Separation, including the reinvestment of dividends, with the return on the Standard & Poor's 500 Stock Index, the S&P Telecommunications Index, and a customized peer group (the "Communications Peer Group") that includes companies that offer communications services, including local telephone services, to business and residential customers in domestic geographic markets. The performance graph shows the return of $100 invested in Communications Group targeted stock on October 31, 1995, and reflects a return for (i) Communications Group targeted stock from October 31, 1995 to the Separation, which occurred on June 12, 1998, and (ii) U S WEST common stock for periods after the Separation to December 31, 1998. In accordance with the Separation, holders of Communications Group targeted stock received one share of U S WEST common stock for each share of Communications Group targeted stock.

               COMPARISON OF 38-MONTH CUMULATIVE TOTAL RETURN(A)
                      AMONG U S WEST/COMMUNICATIONS GROUP,
             S&P 500 STOCK INDEX, S&P TELECOMMUNICATIONS INDEX(B),
                        AND COMMUNICATIONS PEER GROUP(C)

                                 [LOGO]

                                                               OCT-1995     DEC-1995     DEC-1996     DEC-1997     DEC-1998
                                                              -----------  -----------  -----------  -----------  -----------
U S WEST/Communications Group...............................   $     100    $     124    $     120    $     177    $     265
S&P 500.....................................................   $     100    $     107    $     131    $     174    $     224
S&P Telecommunications Index--Weighted......................   $     100    $     110    $     111    $     155    $     227
Communications Peer Group--Weighted.........................   $     100    $     109    $     111    $     154    $     224

------------------------------

Notes.

(a) Total return assumes the reinvestment of dividends. As of the Separation, our common stock also reflects the addition of U S WEST Dex.

(b) Consists of returns weighted by market capitalization of Alltel, Ameritech, Bell Atlantic, Bell South, Frontier, GTE and SBC.

(c) Consists of returns weighted by market capitalization of Alltel, Ameritech, Bell Atlantic, Bell South, Cincinnati Bell, Frontier, GTE, Nynex, Pacific Telesis, SBC and Southern New England Telecommunications. Pacific Telesis was acquired by SBC Communications on April 1, 1997 and NYNEX was acquired by Bell Atlantic on August 14, 1997. The total shareholder returns of Pacific Telesis Group and NYNEX parallel those of SBC Communications and Bell Atlantic respectively, after such dates.

    Assumes $100 invested on October 31, 1995 in Communications Group targeted stock, the Standard & Poor's 500 Stock Index, the S&P Telecommunications Index, and the Communications Peer Group.

    The graph and chart below compares the monthly change in cumulative total stockholder return on our common stock since the Separation, including the reinvestment of dividends, with the return on the Standard & Poor's 500 Stock Index, the S&P Telecommunications Index, and the Communications Peer Group. The performance graph shows the return of $100 invested in our common stock for monthly periods after the Separation to December 31, 1998.

                COMPARISON OF 6-MONTH CUMULATIVE TOTAL RETURN(A)
     AMONG U S WEST, S&P 500 STOCK INDEX, S&P TELECOMMUNICATIONS INDEX(B),
                        AND COMMUNICATIONS PEER GROUP(C)

                                   [LOGO]

                                               JUN-98   JUL-98   AUG-98   SEP-98   OCT-98   NOV-98   DEC-98
                                               ------   ------   ------   ------   ------   ------   ------
U S WEST.....................................   $100     $115     $112     $113     $125     $136     $141
S&P 500......................................   $100     $ 99     $ 85     $ 90     $ 97     $103     $109
S&P Telecommunications Index--Weighted.......   $100     $103     $ 99     $108     $116     $123     $133
Communications Peer Group--Weighted..........   $100     $102     $ 98     $107     $116     $122     $133

------------------------------

Notes.

(a) Total return assumes the reinvestment of dividends.

(b) Consists of returns weighted by market capitalization of Alltel, Ameritech, Bell Atlantic, Bell South, Frontier, GTE and SBC.

(c) Consists of returns weighted by market capitalization of Alltel, Ameritech, Bell Atlantic, Bell South, Cincinnati Bell, Frontier, GTE, Nynex, Pacific Telesis, SBC and Southern New England Telecommunications. Pacific Telesis was acquired by SBC Communications on April 1, 1997 and NYNEX was acquired by Bell Atlantic on August 14, 1997. The total shareholder returns of Pacific Telesis Group and NYNEX parallel those of SBC Communications and Bell Atlantic respectively, after such dates.

    Assumes $100 invested on June 30, 1998 in our common stock, the Standard & Poor's 500 Stock Index, the S&P Telecommunications Index, and the Communications Peer Group.

                               OTHER INFORMATION

EXPENSES OF SOLICITATION

    We will bear the costs of soliciting proxies from our shareholders. We have retained Beacon Hill Partners, Inc., at an estimated fee of $17,500 plus associated costs and expenses, to assist us in the solicitation of proxies from brokerage firms and other custodians, nominees and fiduciaries. In addition to soliciting proxies by mail, our directors, officers and employees, may solicit proxies by telephone, by telegram or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of common stock held of record by such persons. The Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them.

    A complete list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the annual meeting, at the offices of Beacon Hill Partners, Inc., 90 Broad Street, 20th Floor, New York, New York 10004. Such list will also be available for examination at the annual meeting.

SHAREHOLDER PROPOSALS

    Proposals intended for inclusion in next year's Proxy Statement should be sent to our Secretary at 1801 California Street, Suite 5100, Denver Colorado, 80202 and must be received by November 25, 1999.

    Our Bylaws have an advance notice procedure for shareholders to bring business before an annual meeting of shareholders. The advance notice procedure requires that a shareholder interested in presenting a proposal for action at an annual meeting of shareholders must deliver a written notice of the proposal, together with certain specified information relating to such shareholder's stock ownership and identity, to our Secretary at least 90 days before the date of the annual meeting. We preliminarily plan to hold our annual meeting for 2000 on or about April 20, 2000. A copy of our Bylaws was filed as an exhibit to our Form 8-K/A dated June 26, 1998 and is available on the Commission's web site at http:// www.sec.gov. The persons designated as proxies by the Company in connection with the 2000 annual meeting will have discretionary voting authority with respect to any shareholder proposal of which the Company did not receive timely notice.

FINANCIAL STATEMENTS AVAILABLE

    CONSOLIDATED FINANCIAL STATEMENTS FOR U S WEST AND ITS SUBSIDIARIES ARE INCLUDED IN THE APPENDICES TO THIS PROXY STATEMENT FOR 1998. ADDITIONAL COPIES OF THESE STATEMENTS AND THE ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 1998 (EXCLUDING EXHIBITS, UNLESS SUCH EXHIBITS HAVE BEEN SPECIFICALLY INCORPORATED BY REFERENCE THEREIN), MAY BE OBTAINED WITHOUT CHARGE FROM OUR SECRETARY, 1801 CALIFORNIA STREET SUITE 5100, DENVER COLORADO, 80202. THE ANNUAL REPORT ON FORM 10-K/A IS ALSO ON FILE WITH THE COMMISSION, WASHINGTON, D.C. 20549 AND WITH THE NEW YORK STOCK EXCHANGE.

Dated: March 24, 1999

                                 U S WEST, INC.

                            SELECTED FINANCIAL DATA

                                                                        YEAR ENDED DECEMBER 31,
                                                       ----------------------------------------------------------
                                                          1998        1997        1996        1995        1994
                                                       ----------  ----------  ----------  ----------  ----------
                                                             DOLLARS IN MILLIONS (EXCEPT PER SHARE AMOUNTS)
Operating revenues...................................  $   12,378  $   11,479  $   11,168  $   10,508  $   10,132
Operating expenses...................................       9,329       8,703       8,356       7,931       7,616
Operating income.....................................       3,049       2,776       2,812       2,577       2,516
Income before extraordinary item and cumulative
  effect of change in accounting principle(1)........       1,508       1,527       1,501       1,431       1,403
Net income(2)........................................       1,508       1,524       1,535       1,423       1,403

Pro forma income(3)..................................       1,436       1,365       1,339      *           *
Historical earnings per share:(1,2,4)
    Basic............................................        3.05        3.16        3.21        3.02        3.09
    Diluted..........................................        3.02        3.12        3.17        2.98        3.03
Average common shares outstanding (thousands):
    Basic............................................     494,395     482,751     477,549     470,716     453,316
    Diluted..........................................     498,798     491,232     488,591     481,933     463,801
Pro forma earnings per share:(3)
    Basic............................................  $     2.86      *           *           *           *
    Diluted..........................................        2.84      *           *           *           *
Pro forma average common shares outstanding
  (thousands):
    Basic............................................     501,827      *           *           *           *
    Diluted..........................................     506,230      *           *           *           *
Dividends per common share...........................  $     2.14  $     2.14  $     2.14  $     2.14  $     2.14
Total assets.........................................      18,407      17,667      17,279      16,960      16,317
Total debt(5)........................................       9,919       5,715       6,545       6,782       6,147
Debt to total capital ratio..........................        92.9%       56.7%       61.6%       65.0%       64.7%
Capital expenditures.................................  $    2,905  $    2,672  $    2,831  $    2,770  $    2,513
Telephone network access lines in service
  (thousands)........................................      16,601      16,033      15,424      14,795      14,299
Billed access minutes of use (millions):
  Interstate.........................................      58,927      55,362      52,039      47,801      43,768
  Intrastate.........................................      12,366      11,729      10,451       9,504       8,507
Total employees......................................      54,483      51,110      51,477      54,552      55,246
Telephone company employees..........................      46,310      43,749      45,427      47,934      47,493
Telephone company employees per 10,000 access
  lines..............................................        27.9        27.3        29.5        32.4        33.2

------------------------------

(1) 1998 income includes separation expenses of $68 ($0.13 per diluted share) associated with the separation of Old U S WEST into two independent companies and an asset impairment charge of $21 ($0.04 per diluted share). 1997 income includes a $152 regulatory charge ($0.31 per diluted share) related primarily to the 1997 Washington State Supreme Court ruling that upheld a Washington rate order, a gain of $32 ($0.07 per diluted share) on the sale of an interest in Bell Communications Research, Inc. and a gain of $48 ($0.10 per diluted share) on the sales of local telephone exchanges. 1996 income includes a gain of $36 ($0.07 per diluted share) on the sales of local telephone exchanges and the current effect of $15 ($0.03 per diluted share) from adopting Statement of Financial Accounting Standards ("FAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." 1995 income includes a gain of $85 ($0.18 per diluted share) on the sales of local

                                 U S WEST, INC.

    telephone exchanges and costs of $8 ($0.02 per diluted share) associated with the 1995 Recapitalization discussed in footnote 4 below. 1994 income includes a gain of $51 ($0.11 per diluted share) on the sales of local telephone exchanges.

(2) 1997 net income was reduced by an extraordinary charge of $3 ($0.01 per diluted share) for the early extinguishment of debt. 1996 net income includes a gain of $34 ($0.07 per diluted share) for the cumulative effect of the adoption of FAS No. 121. 1995 net income was reduced by an extraordinary item of $8 ($0.02 per diluted share) for the early extinguishment of debt.

(3) Pro forma income reflects the incremental interest expense associated with the refinancing of $3,900 of Old U S WEST debt (the "Dex Indebtedness"), formerly allocated to the U S WEST Media Group (the "Media Group"), from the beginning of the period presented up to June 12, 1998 (the "Separation Date"). The pro forma earnings per diluted share amount also reflect the issuance of approximately 16,341,000 shares of common stock (net of the redemption of approximately 305,000 fractional shares) issued in connection with the contribution of the domestic directory businesses of Media Group, known as U S WEST Dex, Inc. (the "Dex Alignment"), as if the shares had been issued at the beginning of the period indicated.

(4) The historical average shares outstanding assume a one-for-one conversion of historical U S WEST Communications Group common shares outstanding into shares of U S WEST as of the Separation Date. The 1998 historical average common shares outstanding include the issuance of approximately 16,341,000 shares of common stock (net of redemption of approximately 305,000 fractional shares) issued in connection with the Dex Alignment. Effective November 1, 1995, each share of common stock of Old U S WEST was converted into one share each of U S WEST Communications Group Common Stock and U S WEST Media Group Common Stock (the "1995 Recapitalization"). Earnings per common share and dividends per common share for 1995 and 1994 have been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1994.

(5) 1998 debt includes $3,900 of Dex Indebtedness.

 *  Information has not been presented.

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Some of the information presented constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Although U S WEST, Inc. believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its businesses and operations, there can be no assurance that actual results will not differ materially from our expectations. Factors that could cause actual results to differ from expectations include:

    - greater than anticipated competition from new entrants into the local exchange, intraLATA (local access transport area) toll, wireless, data and directories markets, causing loss of customers and increased price competition;

    - changes in demand for our products and services, including optional custom calling features;

    - higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection and Year 2000 remediation);

    - the loss of significant customers;

    - pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market;

    - a change in economic conditions in the various markets served by our operations;

    - higher than anticipated start-up costs associated with new business opportunities;

    - delays in our ability to begin offering interLATA long-distance services;

    - consumer acceptance of broadband services, including telephony, data, video and wireless services; and

    - delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations.

    These cautionary statements should not be construed by you as an exhaustive list or as any admission by us regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by our forward-looking statements or other statements. In addition, you are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear.

    We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

GENERAL

    On October 25, 1997, the Board of Directors of our former parent company, herein referred to as "Old U S WEST," adopted a proposal to separate Old U S WEST into two independent companies (the "Separation"). Old U S WEST had conducted its businesses through two groups: (i) the U S WEST

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

Communications Group (the "Communications Group"), which included the communications businesses of Old U S WEST, and (ii) the Media Group, which included the multimedia and directories businesses of Old U S WEST. On June 4, 1998, stockholders of Old U S WEST voted in favor of the Separation, which became effective June 12, 1998. As part of the Separation, Old U S WEST contributed to us the businesses of the Communications Group and the domestic directories business of the Media Group known as U S WEST Dex, Inc. ("Dex"). Old U S WEST has continued as an independent public company comprised of the businesses of Media Group other than Dex and has been renamed MediaOne Group, Inc. ("MediaOne").

    The Separation was implemented according to the terms of a separation agreement between U S WEST and MediaOne. In connection with the Dex Alignment,
(i) Old U S WEST distributed, as the Dex dividend to holders of Media Group common stock, approximately 16,341,000 shares of our common stock (net of the redemption of approximately 305,000 fractional shares) with an aggregate value of $850 (the "Dex Dividend") and (ii) we refinanced $3,900 of Old U S WEST debt, formerly allocated to Media Group.

    The consolidated financial statements include the consolidated historical results of operations, financial position and cash flows of the businesses that comprise the Communications Group and Dex, as if such businesses operated as a separate entity for all periods and as of all dates presented. However, certain financial effects of the Separation and the Dex Alignment, including interest expense associated with the refinancing of the Dex Indebtedness and the dilutive effect of the Dex Dividend, are not reflected in the historical consolidated statements of income prior to the Separation Date.

RESULTS OF OPERATIONS

1998 COMPARED WITH 1997

    Several non-recurring and non-operating items impacted net income in 1998 and 1997. Results of operations for the two years, normalized to exclude the effects of such items, are as follows:

                                                                                                          INCREASE
                                                                                1998       1997          (DECREASE)
                                                                              ---------  ---------  --------------------
Net income..................................................................  $   1,508  $   1,524  $     (16)      (1.0)%
Pro forma adjustment(1).....................................................        (72)      (162)        90       55.6
                                                                              ---------  ---------  ---------  ---------
Pro forma net income........................................................      1,436      1,362         74        5.4
Non-recurring and non-operating items.......................................         89        (77)       166      215.6
                                                                              ---------  ---------  ---------  ---------
Normalized pro forma income.................................................  $   1,525  $   1,285  $     240       18.7%
                                                                              ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------

Pro forma diluted earnings per share(2).....................................  $    2.84  $    2.70  $    0.14        5.2%
Non-recurring and non-operating items.......................................       0.17      (0.16)      0.33      206.3
                                                                              ---------  ---------  ---------  ---------
Normalized pro forma diluted earnings per share.............................  $    3.01  $    2.55* $    0.46*      18.0%
                                                                              ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------

------------------------------

 *  Amount does not foot due to the rounding of individual components.

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

(1) Reflects incremental (after-tax) interest expense associated with the Dex Indebtedness from the beginning through the end of each period presented up to the Separation Date.

(2) Reflects the issuance of approximately 16,341,000 shares of common stock (net of the redemption of approximately 305,000 fractional shares) issued in connection with the Dex Alignment as if the shares had been issued as of the beginning of each period indicated.

    Non-recurring and non-operating items in 1998 include:

    - an after-tax charge of $68 or $0.13 per diluted share for Separation costs and

    - an after-tax charge of $21 or $0.04 per diluted share related to the impairment of certain long-lived assets associated with our video operations.

    Non-recurring and non-operating items in 1997 include:

    - an after-tax charge of $3 or $0.01 per diluted share relating to the early extinguishment of debt and

    - an after-tax gain of $80 or $0.17 per diluted share relating to the sales of local telephone exchanges and our investment in Bell Communications Research, Inc. ("Bellcore").

    Normalized pro forma income increased $240 or 18.7% in 1998 and normalized pro forma diluted earnings per share increased $0.46 or 18.0%. The increases were primarily due to revenue growth associated with increased demand for services and lower regulatory rate adjustments which unfavorably impacted revenue. The 1997 regulatory rate adjustments include a $152 ($250 pretax) charge primarily attributable to a state of Washington adjustment (the "Washington Rate Order"). Partially offsetting the revenue increases were higher operating costs driven by growth initiatives and interconnection activities.

    The following sections provide a more detailed discussion of the changes in revenues and expenses.

OPERATING REVENUES

                                                                   1998       1997            INCREASE
                                                                 ---------  ---------  ----------------------
Local service revenues.........................................  $   5,525  $   5,016  $     509        10.1%
                                                                 ---------  ---------  ---------         ---
                                                                 ---------  ---------  ---------         ---

    LOCAL SERVICE REVENUES. Local service revenues include basic monthly service fees, fees for calling services, such as call waiting and caller identification, public phone revenues and installation and connection charges. Most local service rates are regulated by state public service commissions.

    Local service revenues increased in 1998 due largely to access line growth and increased sales of calling services. Second line additions by residential and small business customers contributed to access line growth due to continuing demand for Internet access and data transport capabilities. In 1998, we provided a total of 568,000 additional access lines, an increase of 3.5% over 1997. Of this increase, second line installations accounted for 241,000 lines, an increase of 18.0% compared with 1997. In addition, regulatory rate increases in various jurisdictions accounted for $53 or 10.4% of the increase in local service revenues in 1998. Unfavorable regulatory rate adjustments and other provisions for estimated state regulatory liabilities decreased $122 in 1998 compared to 1997, due in part, to the Washington Rate Order.

    While the number of access lines, calling services and associated revenue increased in 1998, the growth rate has declined from 1997. The decline in the growth rate was partially attributable to our customer retention strategy of offering customers bundles of services at lower prices in return for entering into longer-term contracts. Some business customers have also opted to migrate from multiple single lines

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

to high capacity lines, which decreases local service revenues but increases access service revenues. Lastly, the work stoppage in the third quarter of 1998 negatively impacted revenue growth. We believe we will continue to experience declining growth rates as the level of customer demand slows and competition increases. Additionally, we are planning the sale of approximately 500,000 access lines that accounted for approximately $270 of 1998 revenues. While the sale is expected to provide us with a one-time gain in 1999 or 2000, the loss of the lines will negatively impact future revenue growth.

                                           1998    1997     INCREASE
                                          ------  ------  -------------
Interstate access service revenues......  $2,816  $2,666  $ 150    5.6%
Intrastate access service revenues......     822     761     61    8.0
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

    INTERSTATE AND INTRASTATE ACCESS SERVICE REVENUES. Interstate and intrastate access service revenues are derived primarily from charging interexchange carriers, such as AT&T and MCI WorldCom, for use of our local network to connect customers to their long-distance networks. We also collect fees from telephone customers to connect to their long-distance carriers.

    In 1998, interstate access service revenues were affected by a change in the classification of fees paid into the universal service funds. In 1997 and prior years, fees paid into the universal service funds were netted against interstate access service revenues. In 1998, with the advent of the Federal Communications Commission's ("FCC's") new universal service fund structure and funding mechanism, these fees were recorded as access expense within other operating expenses. Excluding the effects of the reclassification, interstate access service revenues increased $65 or 2.4% in 1998 due to greater demand for interstate access services. The volume of access minutes billed increased 6.4% in 1998. The increase in demand was substantially offset by price reductions as mandated by the FCC. Commencing in 1999, the FCC will allow us to recover non-recurring costs incurred in connection with establishing local number portability.

    The increase in intrastate access service revenues was primarily attributable to a $68 charge recognized in 1997 resulting from the Washington Rate Order. Greater demand also contributed to the increase. The volume of access minutes of use increased 5.4% in 1998.

                                           1998    1997     DECREASE
                                          ------  ------  -------------
Long-distance network services
  revenues..............................  $  779  $  885  $ 106   12.0%
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

    LONG-DISTANCE NETWORK SERVICES REVENUES. Long-distance network services revenues are derived from customer calls to locations outside of their local calling area but within the same local access and transport area ("LATA"). The decrease in long-distance network services revenues was attributable to greater competition and regulatory rate reductions in 1998, offset by a $51 charge recognized in 1997 resulting from the Washington Rate Order. As of December 31, 1998, in five of the 14 states in which we operate, customers are able to choose an alternative provider for intraLATA calls without dialing a special access code when placing the call. Additionally, contributing to the revenue decline was the expansion of multiple toll carrier plans ("MTCPs") in 1997, whereby other telephone companies provide toll services previously provided by us. Although we no longer receive these revenues, the revenue loss has been offset with increased intrastate access service revenues and lower access expenses.

    We believe we will continue to experience further declines in long-distance network services revenues as regulatory actions provide for increased levels of competition. We are responding to competition

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

through competitive pricing of intraLATA long-distance services and increased promotional efforts to retain customers. See "Special Note Regarding Forward-Looking Statements" on page A-3.

                                           1998    1997     INCREASE
                                          ------  ------  -------------
Directory services......................  $1,277  $1,197  $ 80     6.7%
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

    DIRECTORY SERVICES. Directory services revenues are primarily derived from selling advertising in our published directories. The increase in directory services revenues was primarily attributable to a 7.5% increase in revenue per local advertiser, resulting from price increases of 4.7% and an increase in volume and additional features of advertisements sold.

                                           1998    1997      INCREASE
                                          ------  ------  --------------
Other services revenues.................  $1,159  $  954  $ 205    21.5%
                                          ------  ------  -----   ------
                                          ------  ------  -----   ------

    OTHER SERVICES REVENUES. Other services revenues include voice messaging, inside wire installation and maintenance, wireless communications, billings and collections for interexchange carriers, interconnection rent and customer equipment sales. Other services revenues increased primarily as a result of greater sales of wireless communications services, which commenced in 1997, and inside wire installation and maintenance. Interconnection rent revenues, continued market penetration in voice messaging services and increased sales of other unregulated products and services also contributed to the increase.

EXPENSES

                                           1998    1997     INCREASE
                                          ------  ------  -------------
Employee-related expenses...............  $4,312  $3,953  $ 359     9.1%
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

    EMPLOYEE-RELATED EXPENSES. Employee-related expenses include salaries and wages, benefits, payroll taxes and contract labor. Employee-related expenses in 1998 include $21 of net costs incurred in connection with the third-quarter work stoppage, including incremental travel costs, contract labor costs and bonuses paid to management for work performed during the strike. Partially offsetting these additional costs were lower salaries and wages for occupational employees not working during the strike. Excluding these costs, employee-related expenses increased $338 or 8.6%.

    Employee-related expenses increased because of growth in several sectors of the business, primarily wireless and data communications, resulting in increased employee levels. Across-the-board wage increases also contributed to the increase in employee-related expenses. We also incurred higher contract labor costs for systems development, including interconnection and year 2000 costs and marketing and sales efforts. Additionally, approximately 530 employees were transferred from Old U S WEST as part of the Separation. Prior to the Separation, these costs were allocated to us and included in other operating expenses. Partially offsetting these increases was a $101 pension credit in 1998 compared to a $33 pension credit in 1997.

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

    Approximately 33,000 of our telephone company employees are represented by the Communications Workers of America. In October 1998, members of the union ratified a three-year contract providing for salary increases of 10.9% over three years, effective in August of each year, and a cumulative pension increase of 21% over three years.

                                           1998    1997     INCREASE
                                          ------  ------  -------------
Other operating expenses................  $2,818  $2,587  $ 231     8.9%
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

    OTHER OPERATING EXPENSES. Other operating expenses include access charges paid to independent local exchange carriers for the routing of long-distance traffic through their facilities, network software expenses, paper, printing, delivery and distribution costs associated with publishing activities and other selling, general and administrative costs. As discussed in "interstate and intrastate access service revenues," universal service funding expenses were netted against revenues in 1997 and prior years and have been classified to other operating expenses in 1998. Excluding the effects of the reclassification, other operating expenses increased $146 or 5.6% in 1998. The increase was primarily attributable to the following:

    - increased costs associated with growth initiatives, including wireless handset costs and related marketing and advertising,

    - higher interconnection and local number portability costs,

    - costs of $94 that were directly attributable to the Separation, including executive severance, legal and financial advisory fees, securities registration fees, printing and mailing costs and internal systems and rearrangement costs, and

    - an asset impairment charge of $35 related to certain long-lived assets used in our video operations in Omaha, Nebraska. Recent technological advances have permitted us to pursue and use more economical DSL technology in cable overbuild situations. Because the projected future cash flows were less than the assets' carrying value, an impairment loss was recognized. See Note 3 to the consolidated financial statements.

    Partially offsetting the increase in other operating expenses was the effect of transferring approximately 530 employees from Old U S WEST. Costs related to these employees are now included in employee-related expenses. Previously, these costs were allocated from Old U S WEST and included in other operating expenses.

                                                1998    1997   INCREASE
                                               ------  ------  --------
Depreciation and amortization expense........  $2,199  $2,163  $36  1.7%
                                               ------  ------  ---  ---
                                               ------  ------  ---  ---

    DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense increased primarily due to higher overall property, plant and equipment balances resulting from continued investment in our network.

                                           1998    1997     INCREASE
                                          ------  ------  -------------
Other expense--net......................  $  630  $  347  $ 283    81.6%
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

    OTHER EXPENSE--NET. Interest expense was $543 in 1998 compared to $405 in 1997. The increase was primarily attributable to the Dex Indebtedness. On a pro forma basis, assuming the Dex Indebtedness had occurred at the beginning of each year presented, interest expense would have been $660 in 1998 compared to $667 in 1997. The decline in pro forma interest expense is attributable to overall lower average pro forma debt balances in 1998 compared to 1997.

    Also included in other expense--net, were other expenses of $87 in 1998 compared to other income of $58 in 1997. The 1998 other expenses resulted primarily from interest expense on state regulatory liabilities whereas 1997 other income was derived primarily from sales of local telephone exchanges and our investment in Bellcore, offset by interest expense on state regulatory liabilities.

                                                                                    INCREASE (DECREASE)
                                                                1998       1997
                                                              ---------  ---------  --------------------
Segment results:
Retail segment..............................................  $   6,194  $   5,940  $     254        4.3%
Wholesale segment...........................................      1,908      2,176       (268)     (12.3)%
Network segment.............................................     (2,776)    (2,738)       (38)      (1.4)%
Directory segment...........................................        657        615         42        6.8%
                                                              ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------

    SEGMENT RESULTS. For segment reporting purposes, segment margins exclude certain costs and expenses, including depreciation and amortization, corporate expenses, taxes other than income and other non-recurring charges. See Note 12 to the consolidated financial statements.

    Margin from the retail services segment increased due to revenue growth, primarily from local service revenues. The revenue increase was partially offset by the higher operating expenses driven by growth initiatives. Margin from the wholesale services segment decreased as a result of price reductions as mandated by the FCC and higher operating costs, primarily interconnection costs, partially offset by greater demand for interstate access services. Margin from the network services segment decreased as a result of additional expenditures to support growth in the retail services segment. Margin from the directory segment increased due to growth in directory services revenue partially offset by increased printing, paper and sales support costs.

                                                                           1998       1997           INCREASE
                                                                         ---------  ---------       ----------
Provision for income taxes.............................................  $     911  $     902  $       9        1.0%
                                                                                                      --         --
                                                                                                      --         --
                                                                         ---------  ---------
                                                                         ---------  ---------

    PROVISION FOR INCOME TAXES. On a pro forma basis assuming the Dex Indebtedness had occurred at the beginning of each year presented, the effective tax rate was 37.6% for 1998 compared to 37.0% for 1997. The increase in the effective tax rate was primarily attributable to the non-deductibility of certain Separation costs and lower amortization of investment tax credits.

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

1997 COMPARED TO 1996

    Several non-recurring and non-operating items impacted reported net income in 1997 compared to 1996. Results of operations for the two years, normalized to exclude the effects of such items, are as follows:

                                                             INCREASE
                                           1997    1996     (DECREASE)
                                          ------  ------  ---------------
Net income..............................  $1,524  $1,535  $  (11)    (0.7)%
Non-recurring and non-operating items...     (77)    (85)      8      9.4
                                          ------  ------  ------  -------
Normalized income.......................  $1,447  $1,450  $   (3)    (0.2)%
                                          ------  ------  ------  -------
                                          ------  ------  ------  -------
Diluted earnings per share..............  $ 3.12  $ 3.17  $(0.05)    (1.6)
Non-recurring and non-operating items...   (0.16)  (0.17)   0.01      5.9
                                          ------  ------  ------  -------
Normalized diluted earnings per share...  $ 2.96  $ 2.99* $(0.03)*    (1.0)%
                                          ------  ------  ------  -------
                                          ------  ------  ------  -------

------------------------------

*   Normalized diluted earnings per share does not foot due to rounding.

    Non-recurring and non-operating items in 1997 include:

    - an after-tax charge of $3 or $0.01 per diluted share relating to the early extinguishment of debt and

    - an after-tax gain of $80 or $0.17 per diluted share relating to the sale of local telephone exchanges and our investment in Bellcore.

    Non-recurring and non-operating items in 1996 include:

    - an after-tax gain of $36 or $0.07 per diluted share relating to the sale of local telephone exchanges and

    - an after-tax gain of $49 or $0.10 per diluted share relating to the cumulative and current year effect of a change in accounting principle. See Note 3 to the consolidated financial statements.

    Normalized income decreased $3 or 0.2% in 1997 and normalized diluted earnings per share decreased $0.03 or 1.0%. The decreases were primarily due to the $152 after-tax regulatory charge ($250 pretax) relating primarily to the Washington Rate Order. Absent the effects of this charge, normalized income increased $149 or 10.3%. The increase was primarily due to strong demand for our telecommunications business and directory services and a 1996 after-tax charge of $15 to reorganize and reduce headcount in the directory services segment. Partially offsetting the effects of increased demand were higher expenses for interconnection, provisions for estimated regulatory liabilities other than in Washington and start-up costs associated with growth initiatives.

    The following section provides a more detailed discussion of the changes in revenues and expenses.

OPERATING REVENUES

                                           1997    1996     INCREASE
                                          ------  ------  -------------
Local service revenues..................  $5,016  $4,770  $ 246     5.2%
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

    LOCAL SERVICE REVENUES. Local service revenues increased in 1997 due largely to access line growth and increased demand for calling services. In 1997, we provided a total of 609,000 additional access lines, an increase of 3.9% over 1996. Of this increase, second line installations accounted for 294,000 lines, an increase of 28.2% compared with 1996. Additionally, regulatory rate increases of $37 and interim per call compensation revenues from interexchange carriers as a result of FCC payphone orders favorably impacted revenue. While local service revenues increased in 1997, the rate of growth of 5.2% declined from a 9.8% growth rate in 1996. The decline in growth was attributable to $181 in state regulatory charges, primarily related to the Washington Rate Order and provisions for other state regulatory liabilities. Lower wireless interconnection access prices caused by regulatory mandate and the effects of local exchange sales also negatively impacted local service revenue growth in 1997.

                                                            INCREASE
                                           1997    1996    (DECREASE)
                                          ------  ------  -------------
Interstate access service revenues......  $2,666  $2,507  $ 159     6.3%
Intrastate access service revenues......     761     770     (9)   (1.2)
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

    INTERSTATE AND INTRASTATE ACCESS SERVICE REVENUES. The increase in interstate access service revenues resulted from greater demand for private line services, access line growth and an increase of 6.4% in billed interstate access minutes of use. Additionally, 1997 was favorably impacted by lower accruals for refunds to interexchange carriers in 1997 compared to 1996. Lower prices under the FCC's price cap plan and a $25 charge for an FCC-ordered refund to interexchange carriers partially offset the effects of greater demand.

    The decrease in intrastate access service revenues was primarily due to a $68 charge recognized as part of the Washington Rate Order. A 12.2% increase in billed access minutes of use, higher demand for private line services and $7 of regulatory rate increases largely offset the effects of the Washington Rate Order.

                                           1997    1996     DECREASE
                                          ------  ------  -------------
Long-distance network services
  revenues..............................  $  885  $1,100  $(215)  (19.5)%
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

    LONG-DISTANCE NETWORK SERVICES REVENUES. The decrease in long-distance network services revenues was partially attributable to a $51 charge resulting from the Washington Rate Order. The effects of competition, the introduction of MTCPs in various jurisdictions in 1997 and 1996 and $20 of regulatory rate reductions also contributed to the revenue decrease.

                                           1997    1996     INCREASE
                                          ------  ------  -------------
Directory services......................  $1,197  $1,120  $  77     6.9%
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

    DIRECTORY SERVICES. The increase in directory services revenues was largely a result of an average 7.3% increase in revenue per local advertiser, primarily resulting from price increases of 4.6% and an increase in volume and additional features of advertisements sold. These increases were offset slightly by decreased revenue associated with exited product lines that were non-strategic to the directories business.

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

                                           1997    1996     INCREASE
                                          ------  ------  -------------
Other services revenues.................  $  954  $  901  $  53     5.9%
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

    OTHER SERVICES REVENUES. Other services revenues increased primarily as a result of continued market penetration of voice messaging services, greater sales of inside wire installation and maintenance and other unregulated products and services and the launch of wireless communications services. Partially offsetting these increases was a reduction in contract revenues due to the completion of a large federal government telephony project in 1996.

EXPENSES

                                           1997    1996     INCREASE
                                          ------  ------  -------------
Employee-related expenses...............  $3,953  $3,893  $  60     1.5%
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

    EMPLOYEE-RELATED EXPENSES. Employee-related expenses increased largely as a result of growth in interconnection costs. Higher contract labor costs, predominantly a result of increased systems development work (which includes expenses related to interconnection and year 2000 costs) and marketing and sales efforts, and increases in employee benefit costs also contributed to the total growth in employee-related expenses. Partially offsetting these increases were lower salaries and wages related to headcount reductions, lower conference and travel expenses and decreases in overtime costs. A charge of $25 in 1996 to reorganize and reduce headcount in the directories business also partially offset the increase.

                                           1997    1996     INCREASE
                                          ------  ------  -------------
Other operating expenses................  $2,587  $2,305  $ 282    12.2%
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

    OTHER OPERATING EXPENSES. The increase in other operating expenses was attributable to the following:

    - higher advertising expenses,

    - increased interconnection expenses,

    - increased costs associated with strategic and growth initiatives, primarily wireless communications services,

    - increased equipment rentals, and

    - increased printing, paper and sales support costs in the directories business which were associated with an increase in the volume and complexity of advertisements sold.

    Partially offsetting these increases were the effects of reduced access expense, primarily related to the introduction of the MTCPs, the completion of a large federal government telephony project in 1996 and lower material and supplies expense. Additionally, the directory services segment's discontinuance of various product development activities in 1996 and an $11 charge in 1996 to discontinue the Omaha broadband video service trial partially offset the increases.

                                           1997    1996     DECREASE
                                          ------  ------  -------------
Other expense--net......................  $  347  $  435  $ (88)  (20.2)%
                                          ------  ------  -----   -----
                                          ------  ------  -----   -----

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

    OTHER EXPENSE--NET. Interest expense was $405 in 1997 compared to $448 in 1996. The decrease was primarily attributable to a lower average debt level, partially offset by a reduction in the amount of interest capitalized on assets under construction.

    Also included in other expense--net was other income of $58 in 1997 compared to other income of $13 in 1996. Other income in 1997 was derived from sales of local telephone exchanges and our investment in Bellcore, partially offset by interest expense on state regulatory liabilities. The other income in 1996 was also from the sale of selected local telephone exchanges offset by an adjustment related to our equity investment in Bellcore.

                                                                                     INCREASE (DECREASE)
                                                                 1997       1996
                                                               ---------  ---------  --------------------
Segment results:
Retail segment...............................................  $   5,940  $   5,605  $     335        6.0%
Wholesale segment............................................      2,176      2,183         (7)      (0.3)%
Network segment..............................................     (2,738)    (2,553)      (185)      (7.2)%
Directory segment............................................        615        524         91       17.4%
                                                               ---------  ---------  ---------        ---
                                                               ---------  ---------  ---------        ---

    SEGMENT RESULTS. For segment reporting purposes, segment margins exclude certain costs and expenses, including depreciation and amortization, corporate expenses, taxes other than income and other non-recurring charges. See Note 12 to the consolidated financial statements.

    Margin from the retail services segment increased due to revenue growth, primarily from local service revenues. The revenue increase was partially offset by higher operating expenses driven by start-up costs associated with growth initiatives. Margin from the wholesale services segment remained relatively consistent in 1997 compared to 1996. Margin from the network services segment decreased as a result of additional expenditures to support growth in the retail services segment. Margin from the directory segment increased due to growth in directory services revenue from both volume and price increases. Partially offsetting this income growth were revenue declines associated with exited product lines that were non-strategic to the directories business and increased printing, paper and sales support costs.

                                                                          1997       1996           INCREASE
                                                                        ---------  ---------      -----------
Provision for income taxes............................................  $     902  $     876  $      26        3.0%
                                                                                                                --
                                                                                                                --
                                                                        ---------  ---------        ---
                                                                        ---------  ---------        ---

    PROVISION FOR INCOME TAXES. The effective tax rate was 37.1% for 1997 compared to 36.9% for 1996. The increase in the effective tax rate was primarily attributable to lower amortization of investment tax credits.

LIQUIDITY AND CAPITAL RESOURCES

    OPERATING ACTIVITIES. Cash provided by operations was $3,927, $4,191 and $3,614 in 1998, 1997 and 1996, respectively. The decrease in operating cash flow in 1998 resulted from a reduction in payables, the effects of refunds paid relating to regulatory rulings and an increase in accounts receivable. Partially offsetting these items were the effects of business growth in both the communications and directories businesses and lower income tax payments.

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

    Cash from operations increased $577 during 1997 primarily due to business growth and efforts to manage working capital in the communications business. Lower restructuring expenditures, a decrease in funding postretirement benefits and growth in the directories business also contributed to the increase.

    Future cash needs could increase with the pursuit of new business opportunities, and be impacted by continued implementation of the requirements of the Telecommunications Act of 1996 (the "Telecommunications Act" or "Act"). Interconnection, local number portability, universal service and access charge reform will negatively impact cash flows to the extent recovery mechanisms provided for by the FCC and state commissions are inadequate. We expect that such cash needs will be funded through operations and, when necessary, the issuance of debt securities.

    INVESTING ACTIVITIES. Total capital expenditures, on a cash basis, were $2,672, $2,168 and $2,444 in 1998, 1997 and 1996, respectively. Capital expenditures have primarily been, and continue to be, focused on expanding access line growth, modernization of the telecommunications network and meeting the requirements of the Act, including interconnection and local number portability. We are also continuing to expand our investment to compete in the wireless, data communications and video markets. In addition to investments in property, plant and equipment, we paid $18 in 1998 and $73 in 1997 to purchase wireless personal communications services ("PCS") licenses in connection with our launch of PCS in various markets.

    In 1999, we anticipate capital expenditures will approximate $3,300 to $3,600, (including the impact of capitalizing software costs that were previously expensed; see "New Accounting Standards") which include the launch of PCS in additional markets, expansion of the Internet data business and additional interconnection costs. See "Special Note Regarding Forward-Looking Statements" on page A-3.

    We received cash proceeds of $67 in 1997 and $174 in 1996 from the sale of local telephone exchanges. Also during 1997, we sold our equity interest in Bellcore for proceeds of $65.

    FINANCING ACTIVITIES. Cash used for financing activities was $1,136, $2,157 and $1,451 in 1998, 1997 and 1996, respectively. In 1998, total debt increased by $4,204 to $9,919 at December 31, 1998, of which approximately $3,900 was attributable to the Dex Indebtedness. The Dex Indebtedness was incurred at the Separation Date to repay Old U S WEST debt.

    During 1997, total debt decreased $830, partially driven by increased operating cash flows and lower capital expenditures. During 1997, Old U S WEST redeemed its zero coupon subordinated notes with a recorded value of $303 attributed to us. Floating-rate Old U S WEST debt, due on demand, financed the redemption.

    During 1996, total debt decreased $237 primarily due to growth in operating cash flow.

    Historically, prior to the Separation Date, Old U S WEST funded our nonregulated activities, including Dex, with short-term advances. The net (repayments of) proceeds from such Old U S WEST short-term advances were $(198), $153 and $(42) during 1998, 1997 and 1996, respectively.

    We paid dividends on our common shares totaling $1,056, $992 and $939 in 1998, 1997 and 1996, respectively. Prior to the Separation, Dex paid dividends to Old U S WEST equal to its net income, adjusted for the amortization of intangibles, totaling $194, $336 and $303 in 1998, 1997 and 1996, respectively.

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

    We maintain commercial paper programs to finance short-term cash flow requirements, as well as to maintain a presence in the short-term debt market. As of December 31, 1998, we had lines of credit with a total borrowing capacity of $2,360.

RISK MANAGEMENT

    Over time, we are exposed to market risks arising from changes in interest rates. The objective of our interest rate risk management program is to manage the level and volatility of our interest expense. We may employ derivative financial instruments to manage our interest rate risk exposure. We have also employed derivative instruments to hedge interest rate and foreign currency exposures associated with particular debt issues in order to synthetically obtain below-market interest rates. We do not use derivative financial instruments for trading purposes.

    As of December 31, 1998 and 1997, $951 and $62, respectively, of floating-rate debt was exposed to changes in interest rates. This exposure was primarily linked to the 30-day commercial paper rate. A hypothetical 10% change in the 30-day commercial paper rate would not have had a material effect on our annual earnings. As of December 31, 1998 and 1997, we also had $228 and $340, respectively, of fixed-rate debt obligations maturing in the following fiscal year. Any new debt obtained to refinance this debt would be exposed to changes in interest rates. A hypothetical 10% change in the interest rates on this debt would not have had a material effect on our earnings.

    As of December 31, 1998 and 1997, we had entered into interest rate swaps with a notional amount of $155. These swaps synthetically transform certain floating rate issues into fixed-rate obligations. The swaps and associated debt issues are indexed to two- and 10-year constant maturity U.S. Treasury rates. Any gains (losses) on the swaps would be offset by losses (gains) on the associated debt instruments.

    As of December 31, 1998 and 1997, we had also entered into cross-currency swaps with a notional amount of $204. The cross-currency swaps synthetically transformed $182 and $171 of Swiss Franc borrowings at December 31, 1998 and 1997, respectively, into U.S. dollar obligations. Any gains (losses) on the cross-currency swaps would be offset by losses (gains) on the Swiss Franc debt obligations.

CONTINGENCIES

    We have pending regulatory actions in local regulatory jurisdictions that call for price decreases, refunds or both. See Note 14 to the consolidated financial statements.

OTHER ITEMS

    From time to time, we engage in discussions regarding restructurings, dispositions, acquisitions and other similar transactions. Any such transaction could include, among other things, the transfer, sale or acquisition of significant assets, businesses or interests, including joint ventures, or the incurrence, assumption or refinancing of indebtedness, and could be material to our financial condition and results of operations. There is no assurance that any such discussions will result in the consummation of any such transaction.

COMPETITION

    When Congress passed the Telecommunications Act, its primary purpose was to open the local markets of the telecommunications industry to competition. Now, three years later, the Act's impact on the industry and on us can be seen. We face increasing competition from a variety of sources, including other

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

local service providers, long-distance service providers, cable TV companies, wireless service providers, Internet service providers and other entrants from closely related industries. As a result of these competitors' efforts, we are experiencing an erosion of our market share as well as pressure on our profit margins which could have a material adverse effect on our operations going forward.

    To date, the most significant competition has developed in the business market where competitors have targeted high-volume business customers in densely populated urban centers and selected businesses in smaller communities. In the residential market, competitors are focusing on areas of highly concentrated customers, such as multiple dwelling units. We are facing competition in virtually all areas of our business: local calling, intraLATA long-distance, wireless, Internet and data services. Our directory business is facing competition from services provided by web-based electronic providers and traditional directory publishers. We are also encountering competition from at least two cellular providers as well as other PCS companies in each market where we offer wireless service.

    As part of the Act, we must provide interconnection to our network for competitors and furnish number portability to our customers. Both of these areas have, and will continue to increase our cost structure while providing others with the means to effectively compete with us. We must meet all parts of a 14-point checklist and then receive FCC approval before we are allowed to enter the interLATA long-distance market. The Act, as well as other state regulatory proceedings, have also significantly impacted pricing and the speed with which we may bring new products and services to market. For a further discussion of regulatory matters, you should read the section entitled "Regulation" below.

    Technological advancements will help to shape the competitive landscape of the future. Examples include the wireless replacement of wireline capabilities, migration from circuit-switched to packet-switched technology such as IP telephony, the capabilities associated with xDSL (Digital Subscriber Line) services versus hybrid fiber/coax abilities and the analog conversions to digital. Also, the mega-mergers announced in recent years (SBC-Ameritech, AT&T-TCI, GTE-Bell Atlantic and WorldCom-MCI) will give competitors greater access to our markets and provide increased financial resources that can be used to fund projects that will compete directly with us.

    We are countering the competition by expanding and improving our product and service offerings. In addition to enhancing current service offerings, including PCS, high-speed data, Internet access, interconnection services and video transmission, we will be investigating other services. We are also working to ease the regulatory barriers we face for entry into the interLATA long-distance market as well as addressing our needs to have increased pricing flexibility for our products and services. We will also evaluate and form strategic alliances that we believe will be beneficial as the competitive environment intensifies. Finally, we believe that our ability to bundle and integrate a comprehensive telecommunications package that can be made available through one-stop shopping will provide a significant competitive advantage. For factors which could cause actual results to differ from expectations, you should read "Special Note Regarding Forward-Looking Statements" on page A-3.

REGULATION

    THE TELECOMMUNICATIONS ACT OF 1996. The Telecommunications Act fundamentally changed the competitive landscape by permitting local telephone companies, long-distance carriers and cable television companies to enter each other's lines of business. Under the Telecommunications Act, the regional Bell operating companies ("RBOCs") are permitted to provide interLATA long-distance services by opening their local networks to competitors and satisfying a detailed list of requirements, including providing interconnection and number portability ("LNP"). The Telecommunications Act also lifts the ban on cross-

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

ownership between cable television and telephone companies. The
Telecommunications Act also reaffirmed the concept of universal service and directed the FCC and state regulators to determine universal service funding policies. The FCC and state regulators have been given the responsibility to interpret and oversee implementation of the Telecommunications Act.

    The FCC issued an order (the "FCC Order") in August of 1996, establishing a framework of rules that enable the states and the FCC to implement the local competition provisions of the Telecommunications Act. Key provisions that relate to us and other incumbent local exchange companies ("ILECs") include the requirements that we:

    - provide interconnection to any requesting telecommunications carrier under certain terms and conditions;

    - provide unrestricted access to network services on an unbundled basis;

    - offer for resale at a discount any telecommunications services that the ILECs provide at retail to subscribers;

    - provide reciprocal compensation arrangements for wireline and wireless local service providers;

    - provide physical collocation of equipment necessary for interconnection at ILECs' facilities, unless physical collocation is not practical for technical reasons or because of space limitations; and

    - meet a strict list of requirements, applicable only to RBOCs, to open their networks prior to being allowed entry into the interLATA long-distance business.

    INTERCONNECTION. The FCC Order established interconnection costing and pricing rules which, from our perspective, significantly impeded negotiations with new entrants to the local exchange market, state public utility commission interconnection rulemakings and interconnection arbitration proceedings.

    We appealed the FCC Order and sought a stay of certain of its provisions, including certain pricing provisions, pending appellate review. Litigation of the FCC Order centered on the FCC's authority over pricing rules, unbundled element requirements and pick and choose provisions. On January 25, 1999, the U.S. Supreme Court ("Supreme Court") issued a ruling in this proceeding. Although the decision stated that the 1996 Telecommunications Act was ambiguous and self-contradictory, the Court ruled that:

    - the FCC has authority to set pricing methodology;

    - unbundled network elements must be provided in cases where necessary or the lack of availability would impair competition;

    - ILECs must sell on a bundled basis, at the Competitive Local Exchange Carriers' ("CLECs") request, network elements the ILEC uses itself on a bundled basis; and

    - CLECs may pick and choose pricing or other terms and conditions from multiple contracts within certain bounds.

    The impact the Supreme Court order will have is unclear since state regulatory commissions have generally followed the FCC's pricing and unbundling requirements in setting unbundled network element prices. It is anticipated that a new FCC rulemaking will be required to define the "necessary and impair" standard in light of the Supreme Court decision and further review of the legality of the FCC's pricing rules will occur at the Eighth Circuit Court of Appeals. Additionally, we have established interconnection agreements with the majority of carriers seeking interconnection. We have secured approximately 500

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

interconnection agreements with approximately 100 carriers as of December 31, 1998. In light of the Supreme Court decision and the need for further regulatory and judicial proceedings, we cannot provide assurance that we will be able to fully recover our costs related to providing interconnection services.

    INTERLATA LONG-DISTANCE ENTRY. Several RBOCs have filed for entry into the interLATA long-distance business. Although many of these applications have been approved by state regulatory commissions, the FCC has rejected all applications to date. These rejections and the FCC's interpretation of the checklist provisions in the Telecommunications Act are driving up our costs and delaying our entry into the interLATA long-distance business.

    We view entry into this segment as important to our strategy of providing an integrated bundle of services to our customers. In 1998, we filed applications to enter the interLATA long-distance business in Nebraska, Montana and Wyoming. We expect to continue filing applications in other states during 1999. We cannot predict when our applications to enter the interLATA long-distance markets will be approved due to the extreme opposition of the incumbent long-distance companies and the remaining uncertainty of how the FCC will interpret the long-distance entry checklist requirements.

    NUMBER PORTABILITY. In 1998, we deployed LNP capability, which allows customers to change service providers while maintaining their existing telephone number, in our top 10 markets. On December 14, 1998, the FCC issued its final cost recovery rules for LNP. On January 25, 1999, we filed a tariff with the FCC for a monthly surcharge on all LNP capable lines to be in place for 5 years. We expect the FCC to issue a ruling on our LNP tariff in the first half of 1999. Ultimately, the FCC will decide which LNP costs are allowable and a final surcharge rate will be established. We also filed an Application for Review on January 13, 1999, asking that several provisions of the FCC's LNP order be changed to allow us to recover a larger portion of our LNP costs.

    UNIVERSAL SERVICE. Under the FCC's 1997 Universal Service Order, all providers of interstate telecommunications services will contribute to universal service funding, which will be based on retail telecommunications revenues. The FCC and the federal/state joint board have issued orders and recommendations concerning this new explicit mechanism to support high-cost service in rural areas, such as ours. An important aspect of these deliberations is the recognition that certain states do not have the capability to fund high costs areas solely at the state level and will need additional funding from a nationwide fund. Important decisions still need to be issued by the FCC concerning the ultimate size of any national fund and the criteria to determine who may draw from the fund and the level of the draw. The FCC has stated its intention to issue its final rules in time for a new high-cost fund to be implemented on July 1, 1999. Given the substantial work that remains to be done for implementation, the July 1, 1999 date appears at significant risk.

    The FCC's Universal Service Order also established two separate funds to help connect 1) eligible schools and libraries and 2) rural health care providers to the global telecommunications network. These funds were initially capped at $2,250 and $400, respectively. These funds were phased in during 1998 and will be funded at their maximum levels beginning July 1, 1999. These funds are used to reimburse telecommunications service providers for discounts on eligible services given to schools, libraries and rural health care providers.

    On July 17, 1997, we filed a petition with the FCC for reconsideration and clarification of certain issues in the Universal Service Order. Among other things, we requested the FCC to reconsider: (i) establishing a national fund to ensure high-cost support is sufficient and (ii) assessing contributions as explicit end-user surcharges. Appeals of other issues addressed by the Universal Service Order have been filed by various other companies. The petition for reconsideration is still pending.

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

    The FCC's Universal Service Order has also been appealed to the U.S. Court of Appeals for the Fifth Circuit. We and other parties are claiming that the FCC's order does not ensure all subsidies are explicit and competitively neutral. Oral argument was heard on December 1, 1998 and a decision is expected in 1999.

    ACCESS REFORM. In its Access Reform Order, the FCC mandated a substantial restructuring of interstate access pricing. A significant portion of the services that were charged using minutes-of-use pricing are now being charged using a combination of minutes-of-use rates, flat-rate pre-subscribed interexchange carrier charges ("PICCs") and subscriber line charges ("SLCs"). Although an increase in the SLC to multi-line business users occurred on July 1, 1997, the bulk of the mandated pricing changes occurred on January 1, 1998. Additional mandated pricing changes occurred on January 1, 1999 and more will be implemented on January 1 of 2000 and 2001. The net effect of these changes will be to decrease minutes-of-use charges and increase flat-rate charges (i.e., PICCs and SLCs).

    The Access Reform Order also continued in place the current rules by which ILECs may not assess interstate access charges on information service providers and purchasers of unbundled network elements.

    Along with other ILECs, we appealed the Access Reform Order stating that the FCC acted unlawfully by exempting purchasers of enhanced services from payment of interstate access charges. In addition, interexchange carriers appealed the FCC order contending the access charges had to be immediately set at cost. The Eighth Circuit Court affirmed the Access Reform Order in July 1998.

    PRICE CAP ORDER. Our interstate services have been subject to price cap regulation since January 1991.

    The FCC's May 1997 Price Cap Order required ILECs that were subject to price cap regulation to increase their price cap index productivity factor. The order eliminated the lower productivity factor options that required sharing of earnings above a specified level.

    On June 23, 1997, we petitioned the Tenth Circuit Court of Appeals (the "Tenth Circuit") for a review of the Price Cap Order. The Tenth Circuit has transferred review of the Price Cap Order to the District of Columbia Court of Appeals. Among other things we, and other appellants, are requesting the District of Columbia Court of Appeals to review the propriety of increasing the productivity factor and its retroactive application. This case was heard on January 20, 1999 and a decision is expected in 1999.

    Our 1998 price cap filing resulted in rates designed to collect approximately the same level of revenue as the previous year. This was primarily caused by one-time adjustments to the price cap formulas that offset mandated reductions due to the increased productivity factor. In our 1999 price cap filing, which will go into effect July 1, 1999, we expect a reduction in revenues. The Price Cap Order will, over time, significantly reduce the prices we charge for interstate access.

    ADVANCED TELECOMMUNICATIONS SERVICES. In August 1998, the FCC issued an order and Notice of Proposed Rulemaking addressing the deployment of Advanced Telecommunications Services ("ATS") by ILECs. In this order, the FCC proposed strict separate subsidiary requirements for the provision of ATS, such as high-speed data services, if an ILEC wishes to be treated as a CLEC in the provision of these services. We oppose these requirements and believe they would significantly increase cost and will impede the broad deployment of these services. The FCC is expected to issue a further order in early 1999 that will clarify its rules.

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

YEAR 2000 COSTS

    BACKGROUND. During 1997 and 1998, we conducted a comprehensive review of our computer-based systems and related software and began to take measures to ensure that such systems will properly recognize the year 2000 and continue to process beyond December 31, 1999. The systems we evaluated include (i) Public Switched Telephone Network (the "Network"), (ii) Information Technologies ("IT") and (iii) individual Business Units (the "Business Units").

    The Network, which processes voice and data information relating to our core communications business, relies on remote switches, central office equipment, interoffice equipment, and loop transport equipment that is predominantly provided to us by telecommunications network vendors. IT is comprised of our internal business systems that employ hardware and software on an enterprise-wide basis, including operational, financial and administrative functions. The Business Units, which include internal organizations such as finance, procurement, directory services, operator services, wireless, data networks, real estate, etc., employ systems that support desktop and departmental applications, as well as embedded computer chip technologies, which relate specifically to each of our Business Unit's functions and generally are not part of the Network or IT.

    We have approached year 2000 remediation activities through five general phases: (i) inventory/ assessment, (ii) planning, (iii) conversion, (iv) testing/certification and (v) implementation. Additionally, we have monitored and improved our year 2000 related activities and progress, communicated with our customers and vendors, participated in cooperative testing with others and taken steps to assure that we have contingency plans in place prior to the end of 1999. We plan to continue these activities during 1999.

    NETWORK UPDATE. With regard to the Network, we are working with our telecommunications network vendors to obtain and convert to compliant releases of hardware and software. We also are testing, at our own initiative, in cooperation with certain of our customers and vendors, and in cooperation with other major wireline telecommunications companies, network equipment over multiple configurations involving a broad spectrum of services. Toward this end, we participate in the Telco Year 2000 Forum (the "Forum"), an organization that addresses the year 2000 readiness of network elements and network interoperability. The Forum has contracted with Bellcore, a former affiliate engaged in telecommunications industry research, development and maintenance activities, to engage in inter-region interoperability testing. We also participate in the FCC's Network Reliability and Interoperability Council IV working group, which is tasked to evaluate the year 2000 readiness of the public telecommunications network, and in the Alliance for Telecommunications Industry Solutions ("ATIS"), which is testing inter-network interoperability, and which, in conjunction with the Cellular Telecommunications Industry Association ("CTIA"), is testing network interoperability with wireless networks. Our inventory/assessment, planning and conversion phases for the Network are complete. The network testing/certification phase was approximately 99% complete as of December 31, 1998 and we anticipate that this phase will be complete during the first quarter of 1999. Cooperative testing with certain customers, vendors and other telecommunications companies is expected to continue during 1999. As of December 31, 1998 approximately 79% of our Network remediation implementation was complete, with completion of the remainder anticipated by July 1999. We have initiated Network contingency planning activities and approximately 10% of the anticipated Network contingency planning activity was complete as of December 31, 1998. We anticipate that the remainder of our Network contingency planning activity will be complete by mid-1999.

    IT UPDATE. Within IT, we have identified approximately 570 applications that support our critical business processes, such as billing and collections, network monitoring, repair and ordering. The inventory/ assessment and planning phases for such IT applications are complete. As of December 31, 1998,

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

approximately 96% of IT conversion activities, 84% of IT testing activities and 81% of IT implementation had been completed. We anticipate that each of these phases for IT will be complete by July 1999. IT contingency planning activity is approximately 40% complete and we anticipate that the remainder will be complete by mid-1999.

    BUSINESS UNITS UPDATE. Within our Business Units, it is estimated that as of December 31, 1998, approximately 95% of the inventory/assessment activity, 70% of the planning activity, 20% of the conversion activity and 5% of the testing and remediation implementation activity were complete. We anticipate that each of these phases will be complete in the Business Units for major conversions and upgrades by the end of the third quarter of 1999. Some of our Business Units, such as the retail markets organization, are at the beginning of the conversion, testing and implementation phases, while other Business Units, such as our finance organization, have substantially completed all of the phases. We have recently initiated Business Unit contingency planning activities and we anticipate those will be complete by mid-1999.

    COSTS RELATING TO YEAR 2000. We have spent approximately $115 from the beginning of 1997 through the end of 1998 on year 2000 projects and activities. We estimate that additional costs for year 2000 related projects and activities will be approximately $60 through the end of 1999. We estimate total spending on year 2000 projects and activities from the beginning of 1997 through the end of 1999 will be approximately $175. Virtually all year 2000 related expenditures are being funded through operations. Though year 2000 costs will directly impact the reported level of future net income, we intend to control our total cost structure, including deferral of non-critical projects to future years, in an effort to mitigate the impact of year 2000 costs on our historical rate of earnings growth. The estimates stated above are subject to change. The timing of our expenses may vary and is not necessarily indicative of readiness efforts or progress to date.

    CONTINGENCY PLAN. We cannot provide assurance that the results of our year 2000 compliance efforts or the costs of such efforts will not differ materially from estimates. Accordingly, we are developing year 2000 specific business continuity and contingency plans to address high risk areas as they are identified. Our year 2000 contingency planning activities will include training of crisis managers on year 2000 issues and potential business impacts to their particular process areas, reviewing and modifying existing business continuity plans to address year 2000 issues and establishing rapid response teams and communications procedures for each of the major critical operations and facilities to handle potential post-implementation year 2000 failures. These year 2000 specific contingency planning activities are to be in place by the third quarter of 1999. In addition, we have in place our standard overall business continuity, contingency and disaster recovery plans (such as diesel generator back-up power supply sources for our Network, Network rerouting capabilities, computer data and records safe-keeping and back-up and recovery procedures) which will be verified, and as appropriate, augmented for specific year 2000 contingencies.

    DEPENDENCIES. Within Network, we are highly dependent upon our telecommunications network vendors to provide year 2000 compliant hardware and software in a timely manner, and on third parties that are assisting us in the focused testing and implementation phases regarding the Network. Because of these dependencies, we have developed and implemented a vendor compliance process whereby we have obtained written assurances of timely year 2000 compliance from most of our critical vendors (not only for Network, but also for IT and the Business Units). In addition, we monitor and actively participate in coordinated Network testing activities, as discussed above, with respect to the Forum, ATIS and Bellcore. Within IT, we depend on the development of software by experts, both internal and external, and the availability of critical resources with the requisite skill sets. Because of this dependency, we have developed

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

detailed timetables, resource plans and standardized year 2000 testing requirements for identified critical applications (irrespective of whether these applications are used primarily by IT, the Network or the Business Units). Within the Business Units, we are dependent on vendor supplied goods and services and operability of the Network and critical IT and Business Unit specific applications. Because of these dependencies, we are implementing the same type of vendor compliance processes and application planning and testing processes at the Business Units, as discussed above with respect to the Network and IT. Overall, we have sought compliance assurances from approximately 6,750 vendors concerning approximately 28,900 products and have received assurances for approximately 77% of those products as of December 31, 1998. During 1999, we will continue to pursue assurances of timely year 2000 compliance for the remaining critical vendors.

    As with any large-scale computer-related project such as year 2000 remediation, the testing phase may require resources in excess of other project phases and the other project phases may be affected by and dependent upon the results of the testing phase.

    SUMMARY. In management's view, the most reasonably likely worse case scenario for year 2000 failure prospects we face is that a limited number of important IT and/or Business Unit specific applications may unexpectedly fail. In addition, there may be problems with the Network relating to the year 2000. Our failure or the failure by certain of our vendors to remediate year 2000 compliance issues in advance of the year 2000 and to execute appropriate contingency plans in the event that a critical failure is experienced, could result in disruption of our operations, possibly impacting the Network and impairing our ability to bill or collect revenues. However, while no assurance can be given, management believes that our efforts at remediation and testing, year 2000 specific contingency planning, and overall business continuity, contingency and disaster recovery planning will likely be successful, and that the aforementioned "worse case scenario" is unlikely to develop or significantly disrupt our financial operations.

    The above discussion regarding year 2000 contains many statements that are "forward-looking" within the meaning of the Reform Act. Although we believe that our estimates are based on reasonable assumptions, we cannot assure that actual results will not differ materially from these expectations or estimates. See "Special Note Regarding Forward-Looking Statements" on page A-3.

NEW ACCOUNTING STANDARDS

    On January 1, 1999, we adopted the accounting provisions required by the American Institute of Certified Public Accountants' Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," issued in March 1998. SOP 98-1, among other things, requires that certain costs of internal use software, whether purchased or developed internally, be capitalized and amortized over the estimated useful life of the software.

    Based on information currently available, adoption of the SOP may result in an initial increase in net income in 1999 of approximately $100-$150 or $0.20-$0.29 per diluted share. Thereafter, in periods after adoption, if software expenditures remain level, the impact on earnings will decline until the amortization expense related to the capitalized software equals the software costs expensed prior to the accounting change. The estimated net income impact for 1999 and thereafter will be subject to change as further information becomes available. See "Special Note Regarding Forward-Looking Statements" on page A-3.

    On June 15, 1998, the Financial Accounting Standards Board issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. FAS No. 133 requires, among other things,

                                 U S WEST, INC.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS (CONTINUED)

that all derivative instruments be recognized at fair value as assets or liabilities on the balance sheet and that changes in fair value generally be recognized currently in earnings unless specific criteria are met. The standard is effective for fiscal years beginning after June 15, 1999, though earlier adoption is permitted. Financial statement impacts of adopting the new standard depend upon the amount and nature of the future use of derivative instruments and their relative changes in valuation over time. Had we adopted FAS No. 133 in 1998, its impact on the financial statements would not have been material.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of U S WEST, Inc.:

    We have audited the accompanying consolidated balance sheets of U S WEST, Inc., formerly USW-C, Inc., (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U S WEST, Inc. and subsidiaries as of December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Denver, Colorado
January 22, 1999 (except with respect to
Note 12 and Note 14, as to which the
date is March 22, 1999)

                                 U S WEST, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1998       1997       1996
                                                                                   ---------  ---------  ---------
                                                                                    (DOLLARS IN MILLIONS, EXCEPT
                                                                                         PER SHARE AMOUNTS)
Operating revenues:
  Local service..................................................................  $   5,525  $   5,016  $   4,770
  Interstate access service......................................................      2,816      2,666      2,507
  Intrastate access service......................................................        822        761        770
  Long-distance network services.................................................        779        885      1,100
  Directory services.............................................................      1,277      1,197      1,120
  Other services.................................................................      1,159        954        901
                                                                                   ---------  ---------  ---------
    Total operating revenues.....................................................     12,378     11,479     11,168

Operating expenses:
  Employee-related expenses......................................................      4,312      3,953      3,893
  Other operating expenses.......................................................      2,818      2,587      2,305
  Depreciation and amortization..................................................      2,199      2,163      2,158
                                                                                   ---------  ---------  ---------
    Total operating expenses.....................................................      9,329      8,703      8,356
                                                                                   ---------  ---------  ---------
Operating income.................................................................      3,049      2,776      2,812

Other income (expense):
Interest expense.................................................................       (543)      (405)      (448)
Gains on sales of local telephone exchanges......................................     --             77         59
Gain on sale of investment in Bellcore...........................................     --             53     --
Other expense--net...............................................................        (87)       (72)       (46)
                                                                                   ---------  ---------  ---------
  Total other expense--net.......................................................       (630)      (347)      (435)
                                                                                   ---------  ---------  ---------
Income before income taxes, extraordinary item and cumulative effect of change in
  accounting principle...........................................................      2,419      2,429      2,377
Provision for income taxes.......................................................        911        902        876
                                                                                   ---------  ---------  ---------
Income before extraordinary item and cumulative effect of change in accounting
  principle......................................................................      1,508      1,527      1,501
Extraordinary item--early extinguishment of debt--net of tax.....................     --             (3)    --
                                                                                   ---------  ---------  ---------
Income before cumulative effect of change in accounting principle................      1,508      1,524      1,501
Cumulative effect of change in accounting principle--net of tax..................     --         --             34
                                                                                   ---------  ---------  ---------
Net income.......................................................................  $   1,508  $   1,524  $   1,535
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                                 U S WEST, INC.

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1998        1997        1996
                                                                               ----------  ----------  ----------
                                                                                  (DOLLARS IN MILLIONS, EXCEPT
                                                                                       PER SHARE AMOUNTS)
Basic earnings per share:
  Income before extraordinary item and cumulative effect of change in
    accounting principle.....................................................  $     3.05  $     3.16  $     3.14
  Extraordinary item--early extinguishment of debt...........................      --           (0.01)     --
  Cumulative effect of change in accounting principle........................      --          --            0.07
                                                                               ----------  ----------  ----------
Basic earnings per share.....................................................  $     3.05  $     3.16  $     3.21
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Basic average shares outstanding (in 000's)..................................     494,395     482,751     477,549
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Diluted earnings per share:
  Income before extraordinary item and cumulative effect of change in
    accounting principle.....................................................  $     3.02  $     3.13  $     3.10
  Extraordinary item--early extinguishment of debt...........................      --           (0.01)     --
  Cumulative effect of change in accounting principle........................      --          --            0.07
                                                                               ----------  ----------  ----------
Diluted earnings per share...................................................  $     3.02  $     3.12  $     3.17
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Diluted average shares outstanding (in 000's)................................     498,798     491,232     488,591
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Dividends per share..........................................................  $     2.14  $     2.14  $     2.14
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                                 U S WEST, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1998       1997
                                                                                              ---------  ---------
                                                                                                  (DOLLARS IN
                                                                                                   MILLIONS,
                                                                                                  EXCEPT SHARE
                                                                                                    AMOUNTS)
ASSETS
Current assets:
  Cash and cash equivalents.................................................................  $      49  $      27
  Accounts receivable less allowance for uncollectibles of
    $69 and $72, respectively...............................................................      1,743      1,717
  Inventories and supplies..................................................................        197        150
  Deferred directory costs..................................................................        274        257
  Deferred tax assets.......................................................................        151        271
  Prepaid and other.........................................................................         78         82
                                                                                              ---------  ---------
Total current assets........................................................................      2,492      2,504

Property, plant and equipment--net..........................................................     14,908     14,308
Other assets--net...........................................................................      1,007        855
                                                                                              ---------  ---------
Total assets................................................................................  $  18,407  $  17,667
                                                                                              ---------  ---------
                                                                                              ---------  ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt...........................................................................  $   1,277  $     695
  Accounts payable..........................................................................      1,347      1,377
  Accrued expenses..........................................................................      1,702      1,791
  Advance billings and customer deposits....................................................        370        336
                                                                                              ---------  ---------
Total current liabilities...................................................................      4,696      4,199

Long-term debt..............................................................................      8,642      5,020
Postretirement and other postemployment benefit obligations.................................      2,643      2,534
Deferred income taxes.......................................................................        786        791
Unamortized investment tax credits..........................................................        159        168
Deferred credits and other..................................................................        726        588

Commitments and Contingencies

Stockholders' equity:
  Preferred stock--$1.00 par value, 190,000,000 shares authorized, none issued and
    outstanding.............................................................................     --         --
  Series A junior preferred stock--$1.00 par value 10,000,000 shares authorized, none issued
    and outstanding.........................................................................     --         --
  Common stock--$0.01 par value, 2,000,000,000 shares authorized, 503,207,058 and
    484,522,015 issued, 502,903,055 and 484,515,415 outstanding.............................        532     --
  Retained earnings.........................................................................        223     --
  Pre-separation equity.....................................................................     --          4,367
                                                                                              ---------  ---------
Total stockholders' equity..................................................................        755      4,367
                                                                                              ---------  ---------
Total liabilities and stockholders' equity..................................................  $  18,407  $  17,667
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                                 U S WEST, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1998       1997       1996
                                                                                     ---------  ---------  ---------
                                                                                          (DOLLARS IN MILLIONS)
OPERATING ACTIVITIES
Net income.........................................................................  $   1,508  $   1,524  $   1,535
  Adjustments to net income:
    Depreciation and amortization..................................................      2,199      2,163      2,158
    Gains on sales of local telephone exchanges....................................     --            (77)       (59)
    Gain on sale of investment in Bellcore.........................................     --            (53)    --
    Asset impairment...............................................................         35     --         --
    Cumulative effect of change in accounting principle............................     --         --            (34)
    Deferred income taxes and amortization of investment tax credits...............        106        (15)        87
  Changes in operating assets and liabilities:
    Accounts receivable............................................................        (26)       (60)         1
    Inventories, supplies and other current assets.................................        (12)       (63)        18
    Accounts payable, accrued expenses and advance billings........................        (13)       487        (70)
    Other..........................................................................        130        285        (22)
                                                                                     ---------  ---------  ---------
  Cash provided by operating activities............................................      3,927      4,191      3,614
                                                                                     ---------  ---------  ---------

INVESTING ACTIVITIES
  Expenditures for property, plant and equipment...................................     (2,672)    (2,168)    (2,444)
  Proceeds from (payments on) disposals of property, plant and equipment...........        (30)        22         15
  Proceeds from sales of local telephone exchanges.................................     --             67        174
  Proceeds from sale of investment in Bellcore.....................................     --             65     --
  Other............................................................................        (67)       (73)    --
                                                                                     ---------  ---------  ---------
  Cash used for investing activities...............................................     (2,769)    (2,087)    (2,255)
                                                                                     ---------  ---------  ---------

FINANCING ACTIVITIES
  Net proceeds from (repayments of) short-term debt................................        887       (640)       159
  Net (repayments of) proceeds from issuance of Old U S WEST short-term debt.......       (198)       153        (42)
  Proceeds from issuance of long-term debt.........................................      3,781         29         23
  Repayment of Old U S WEST debt in connection with the Dex Alignment..............     (3,829)    --         --
  Repayments of long-term debt.....................................................       (442)      (446)      (483)
  Proceeds from issuance of common stock...........................................         88         75        134
  Dividends paid on common stock...................................................     (1,056)      (992)      (939)
  Dividends paid to Old U S WEST...................................................       (194)      (336)      (303)
  Payment to Old U S WEST for debt refinancing costs...............................       (140)    --         --
  Return of capital from Old U S WEST..............................................         13     --         --
  Purchases of treasury stock......................................................        (46)    --         --
                                                                                     ---------  ---------  ---------
  Cash used for financing activities...............................................     (1,136)    (2,157)    (1,451)
                                                                                     ---------  ---------  ---------

CASH AND CASH EQUIVALENTS
  Increase (decrease)..............................................................         22        (53)       (92)
  Beginning balance................................................................         27         80        172
                                                                                     ---------  ---------  ---------
  Ending balance...................................................................  $      49  $      27  $      80
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                                 U S WEST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 1: U S WEST SEPARATION

    On October 25, 1997, the board of directors of our former parent company (herein referred to as "Old U S WEST") adopted a proposal to separate Old U S WEST into two independent companies (the "Separation"). Old U S WEST conducted its businesses through two groups: (i) the U S WEST Communications Group (the "Communications Group"), which included the communications businesses of Old U S WEST, and (ii) the U S WEST Media Group (the "Media Group"), which included the multimedia and directory businesses of Old U S WEST. Old U S WEST had outstanding two separate classes of common stock. One class of stock, U S WEST Communications Group Common Stock (the "Communications Stock"), reflected the performance of the Communications Group and the other class of stock, U S WEST Media Group Common Stock (the "Media Stock"), reflected the performance of the Media Group.

    On June 4, 1998, stockholders of Old U S WEST voted in favor of the Separation, which became effective June 12, 1998 (the "Separation Date"). As part of the Separation, Old U S WEST contributed the Communications Group businesses and the domestic directories business of Media Group (known as U S WEST Dex, Inc. ("Dex")) to us. We renamed the new entity U S WEST, Inc. ("U S WEST"). The alignment of Dex with U S WEST is referred to herein as the "Dex Alignment". Old U S WEST has continued as an independent public company comprised of the businesses of Media Group other than Dex and has been renamed MediaOne Group, Inc. ("MediaOne").

    Under the terms of a separation agreement (the "Separation Agreement") between U S WEST and MediaOne, Old U S WEST redeemed each issued and outstanding share of Communications Stock (other than shares of Communications Stock held as treasury stock) for one share of U S WEST common stock. Each outstanding share of Media Stock remained outstanding and thereafter represented one share of MediaOne common stock. Each share of Communications Stock held as treasury stock by Old U S WEST was cancelled.

    In connection with the Dex Alignment, under the Separation Agreement, (i) Old U S WEST distributed, as a dividend to holders of MediaOne common stock, approximately 16,341,000 shares of our common stock (net of the redemption of approximately 305,000 fractional shares) with an aggregate of $850 in value (the "Dex Dividend") and (ii) U S WEST refinanced $3,900 of Old U S WEST debt, formerly allocated to Media Group (the "Dex Indebtedness").

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION. The consolidated financial statements include the consolidated historical results of operations, financial position and cash flows of the businesses that comprise the Communications Group and Dex, as if such businesses operated as a separate entity for all periods and as of all dates presented. However, certain financial effects of the Separation and the Dex Alignment, including interest expense associated with refinancing the Dex Indebtedness and the dilutive effect of the Dex Dividend, are not reflected in the accompanying historical consolidated statements of income prior to the Separation Date.

    For periods prior to the Separation Date, the consolidated financial statements include an allocation of certain costs, expenses, assets and liabilities from Old U S WEST to us. We believe the allocations were reasonable; however the amount of costs allocated to us were not necessarily indicative of the costs that

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) would have been incurred if we had operated as a stand-alone company. The consolidated financial statements may not necessarily reflect the financial position, results of operations or cash flows in the future or what they would have been had we been a separate, stand-alone company during such periods.

    We are incorporated under the laws of the State of Delaware. The consolidated financial statements include the accounts of U S WEST and its majority-owned subsidiaries. All significant intercompany amounts and transactions have been eliminated.

    Certain reclassifications within the consolidated financial statements have been made to conform to the current year presentation.

    USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS. Cash and cash equivalents include highly liquid investments with original maturities of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates.

    INVENTORIES AND SUPPLIES. New and reusable materials of our regulated business are carried at average cost, except for significant individual items that are valued based on specific costs. Nonreusable material is carried at its estimated salvage value. Inventories of our nonregulated businesses are carried at the lower of cost or market on a first-in, first-out basis.

    PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment is carried at cost. Property, plant and equipment of our regulated business is depreciated using straight-line group methods. When the depreciable property, plant and equipment is retired or sold, gross book cost less salvage value is generally charged to accumulated depreciation; no gain or loss is recognized. The nonregulated businesses provide for depreciation using the straight-line method over the assets' estimated useful lives. When such depreciable property, plant and equipment is retired or sold, the resulting gain or loss is included in income. The average depreciable lives used for the major categories of property, plant and equipment follow:

CATEGORY                                                                               LIFE (YEARS)
-------------------------------------------------------------------------------------  -------------
Buildings............................................................................      19-40
Telecommunications network equipment.................................................      8-14
Telecommunications outside plant.....................................................      8-57
General purpose computers and other..................................................      3-17

    Interest related to qualifying construction projects is capitalized and reflected as a reduction of interest expense. Amounts capitalized were $25, $20 and $31 in 1998, 1997 and 1996, respectively.

    COMPUTER SOFTWARE. The cost of computer software, whether purchased or developed internally, is generally expensed as incurred; however, initial operating systems software is capitalized and amortized

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) over the life of the related hardware and initial network applications software is capitalized and amortized over three years. Subsequent upgrades to capitalized software are charged to expense.

    Capitalized computer software costs of $196 and $133 at December 31, 1998 and 1997, respectively, are recorded in property, plant and equipment. Amortization of capitalized computer software costs totaled $84, $78 and $82 in 1998, 1997 and 1996, respectively.

    FINANCIAL INSTRUMENTS. The objective of our interest rate risk management program is to obtain the minimum total cost of debt over time consistent with an acceptable level of interest rate volatility. This objective is achieved through the type of debt issued, interest rate swaps that adjust the ratio of fixed- to variable-rate debt, cross-currency swaps that convert foreign-denominated debt to dollar-denominated debt and forward contracts to hedge future debt issues.

    Under an interest rate swap, we agree with another party to exchange interest payments, based on a notional amount, at specified intervals over a defined term. Interest rate swaps are accounted for under the synthetic instruments accounting model if the index, maturity and amount of the instrument match the terms of the underlying debt. Net interest accrued is recognized over the life of the instruments as an adjustment to interest expense and is a component of cash provided by operating activities. Any gain or loss on the termination of an instrument that qualifies for synthetic instrument accounting would be deferred and amortized over the remaining life of the original instrument.

    Under a cross-currency swap, we agree with another party to exchange U. S. dollars for foreign currency based on a notional amount, at specified intervals over a defined term. Cross-currency swaps are accounted for under the synthetic instruments accounting model if the index, maturity and amount of the instruments match the terms of the underlying debt. The cross-currency swaps and the foreign currency debt are combined and accounted for as if dollar-denominated debt was issued directly.

    Under a forward contract, we agree with another party to sell a specified amount of U. S. Treasuries to hedge the treasury-rate component of future debt issues. The gain or loss on the forward contract is recorded as part of the carrying value of the related debt and is amortized as a yield adjustment.

    REVENUE RECOGNITION AND DEFERRED DIRECTORY COSTS. Local telephone, wireless and Internet services are generally billed in advance with revenues recognized when services are provided. Revenues derived from exchange access, long-distance network services and wireless airtime usage are recognized as services are provided.

    Directory advertising revenues and related directory costs are generally deferred and recognized over the period directories are used, normally 12 months.

    ADVERTISING COSTS. Costs related to advertising are expensed as incurred. Advertising expense was $263, $214 and $117 in 1998, 1997 and 1996, respectively.

    INCOME TAXES. The provision for income taxes consists of an amount for taxes currently payable and an amount for tax consequences deferred to future periods. For financial statement purposes, investment tax credits are being amortized over the economic lives of the related property, plant and equipment.

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    STOCK OPTIONS. Stock incentive plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation expense is recognized for options granted to employees at fair market value, except when the plan is determined to be variable in nature.

    NEW ACCOUNTING STANDARDS. On January 1, 1999, we adopted the accounting provisions required by the American Institute of Certified Public Accountants' Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," issued in March 1998. SOP 98-1, among other things, requires that certain costs of internal use software, whether purchased or developed internally, be capitalized and amortized over the estimated useful life of the software.

    Based on information currently available, adoption of the SOP may result in an initial increase in net income in 1999 of approximately $100-$150 or $0.20-$0.29 per diluted share. In periods after adoption, if software expenditures remain level, the impact on earnings will decline until the amortization expense related to the capitalized software equals the software costs expensed prior to the accounting change. The estimated net income impact for 1999 and thereafter may be subject to change as further information becomes available.

    In 1998, we adopted Statement of Financial Accounting Standards ("FAS") No. 130, "Reporting Comprehensive Income." FAS No. 130 requires that the components and total amount of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arise from nonowner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. We do not have any components of comprehensive income other than net income.

    On June 15, 1998, the Financial Accounting Standards Board issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. FAS No. 133 requires, among other things, that all derivative instruments be recognized at fair value as assets or liabilities on the balance sheet and changes in fair value are generally recognized currently in earnings unless specific criteria are met. This standard is effective for fiscal years beginning after June 15, 1999, although earlier adoption is permitted. Financial statement impacts of adopting the new standard depend upon the amount and nature of the future use of derivative instruments and their relative changes in valuation over time. Had we adopted FAS No. 133 in 1998, its impact on the financial statements would not have been material.

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 3: PROPERTY, PLANT AND EQUIPMENT

    The components of property, plant and equipment are as follows:

                                                                                  DECEMBER 31,
                                                                              --------------------
                                                                                1998       1997
                                                                              ---------  ---------
Land and buildings..........................................................  $   2,491  $   2,443
Telecommunications network equipment........................................     14,750     13,513
Telecommunications outside plant............................................     14,342     13,802
General purpose computers and other.........................................      3,374      3,280
Construction in progress....................................................        681        613
                                                                              ---------  ---------
                                                                                 35,638     33,651
                                                                              ---------  ---------

Less accumulated depreciation:
  Buildings.................................................................        748        690
  Telecommunications network equipment......................................      8,950      8,223
  Telecommunications outside plant..........................................      9,151      8,657
  General purpose computers and other.......................................      1,881      1,773
                                                                              ---------  ---------
                                                                                 20,730     19,343
                                                                              ---------  ---------
Property, plant and equipment--net..........................................  $  14,908  $  14,308
                                                                              ---------  ---------
                                                                              ---------  ---------

    Effective January 1, 1996, we adopted FAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," that requires long-lived assets and associated intangibles be written down to fair value whenever an impairment review indicates that the carrying value cannot be recovered on an undiscounted cash flow basis. Adoption of FAS No. 121 resulted in income of $34 (net of income tax expense of $22) in 1996 from the cumulative effect of reversing depreciation expense related to local telephone exchanges held for sale as recorded in prior years. Depreciation expense was reversed from the date we formally committed to a plan to dispose of local telephone exchange assets to January 1, 1996. The income was recorded as a cumulative effect of change in accounting principle in accordance with FAS No.
121. As a result of adopting FAS No. 121, depreciation expense for 1996 was reduced by $24.

    ASSET IMPAIRMENT. During 1998, we recorded a non-cash charge of $21 (net of a $14 income tax benefit) related to the impairment of certain long-lived assets associated with our video operations in Omaha, Nebraska. The impaired assets primarily consist of underground cable and hardware. Recent technological advances have permitted us to pursue and use more economical DSL technology in cable overbuild situations. Because the projected future cash flows were less than the assets' carrying value, an impairment loss was recognized in accordance with FAS No. 121. The amount of impairment was determined based on the net present value of the expected future cash flows of the video operations, discounted at our cost of capital. The pretax charge is recorded in "other operating expenses" within the consolidated statements of income.

    LEASING ARRANGEMENTS. Certain office facilities, real estate and equipment used in operations are under operating leases. Rent expense under operating leases for 1998, 1997 and 1996 was $210, $235 and

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 3: PROPERTY, PLANT AND EQUIPMENT (CONTINUED)
$208, respectively. At December 31, 1998, the future minimum rental payments under noncancelable operating leases for the years 1999 through 2003 and thereafter are $157, $148, $136, $102, $102 and $653, respectively.

NOTE 4: ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                                                     DECEMBER 31,
                                                                                 --------------------
                                                                                   1998       1997
                                                                                 ---------  ---------
Employee compensation..........................................................  $     434  $     412
Dividends payable..............................................................        269        259
Current portion of state regulatory liability..................................         42        225
Accrued property taxes.........................................................        190        207
Other..........................................................................        767        688
                                                                                 ---------  ---------
Total accrued expenses.........................................................  $   1,702  $   1,791
                                                                                 ---------  ---------
                                                                                 ---------  ---------

NOTE 5: DEBT

SHORT-TERM DEBT

    The components of short-term debt are as follows:

                                                                                       DECEMBER 31,
                                                                                   --------------------
                                                                                     1998       1997
                                                                                   ---------  ---------
Commercial paper.................................................................  $     951  $      62
Current portion of long-term debt................................................        326        435
Allocated from Old U S WEST......................................................     --            198
                                                                                   ---------  ---------
Total............................................................................  $   1,277  $     695
                                                                                   ---------  ---------
                                                                                   ---------  ---------

    The weighted-average interest rate on commercial paper was 5.70% and 6.11% at December 31, 1998 and 1997, respectively. The weighted-average interest rate on the allocated Old U S WEST debt was 7.45% at December 31, 1997.

    At U S WEST, we maintain commercial paper programs to finance short-term cash flow requirements, as well as to maintain a presence in the short-term debt market. We enter into lines of credit as backup facilities in issuing commercial paper. We have lines of credit totaling $1,360, which expire in 1999. Commitment fees on the unused portion of the lines range from .04% to .064%. As of December 31, 1998, there was no outstanding balance. To the extent we continue our commercial paper programs, we plan to renew our lines of credit.

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 5: DEBT (CONTINUED)
LONG-TERM DEBT

    Interest rates and maturities of long-term debt at December 31 are as follows:

                                                 MATURITIES
                                     ----------------------------------   TOTAL   TOTAL
INTEREST RATES                       2000  2001  2002  2003  THEREAFTER    1998    1997
-----------------------------------  ----  ----  ----  ----  ----------   ------  ------
Up to 5%...........................  $ 90  $--   $100  $ 50    $--        $  240  $  240
Above 5% to 6%.....................   --     50   --    --        531        581     261
Above 6% to 7%.....................   257   133   750    43     4,490      5,673   2,244
Above 7% to 8%.....................   --    --    --     62     1,584      1,646   1,646
Above 8% to 9%.....................   --    --    --    --        250        250     250
Above 9% to 10%....................   175   --    --    --      --           175     175
Variable-rate debt indexed to two-
  and ten-year constant maturity
  U.S. Treasury rates..............   --    --    --    --      --          --       155
                                     ----  ----  ----  ----  ----------   ------  ------
                                     $522  $183  $850  $155    $6,855      8,565   4,971
                                     ----  ----  ----  ----  ----------
                                     ----  ----  ----  ----  ----------
Capital lease obligations and
  other............................                                          213     173
Unamortized discount--net..........                                         (136)   (124)
                                                                          ------  ------
Total..............................                                       $8,642  $5,020
                                                                          ------  ------
                                                                          ------  ------

    Long-term debt consists principally of debentures and medium-term notes. During 1997, Old U S WEST redeemed its zero coupon subordinated notes, $303 of which was attributed to us. The debt extinguishment resulted in an extraordinary charge to income of $3, net of income tax benefits of $2, primarily related to the write-off of deferred debt issuance costs.

    In June 1998, U S WEST Capital Funding, Inc., a wholly owned financing subsidiary, issued approximately $4,100 in new debt securities, of which approximately $1,000 was short-term commercial paper. Approximately $3,830 in proceeds from the issuance of these securities were used to repay Old U S WEST debt in connection with the Dex Alignment. The remaining proceeds were primarily used to fund our share of operating expenses and debt refinancing costs incurred by Old U S WEST that were directly attributable to the Separation. In addition, we refinanced approximately $200, including $70 of Dex debt, assumed in the Dex Alignment.

    Interest paid by us, net of amounts capitalized, was $640, $394 and $430 in 1998, 1997 and 1996, respectively.

    We have a $1,000 line of credit which expires in 2003. The line has a commitment fee on the unused portion of the line of .08%. As of December 31, 1998, there was no outstanding balance.

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 5: DEBT (CONTINUED)
FINANCIAL CONTRACTS

    The following table summarizes the terms of outstanding interest rate and cross-currency swaps at December 31, 1998 and 1997. Variable rates are indexed to two- and ten-year constant maturity U. S. Treasuries. Cross-currency swaps are tied to the Swiss franc.

                                          DECEMBER 31, 1998                       DECEMBER 31, 1997
                                --------------------------------------  --------------------------------------
                                                          WEIGHTED-                               WEIGHTED-
                                                         AVERAGE RATE                            AVERAGE RATE
                                NOTIONAL                --------------  NOTIONAL                --------------
                                 AMOUNT    MATURITIES   RECEIVE   PAY    AMOUNT    MATURITIES   RECEIVE   PAY
                                --------   ----------   -------   ----  --------   ----------   -------   ----
Variable to fixed.............    $155           1999    5.16     6.24    $155           1999    5.46     6.24
Cross-currency................     204      1999-2001    --       6.55     204      1999-2001    --       6.55

    At December 31, 1998, deferred credits of $8 and deferred charges of $49 on closed forward contracts are included as part of the carrying value of the underlying debt. The deferred credits and charges are recognized as yield adjustments over the life of the debt that matures at various dates through 2043.

    In the event we are owed money under the swap agreements, we could be exposed to risk in the event of nonperformance by counterparties. We manage this exposure by monitoring the credit standing of the counterparties and establishing dollar and term limitations that correspond to the respective credit rating of each counterparty. As of December 31, 1998, we do not believe that we have any exposure to any individual counterparty and do not anticipate nonperformance by any counterparty.

NOTE 6: FAIR VALUES OF FINANCIAL INSTRUMENTS

    Fair values of cash equivalents and current amounts receivable and payable approximate carrying values due to their short-term nature.

    The fair values of interest rate and cross-currency swaps are based on estimated amounts we would receive or pay to terminate such agreements allowing for current interest/foreign exchange rates and creditworthiness of the counterparties.

    The fair values of long-term debt are based on quoted market prices where available or, if not available, based on discounting future cash flows using current interest rates.

                                                                                           DECEMBER 31,
                                                                          ----------------------------------------------
                                                                                   1998                    1997
                                                                          ----------------------  ----------------------
                                                                           CARRYING      FAIR      CARRYING      FAIR
                                                                             VALUE       VALUE       VALUE       VALUE
                                                                          -----------  ---------  -----------  ---------
Debt (includes short-term portion)......................................   $   9,919   $  10,342   $   5,715   $   5,860
Swap agreements--liabilities............................................      --              24      --              28
                                                                          -----------  ---------  -----------  ---------
Total Debt..............................................................   $   9,919   $  10,366   $   5,715   $   5,888
                                                                          -----------  ---------  -----------  ---------
                                                                          -----------  ---------  -----------  ---------

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 7: STOCKHOLDERS' EQUITY

    Activity in stockholders' equity is as follows:

                                                            U S WEST       PRE-
                                                             COMMON     SEPARATION    COMMON     RETAINED
                                                              STOCK       EQUITY       STOCK     EARNINGS      TOTAL
                                                           -----------  -----------  ---------  -----------  ---------
                                                           (SHARES IN
                                                           THOUSANDS)
BALANCE, JANUARY 1, 1996.................................     473,635    $   3,657   $  --       $  --       $   3,657
  Net income.............................................      --            1,535      --          --           1,535
  Dividends declared on common stock.....................      --           (1,024)     --          --          (1,024)
  Dividends declared to Old U S WEST.....................      --             (286)     --          --            (286)
  Common stock issuances.................................       6,822          216      --          --             216
  Equity returned to Old U S WEST........................      --              (21)     --          --             (21)
  Other..................................................      --                8      --          --               8
                                                           -----------  -----------  ---------       -----   ---------
BALANCE, DECEMBER 31, 1996...............................     480,457        4,085      --          --           4,085
  Net income.............................................      --            1,524      --          --           1,524
  Dividends declared on common stock.....................      --           (1,034)     --          --          (1,034)
  Dividends declared to Old U S WEST.....................      --             (347)     --          --            (347)
  Common stock issuances.................................       4,058          138      --          --             138
  Other..................................................      --                1      --          --               1
                                                           -----------  -----------  ---------       -----   ---------
BALANCE, DECEMBER 31, 1997...............................     484,515        4,367      --          --           4,367
  Net income from January 1 to June 12, 1998.............      --              747      --          --             747
  Dividends declared on common stock.....................      --             (528)     --          --            (528)
  Dividends declared to Old U S WEST.....................      --             (159)     --          --            (159)
  Common stock issuances.................................       1,100           55      --          --              55
  Return of capital from Old U S WEST....................      --               13      --          --              13
  Treasury stock purchases...............................        (574)         (32)     --          --             (32)
  Other..................................................      --                2      --          --               2
JUNE 12, 1998 SEPARATION:
  Contributed capital from Old U S WEST upon Separation,
    excluding assumption of debt.........................      --           (4,465)      4,465      --          --
  Repayment of Dex Indebtedness to MediaOne..............      --           --          (3,829)     --          (3,829)
  Issuance of common stock to MediaOne stockholders net
    of repurchases.......................................      16,646       --             850      --             850
  Distribution to MediaOne stockholders for Dex
    Dividend.............................................      --           --            (850)     --            (850)
  Dividend to MediaOne for share of Old U S WEST's debt
    refinancing costs....................................      --           --            (140)     --            (140)
  Common stock issuances.................................       1,521       --              58      --              58
  Treasury stock purchases...............................        (305)      --             (15)     --             (15)
  Net income from June 13 to December 31, 1998...........      --           --          --             761         761
  Dividends declared on common stock.....................      --           --          --            (538)       (538)
  Other..................................................      --           --              (7)     --              (7)
                                                           -----------  -----------  ---------       -----   ---------
BALANCE, DECEMBER 31, 1998...............................     502,903    $  --       $     532   $     223   $     755
                                                           -----------  -----------  ---------       -----   ---------
                                                           -----------  -----------  ---------       -----   ---------

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 7: STOCKHOLDERS' EQUITY (CONTINUED)
    COMMON STOCK. Prior to the Separation, Old U S WEST had two separate classes of outstanding common stock; Communications Stock and Media Stock. In conjunction with the Separation, on June 12, 1998, Old U S WEST redeemed each issued and outstanding share of Communications Stock (other than shares of Communications Stock held as treasury stock) for one share of U S WEST common stock. Each share of Communications Stock held as treasury stock by Old U S WEST was cancelled. For presentation purposes, Communications Stock shares outstanding prior to June 12, 1998 are shown as U S WEST shares.

    DIVIDENDS. We declared dividends of $2.14 per share of common stock during 1998, 1997 and 1996. Prior to the Separation Date, we paid dividends monthly to Old U S WEST based on Dex's net income adjusted for the amortization of intangibles.

    LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN ("LESOP"). Prior to the Separation, we participated in the defined contribution savings plan sponsored by Old U S WEST (the "Old U S WEST Savings Plan") which covered substantially all employees. Old U S WEST matched a percentage of the eligible employee contributions with shares of Communications Stock and/or Media Stock in accordance with participant elections. Old U S WEST maintained a LESOP to provide shares of common stock for matching contributions. During 1998, prior to the Separation, the outstanding debt of the LESOP which was used to acquire common stock, was fully paid down. Contributions to the LESOP as well as dividends on unallocated shares of common stock held by the LESOP were used for debt service.

    In connection with the Separation, the unallocated shares in the LESOP as of June 12, 1998, were split between us and MediaOne. We received 342,814 and 196,014 shares of U S WEST and MediaOne common stock, respectively. We sold the MediaOne common stock in the open market, the proceeds of which were used to acquire shares of our common stock for matching contributions. As of December 31, 1998, all of such unallocated shares received by us from the LESOP had been allocated to participant accounts.

    As a result of the Separation, we assumed sponsorship of the Old U S WEST Savings Plan which covers substantially all our employees (the "U S WEST Savings Plan"), and MediaOne adopted a new plan ("MediaOne Savings Plan"), covering eligible employees of MediaOne. Existing account balances of such MediaOne employees were transferred from the Old U S WEST Savings Plan to the MediaOne Savings Plan.

    As of October 1998, we had utilized all the unallocated shares of the LESOP for purposes of making matching contributions. Through this time period, we recognized contribution expense based upon the cash payments method as specified in SOP 76-3, "Accounting Practices for Certain Employee Stock Ownership Plans."

    Subsequent to October 1998, we made $14 of cash contributions to the U S WEST Savings Plan, which utilized the cash to purchase shares of common stock in the open market. Compensation expense for

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 7: STOCKHOLDERS' EQUITY (CONTINUED) this period was equal to our cash contributions. The following LESOP information applies to the time period contributions were accounted for under SOP 76-3.

                                                                                      YEAR ENDED DECEMBER 31,
                                                                               -------------------------------------
                                                                                  1998         1997         1996
                                                                                  -----        -----        -----
Benefit expense..............................................................   $      84    $      74    $      59
Interest expense.............................................................           3            6            8
                                                                                      ---          ---          ---
Total expense................................................................   $      87    $      80    $      67
                                                                                      ---          ---          ---
                                                                                      ---          ---          ---
Dividends for debt service...................................................   $       1    $       3    $       5
                                                                                      ---          ---          ---
                                                                                      ---          ---          ---

    STOCKHOLDERS RIGHTS PLAN. Our board of directors has adopted a stockholders rights plan which, in the event of a takeover attempt, would entitle existing stockholders to certain preferential rights. These rights expire on June 1, 2008 and are redeemable by us at any time prior to the date they become effective.

NOTE 8: EARNINGS PER SHARE

    Certain of the financial effects of the Separation and the Dex Alignment, including interest expense associated with the refinancing of the Dex Indebtedness and the dilutive effects of the Dex Dividend, are not reflected in the historical consolidated statements of income prior to the Separation Date. As a result, earnings per share for 1998 are presented on both a pro forma and historical basis. The pro forma earnings per share amounts give effect to the Dex Indebtedness and the issuance of approximately 16,341,000 shares (net of the redemption of 305,000 fractional shares) of common stock in connection with the Dex Alignment as if such transactions had been consummated as of January 1, 1998.

    The following reflects the computation of basic and diluted earnings per share on a historical and pro forma basis. Income and earnings per share are before an extraordinary item and the cumulative effect of change in accounting principle. The earnings per share amounts presented on the consolidated statements of income may not foot due to rounding of individual components.

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
BASIC EARNINGS PER SHARE                                             1998       1997       1996
-----------------------------------------------------------------  ---------  ---------  ---------
                                                                        (SHARES IN THOUSANDS)
Income...........................................................     $1,508     $1,527     $1,501
                                                                              ---------  ---------
                                                                              ---------  ---------
Pro forma adjustment(1)..........................................        (72)
                                                                   ---------
Pro forma income.................................................     $1,436
                                                                   ---------
                                                                   ---------
Basic weighted average shares(2).................................    494,395    482,751    477,549
                                                                              ---------  ---------
                                                                              ---------  ---------
Pro forma adjustment(3)..........................................      7,432
                                                                   ---------
Pro forma basic weighted average shares..........................    501,827
                                                                   ---------
                                                                   ---------
Basic earnings per share.........................................      $3.05      $3.16      $3.14
Pro forma basic earnings per share...............................      $2.86

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 8: EARNINGS PER SHARE (CONTINUED)

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
DILUTED EARNINGS PER SHARE                                           1998       1997       1996
-----------------------------------------------------------------  ---------  ---------  ---------
                                                                        (SHARES IN THOUSANDS)
Income...........................................................     $1,508     $1,527     $1,501
Interest on convertible zero coupon subordinated notes, net of
  tax............................................................     --              9         13
                                                                   ---------  ---------  ---------
Income used for diluted earnings per share.......................      1,508     $1,536     $1,514
                                                                              ---------  ---------
                                                                              ---------  ---------
Pro forma adjustment(1)..........................................        (72)
                                                                   ---------
Pro forma income.................................................     $1,436
                                                                   ---------
                                                                   ---------
Basic weighted average shares(2).................................    494,395    482,751    477,549
Effect of dilutive securities:
  Stock options..................................................      4,403      2,386      1,536
  Convertible zero coupon subordinated notes.....................     --          6,095      9,506
                                                                   ---------  ---------  ---------
Diluted weighted average shares..................................    498,798    491,232    488,591
                                                                              ---------  ---------
                                                                              ---------  ---------
Pro forma adjustment(3)..........................................      7,432
                                                                   ---------
Pro forma diluted weighted average shares........................    506,230
                                                                   ---------
                                                                   ---------
Diluted earnings per share.......................................      $3.02      $3.13      $3.10
Pro forma diluted earnings per share.............................      $2.84

------------------------------

(1) Reflects incremental (after-tax) interest expense associated with the Dex Indebtedness from the beginning through the end of the period presented up to the Separation Date.

(2) Historical average shares assume a one-for-one conversion of historical Communications Stock outstanding into shares of U S WEST as of the Separation Date.

(3) Reflects the issuance of approximately 16,341,000 shares of common stock (net of the redemption of approximately 305,000 fractional shares) issued in connection with the Dex Alignment as if the shares had been issued at the beginning of the period indicated.

    The dilutive securities represent the incremental weighted-average shares from the assumed exercise of stock options and the assumed conversion of the zero coupon subordinated notes redeemed in August 1997.

NOTE 9: STOCK INCENTIVE PLANS

    We maintain stock incentive plans for employees and nonemployees, primarily members of the board of directors. The 1998 U S WEST stock plan (the "Plan"), under which we may grant awards in the form of stock options, stock appreciation rights and restricted stock, as well as substitute stock options and restricted stock awards, was approved by stockholders on June 12, 1998, in connection with the Separation. The Plan is a successor plan to the Amended 1994 Stock Plan (the "Predecessor Plan"), under which shares of Communications Stock were previously issued. No further grants may be made under the Predecessor Plan.

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 9: STOCK INCENTIVE PLANS (CONTINUED)
    Effective June 12, 1998, each outstanding Communications Group stock option was converted into one U S WEST stock option, whether held by U S WEST or MediaOne employees. Each option granted under the Plan has the same terms, conditions, exercise price, vesting and restrictions as the Communications Group stock awards it replaced.

    Under the Plan, a maximum of 4.8 million shares could be granted in 1998. Thereafter, the maximum aggregate number of shares of stock granted in any calendar year for all purposes under the Plan is one percent (1.00%) of the shares outstanding (excluding shares held in our treasury) on the first day of such year. In the event that fewer than the full aggregate number of shares available for issuance in any year are issued in any calendar year, the shares not issued shall be added to the shares available for issuance in any subsequent year or years. The options' exercise price is equal to the fair market value of the common stock on the date of the grant. Options granted vest over periods up to five years and may be exercised no later than 10 years after the grant date.

    FAS No. 123, "Accounting for Stock-Based Compensation," requires the fair value of stock options to be calculated using an option pricing model. We have elected the "pro forma, disclosure only" option permitted under FAS No. 123, instead of recording a charge to operations, as shown below:

                                                                           YEAR ENDED DECEMBER 31,
                                                                       -------------------------------
                                                                         1998       1997       1996
                                                                       ---------  ---------  ---------
Net income:
  As reported........................................................  $   1,508  $   1,524  $   1,535
  Adjusted for FAS No. 123...........................................      1,479      1,511      1,533
Earnings per share:
  As reported--basic.................................................  $    3.05  $    3.16  $    3.21
  As reported--diluted...............................................       3.02       3.12       3.17
  Adjusted for FAS No. 123--basic....................................       2.99       3.13       3.21
  Adjusted for FAS No. 123--diluted..................................       2.97       3.10       3.14

    Because the FAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the pro forma compensation cost may not represent that expected in future years.

    Following are the weighted-average assumptions used with the Black-Scholes option-pricing model to estimate the fair value of options granted during 1998, 1997 and 1996:

                                                                           YEAR ENDED DECEMBER 31,
                                                                       -------------------------------
                                                                         1998       1997       1996
                                                                       ---------  ---------  ---------
Risk-free interest rate..............................................        5.5%       6.4%       6.5%
Expected dividend yield..............................................        4.2%       5.8%       6.7%
Expected option life (years).........................................        4.0        4.0        4.5
Expected stock price volatility......................................       22.9%      25.0%      19.6%
Weighted average grant date fair value...............................  $    8.75  $    5.70  $    3.67

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 9: STOCK INCENTIVE PLANS (CONTINUED)
    Information on outstanding options is summarized as follows (shares in thousands):

                                                                                         WEIGHTED
                                                                           NUMBER OF   AVG. EXERCISE
                                                                            SHARES         PRICE
                                                                          -----------  -------------
Outstanding January 1, 1996.............................................       9,423     $   24.39
  Granted...............................................................       3,625         30.97
  Exercised.............................................................      (1,206)        22.37
  Canceled or expired...................................................        (429)        25.01
                                                                          -----------
Outstanding December 31, 1996...........................................      11,413         26.67
  Granted...............................................................       9,492         34.87
  Exercised.............................................................      (2,649)        25.41
  Canceled or expired...................................................        (637)        27.54
                                                                          -----------
Outstanding December 31, 1997...........................................      17,619         31.23
  Granted...............................................................       9,589         50.81
  Exercised.............................................................      (2,480)        23.03
  Canceled or expired...................................................        (700)        36.99
                                                                          -----------
Outstanding December 31, 1998...........................................      24,028         38.45
                                                                          -----------
                                                                          -----------

    The outstanding options at December 31, 1998, have the following characteristics (shares in thousands):

                                               OUTSTANDING OPTIONS               EXERCISABLE OPTIONS
                                     ---------------------------------------  --------------------------
                                                    WEIGHTED-     WEIGHTED-                   WEIGHTED-
                                                     AVERAGE       AVERAGE                     AVERAGE
                                       NUMBER       REMAINING     EXERCISE       NUMBER       EXERCISE
RANGE OF EXERCISE PRICES             OUTSTANDING  LIFE (YEARS)      PRICE      EXERCISABLE      PRICE
-----------------------------------  -----------  -------------  -----------  -------------  -----------
$16.08 - $26.11....................       3,297          5.84     $   22.21         3,057     $   23.95
26.34 - 32.63......................       3,395          7.01         31.05         2,197         30.84
32.75 - 36.13......................       7,585          8.23         34.28         1,158         35.54
36.25 - 49.63......................       2,795          8.79         46.12           699         46.14
49.75 - 63.94......................       6,956          9.46         51.22        --             50.31
                                     -----------          ---    -----------        -----    -----------
  Total............................      24,028          8.15     $   38.45         7,111     $   30.15
                                     -----------          ---    -----------        -----    -----------
                                     -----------          ---    -----------        -----    -----------

    Options to purchase 5,299,955 and 3,881,100 shares of common stock at weighted-average exercise prices of $25.72 and $25.71 were exercisable at December 31, 1997 and 1996, respectively.

    Approximately 2 million shares of common stock were available for grant at December 31, 1998. Approximately 26 million shares of common stock were reserved for issuance at December 31, 1998.

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 10: EMPLOYEE BENEFITS

PENSION, POSTRETIREMENT AND OTHER POST EMPLOYMENT BENEFITS

    We have a noncontributory defined benefit pension plan (the "Pension Plan") for substantially all management and occupational employees and postretirement healthcare and life insurance plans for retirees. We also provide post employment benefits for certain former employees.

    Prior to the Separation, we participated in the defined benefit pension plan and postretirement healthcare and life insurance plans sponsored by Old U S WEST. Accordingly, our financial statements for periods prior to the Separation Date reflect an allocation of costs from Old U S WEST for its employees and retirees while they were included in Old U S WEST's plans.

    On June 12, 1998, we assumed sponsorship of the Old U S WEST pension plan and MediaOne established a new defined benefit pension plan for eligible MediaOne employees (the "MediaOne Pension Plan"). In connection with the Separation, a portion of the existing assets of the Old U S WEST pension plan were transferred at fair value to the MediaOne Pension Plan such that the ratio of plan assets to plan liabilities, calculated on a projected benefit obligation basis as determined by independent actuaries, was the same for the Pension Plan and the MediaOne Pension Plan. The pension benefit obligation and plan assets transferred to the MediaOne Pension Plan at June 12, 1998 were approximately $150 and $200, respectively.

    In addition, on June 12, 1998, the three funded retiree medical and life insurance benefits trusts, maintained by Old U S WEST under an employee welfare benefit program for its employees, were split between us and MediaOne. One of the trusts covered hourly employees only and was transferred in its entirety to us. The remaining two trusts were transferred to us, and MediaOne established new trusts. A portion of the assets of the latter two trusts was transferred to MediaOne's trusts based upon the same methodology used to transfer assets of the Pension Plan to the MediaOne Pension Plan, except that the liabilities were calculated by independent actuaries using the accumulated postretirement benefit obligation method. The accumulated postretirement benefit obligation and plan assets transferred to MediaOne's trusts at June 12, 1998 were approximately $20 and $5, respectively.

    Pension benefits for management employees are based upon their salary while occupational employee benefits are based upon years of service and job classification. Pension and postretirement costs are recognized over the period in which the employee renders services and becomes eligible to receive benefits as determined by using the projected unit credit method. Our funding policy is to make contributions with the objective of accumulating sufficient assets to pay all benefits when due. No pension funding was required in 1998, 1997 or 1996.

    Since plan assets for pension and postretirement benefits were not historically segregated into separate accounts or restricted to providing benefits to employees of U S WEST, assets of the plan were used to provide benefits to employees of both U S WEST and MediaOne. Therefore, the following pension and postretirement benefits plan information for periods prior to June 12, 1998, reflects the pension cost (credit), postretirement benefit cost, benefit obligation, assets and funded status of the Old U S WEST plans.

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 10: EMPLOYEE BENEFITS (CONTINUED)
    The portion of the pension credit applicable to U S WEST was $33 in 1997 and $5 in 1996. The components of the pension credit are as follows:

                                                                              YEAR ENDED DECEMBER 31,
                                                                          -------------------------------
                                                                            1998       1997       1996
                                                                          ---------  ---------  ---------
Details of pension cost (credit):
  Service cost..........................................................  $     189  $     176  $     192
  Interest cost.........................................................        639        625        586
  Expected return on plan assets........................................       (852)      (759)      (714)
  Amortization of transition asset......................................        (79)       (80)       (80)
  Amortization of prior service cost....................................          2          2         (5)
  Recognized actuarial loss.............................................     --         --             16
                                                                          ---------  ---------  ---------
Net pension credit......................................................  $    (101) $     (36) $      (5)
                                                                          ---------  ---------  ---------
                                                                          ---------  ---------  ---------

    The portion of the postretirement benefit cost applicable to U S WEST was $179 in 1997 and $166 in 1996. The components of the postretirement benefit cost are as follows:

                                                                              YEAR ENDED DECEMBER 31,
                                                                          -------------------------------
                                                                            1998       1997       1996
                                                                          ---------  ---------  ---------
Details of postretirement benefit cost:
  Service cost..........................................................  $      72  $      66  $      70
  Interest cost.........................................................        319        296        259
  Expected return on plan assets........................................       (213)      (174)      (157)
  Amortization of prior service cost....................................         19         19          3
  Recognized actuarial gain.............................................        (30)       (28)        (9)
                                                                          ---------  ---------  ---------
Total postretirement benefit cost.......................................  $     167  $     179  $     166
                                                                          ---------  ---------  ---------
                                                                          ---------  ---------  ---------

    Since plan assets for pension and postretirement benefits were not historically segregated into separate accounts or restricted to providing benefits to employees of U S WEST, assets of the plan were used to provide benefits to employees of both U S WEST and MediaOne. Therefore, the following pension and postretirement benefit plan information for periods prior to June 12, 1998, reflects the benefit obligation, assets and funded status of the Old U S WEST plans.

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 10: EMPLOYEE BENEFITS (CONTINUED)
    Following is a reconciliation of the benefit obligation for the pension and postretirement plans:

                                                                                      POSTRETIREMENT
                                                                   PENSION               BENEFITS
                                                             --------------------  --------------------
                                                             YEAR ENDED DECEMBER   YEAR ENDED DECEMBER
                                                                     31,                   31,
                                                             --------------------  --------------------
                                                               1998       1997       1998       1997
                                                             ---------  ---------  ---------  ---------
Benefit obligation at beginning of year....................  $   9,167  $   8,310  $   4,406  $   3,891
Service cost...............................................        189        176         72         66
Interest cost..............................................        639        625        319        296
Actuarial gain.............................................        499        750        297        307
Plan amendments............................................     --         --           (105)    --
Divestitures...............................................       (224)    --            (23)    --
Benefits paid..............................................       (648)      (694)      (141)      (154)
                                                             ---------  ---------  ---------  ---------
Benefit obligation at end of year..........................  $   9,622  $   9,167  $   4,825  $   4,406
                                                             ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------

    Following is a reconciliation of the change in the fair value of plan assets for the pension and postretirement plans.

                                                                                   POSTRETIREMENT
                                                                PENSION               BENEFITS
                                                          --------------------  --------------------
                                                          YEAR ENDED DECEMBER   YEAR ENDED DECEMBER
                                                                  31,                   31,
                                                          --------------------  --------------------
                                                            1998       1997       1998       1997
                                                          ---------  ---------  ---------  ---------
Fair value of plan assets at beginning of year..........  $  12,260  $  10,958  $   2,413  $   2,063
Actual return on plan assets............................      1,579      1,996        264        394
Employer contributions..................................     --         --             18         33
Divestitures............................................       (212)    --             (4)    --
Section 420 transfer....................................        (54)    --             54     --
Benefits paid...........................................       (648)      (694)      (141)       (77)
                                                          ---------  ---------  ---------  ---------
Fair value of plan assets at end of year................  $  12,925  $  12,260  $   2,604  $   2,413
                                                          ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------

    In December 1998, under provisions of section 420 of the Internal Revenue Code, $54 of pension assets were transferred to the postretirement benefit plan to pay for current year retiree health care benefits.

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 10: EMPLOYEE BENEFITS (CONTINUED)
    The following table represents the funded status of the pension and postretirement plans:

                                                                                  POSTRETIREMENT
                                                               PENSION               BENEFITS
                                                         --------------------  --------------------
                                                             DECEMBER 31,          DECEMBER 31,
                                                         --------------------  --------------------
                                                           1998       1997       1998       1997
                                                         ---------  ---------  ---------  ---------
Funded (unfunded) status...............................  $   3,303  $   3,093  $  (2,221) $  (1,993)
Unrecognized net actuarial gain........................     (2,195)    (1,966)      (482)      (631)
Unamortized prior service cost.........................          4          6        140        160
Balance of unrecognized transition asset...............       (466)      (546)    --         --
                                                         ---------  ---------  ---------  ---------
Prepaid (accrued) benefit cost.........................  $     646  $     587  $  (2,563) $  (2,464)
                                                         ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------

    The actuarial assumptions used to account for the plans are as follows:

                                                                                       POSTRETIREMENT
                                                                    PENSION               BENEFITS
                                                              --------------------  --------------------
                                                                  DECEMBER 31,          DECEMBER 31,
                                                              --------------------  --------------------
                                                                1998       1997       1998       1997
                                                              ---------  ---------  ---------  ---------
Weighted-average discount rate..............................      6.75%      7.00%      6.75%      7.00%
Expected long-term rate of return on plan assets*...........      8.80%      8.50%      8.80%      8.50%
Weighted-average rate of compensation increase..............      4.65%      5.50%     N/A        N/A

------------------------------

* The expected long-term rate of return on plan assets for the pension and postretirement plans was 8.5% for 1996.

    For measurement purposes, an 8.0% annual rate of increase in the healthcare cost trend rate for 1998 is assumed. The healthcare cost trend rate is assumed to gradually decline to an ultimate rate of 5.0% in 2011.

    A 1.0% change in the assumed healthcare cost trend rate would have had the following effects in 1998:

                                                                                  ONE-PERCENT CHANGE
                                                                               ------------------------
                                                                                INCREASE     DECREASE
                                                                               -----------  -----------
Effect on the aggregate of the service and interest cost components of net
  periodic postretirement benefit cost.......................................   $      53    $     (43)
Effect on accumulated postretirement benefit obligation......................         541         (451)

    In October 1998, the Communications Workers of America voting members (who are our employees), ratified new three-year contracts. These contracts provide for both salary increases of 10.9% and pension increases totaling 21% over three years. These benefit changes are reflected in the above calculations.

    We provide other post employment benefits, such as worker's compensation and disability to former or inactive employees who are not eligible for retirement.

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 11: INCOME TAXES

    The components of the provision for income taxes are as follows:

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                        -------------------------------
                                                                          1998       1997       1996
                                                                        ---------  ---------  ---------
FEDERAL:
  Current.............................................................  $     685  $     798  $     697
  Deferred............................................................        103        (10)        93
  Investment tax credits--net.........................................        (13)       (16)       (28)
                                                                        ---------  ---------  ---------
                                                                              775        772        762
                                                                        ---------  ---------  ---------
STATE AND LOCAL:
  Current.............................................................        108        119         92
  Deferred............................................................         28         11         22
                                                                        ---------  ---------  ---------
                                                                              136        130        114
                                                                        ---------  ---------  ---------
Provision for income taxes............................................  $     911  $     902  $     876
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    We paid $678, $906 and $814 for income taxes in 1998, 1997 and 1996, respectively.

    The effective tax rate differs from the statutory tax rate as follows:

                                                       YEAR ENDED
                                                      DECEMBER 31,
                                                    ----------------
                                                    1998  1997  1996
                                                    ----  ----  ----
                                                      (IN PERCENT)
Federal statutory tax rate........................  35.0  35.0  35.0
Investment tax credit amortization................  (0.4) (0.4) (0.7)
State income taxes--net of federal effect.........   3.7   3.5   3.1
Other.............................................  (0.6) (1.0) (0.5)
                                                    ----  ----  ----
Effective tax rate................................  37.7  37.1  36.9
                                                    ----  ----  ----
                                                    ----  ----  ----

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 11: INCOME TAXES (CONTINUED)
    The components of the net deferred tax liability are as follows:

                                                                                     DECEMBER 31,
                                                                                 --------------------
                                                                                   1998       1997
                                                                                 ---------  ---------
Property, plant and equipment..................................................  $   1,633  $   1,574
State deferred taxes--net of federal effect....................................        205        198
Other..........................................................................         40         40
                                                                                 ---------  ---------
  Deferred tax liabilities.....................................................      1,878      1,812
                                                                                 ---------  ---------
Postretirement benefits, net of pension........................................        701        672
Restructuring and other........................................................     --             21
Unamortized investment tax credit..............................................         56         59
State deferred taxes--net of federal effect....................................        135        141
Other..........................................................................        351        399
                                                                                 ---------  ---------
  Deferred tax assets..........................................................      1,243      1,292
                                                                                 ---------  ---------
Net deferred tax liability.....................................................  $     635  $     520
                                                                                 ---------  ---------
                                                                                 ---------  ---------

    TAX SHARING AGREEMENT. We entered into a tax sharing agreement with MediaOne that governs the allocation of federal, state, local and foreign tax liabilities and related tax matters such as the preparation and filing of tax returns and the conduct of audits and other tax proceedings for taxable periods up to the Separation. In general, the tax sharing agreement provides that (i) we will be responsible for, and will indemnify MediaOne against, tax liabilities relating to the Communications Group, for taxable periods ending on or prior to the Separation and (ii) MediaOne will be responsible for, and will indemnify us against, tax liabilities relating to the Media Group, for taxable periods ending on or prior to the Separation.

NOTE 12: SEGMENT INFORMATION

    We operate in four segments: retail services, wholesale services, network services and directory services. The retail services segment provides local telephone services, long-distance services, wireless services and data services. The wholesale services segment provides exchange access services that connect customers to the facilities of interexchange carriers and interconnection to our telecommunications network to competitive local exchange carriers. Our network services segment provides access to our telecommunications network, including our information technologies, primarily to our retail services and wholesale services segments. The directory services segment publishes approximately 270 White and Yellow Pages telephone directories and provides electronic directory and other information services. We provide our services to more than 25 million residential customers and business customers in Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming.

    Following is a breakout of our segments. Because significant expenses of operating the retail services and wholesale services segments are not allocated to the segments for decision making purposes, management does not believe the segment margins are representative of the actual operating results of the

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 12: SEGMENT INFORMATION (CONTINUED) segments. The margin for the retail services and wholesale services segments excludes network and corporate expenses. The margin for the network services segment and the directory services segment excludes corporate expenses. The "other" category includes our corporate expenses. The communications and related services column represents a total of the retail services, wholesale services and network services segments. As a result of regulatory actions and changes in internal reporting, the classification of certain operating revenues and expenses has changed during 1998, 1997 and 1996. It has not been practicable to restate 1997 and 1996 results to conform to the current year's presentation. Accordingly, the operating revenues and margins may not be comparable for each year.

                                                                           TOTAL
                                                                         COMMUNICATIONS
                                                                            AND
                                    RETAIL       WHOLESALE    NETWORK     RELATED      DIRECTORY                   RECONCILING
                                   SERVICES      SERVICES    SERVICES    SERVICES       SERVICES        OTHER         ITEMS
                                --------------   ---------   ---------   ---------   --------------   ---------   --------------
1998
Operating revenues............     $ 8,556        $2,590      $  214      $11,360      $ 1,277        $      --     $  (259)(1)
Margin........................       6,194         1,908      (2,776)      5,326           657             (234)     (3,330)
Assets........................            (3)           (3)         (3)         (3)        524               (3)     17,883(3)
Capital expenditures..........         362(4)         --       2,376       2,738            42              125          --

1997
Operating revenues............       7,893         2,609         163      10,665         1,190               --        (376)(1)
Margin........................       5,940         2,176      (2,738)      5,378           615             (396)     (3,168)
Assets........................            (3)           (3)         (3)         (3)        516               (3)     17,151(3)
Capital expenditures..........         340(4)         --       2,214       2,554            29               89          --

1996
Operating revenues............       7,401         2,648         176      10,225         1,115               --        (172)(1)
Margin........................       5,605         2,183      (2,553)      5,235           524             (385)     (2,997)
Assets........................            (3)           (3)         (3)         (3)        493               (3)     16,786(3)
Capital expenditures..........         105(4)         --       2,546       2,651            25              155          --


                                CONSOLIDATED
                                    TOTAL
                                -------------
1998
Operating revenues............    $12,378
Margin........................      2,419(2)
Assets........................     18,407
Capital expenditures..........      2,905
1997
Operating revenues............     11,479
Margin........................      2,429(2)
Assets........................     17,667
Capital expenditures..........      2,672
1996
Operating revenues............     11,168
Margin........................      2,377(2)
Assets........................     17,279
Capital expenditures..........      2,831

------------------------------

(1) Represents primarily intersegment charges. The 1997 amount also includes $230 of regulatory charges, primarily attributable to the state of Washington.

(2) Represents income before income taxes, extraordinary item and cumulative effect of change in accounting principle. Adjustments that are made to the total of the segments' income in order to arrive at income before income taxes, extraordinary item and cumulative effect of change in accounting principle include the following:

                                                                           YEAR ENDED DECEMBER 31,
                                                                       -------------------------------
                                                                         1998       1997       1996
                                                                       ---------  ---------  ---------
Costs and adjustments to reconcile segment data to the consolidated total:
Separation costs.....................................................  $      94  $  --      $  --
Asset impairment charge..............................................         35     --         --
Regulatory charges...................................................     --            230     --
Other expense--net...................................................        630        347        435
Taxes other than income taxes........................................        372        428        404
Depreciation and amortization........................................      2,199      2,163      2,158
                                                                       ---------  ---------  ---------
                                                                       $   3,330  $   3,168  $   2,997
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

(3) A breakout of assets for all segments is not provided to our chief operating decision maker. The reconciling items column represents the amount to reconcile to the consolidated total.

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 12: SEGMENT INFORMATION (CONTINUED)
(4) Capital expenditures reported for the retail services segment include only expenditures for wireless services and certain data services. Additional capital expenditures relating to these services are included in network services capital expenditures.

    In addition to the operating revenues disclosed above, intersegment operating revenues of the retail services segment were $28, $30 and $26 for 1998, 1997 and 1996, respectively. Intersegment operating revenues of the network services segment were $70, $64 and $63 for 1998, 1997 and 1996, respectively. Intersegment operating revenues of the directory services segment were $10, $6 and $5 for 1998, 1997 and 1996, respectively.

    SIGNIFICANT CONCENTRATIONS. The wholesale services segment derives significant revenues from AT&T Corp. ("AT&T"). During 1998, 1997 and 1996 revenues from services provided to AT&T were $900, $1,049 and $1,046, respectively. As of December 31, 1998, we are not aware of any other significant concentration of business transacted with a particular customer that could, if suddenly eliminated, severely impact operations.

    At December 31, 1998, we had 54,483 employees, of which 46,310 are employees of U S WEST Communications, Inc., a wholly owned subsidiary ("USWC") and 3,580 are employees of Dex. Approximately 72% of USWC employees and 63% of Dex employees are represented by unions.

NOTE 13: RELATED PARTY TRANSACTIONS

    BELL COMMUNICATIONS RESEARCH, INC. ("BELLCORE"). Charges relating to research, development and maintenance of existing technologies performed by Bellcore, in which we had a one-seventh ownership interest, were $118 and $97 in 1997 and 1996, respectively.

    In 1997, we sold our interest in Bellcore. We received cash proceeds of $65 and recorded an after-tax gain of $32. Bellcore continues to provide research and development and other services to us on a contract basis.

NOTE 14: COMMITMENTS AND CONTINGENCIES

COMMITMENTS

    We have entered into an agreement with Olympic Properties of the United States to sponsor the 2002 Salt Lake City Winter Olympics and the U.S. Olympic Teams through 2004. As of December 31, 1998, we have a remaining commitment of $55 to be paid in a combination of cash and services through 2004.

CONTINGENCIES

    USWC has pending regulatory actions in local regulatory jurisdictions which call for price decreases, refunds or both.

    OREGON. On May 1, 1996, the Oregon Public Utilities Commission ("OPUC") approved a stipulation terminating prematurely USWC's alternative form of regulation ("AFOR") plan and it then undertook a review of USWC's earnings. In May 1997, the OPUC ordered USWC to reduce its annual revenues by $97, effective May 1, 1997 and to issue a one-time refund, including interest, of approximately $102 to reflect

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 14: COMMITMENTS AND CONTINGENCIES (CONTINUED) the revenue reduction for the period May 1, 1996 through April 30, 1997. This one-time refund for interim rates became subject to refund when USWC's AFOR plan was terminated on May 1, 1996.

    USWC filed an appeal of the order and asked for an immediate stay of the refund with the Oregon Circuit Court which granted USWC's request for a stay, pending a full review of the OPUC's order. On February 19, 1998, the Oregon Circuit Court entered a judgment in USWC's favor on most of the appealed issues. The OPUC appealed to the Oregon Court of Appeals on March 19, 1998, and the appeal remains pending. USWC continues to charge interim rates, subject to refund, during the pendency of that appeal. The potential exposure, including interest, at December 31, 1998, is not expected to exceed $315.

    UTAH. The Utah Supreme Court has remanded a Utah Public Service Commission ("UPSC") order to the UPSC for hearing, thereby establishing two exceptions to the rule against retroactive ratemaking: i) unforeseen and extraordinary events and ii) misconduct. The UPSC's initial order denied a refund request from interexchange carriers and other parties related to the Tax Reform Act of 1986. The potential exposure, including interest at December 31, 1998, is not expected to exceed $175.

    NEW MEXICO. The New Mexico State Corporation Commission ("NMSCC") issued an order on May 29, 1998, requiring USWC to reduce its annual revenues by approximately $22. A rehearing before the NMSCC was denied. The NMSCC's order was then removed to the New Mexico Supreme Court for review that effectively stays the order. In March 1999, the New Mexico Supreme Court ruled that USWC must reduce rates prospectively and refund approximately $18.

    STATE REGULATORY ACCRUALS. USWC has accrued $203 at December 31, 1998, which represents its estimated liabilities for all state regulatory proceedings, predominately the items discussed above. It is possible that the ultimate liabilities could exceed the amounts accrued by up to approximately $300. USWC will continue to monitor and evaluate the risks associated with its local regulatory jurisdictions and will adjust estimates as new information becomes available.

    In addition to its estimated liabilities for state regulatory proceedings, USWC has an accrued liability of approximately $38 at December 31, 1998 related to refunds in the state of Washington.

    OTHER CONTINGENCIES. In December 1998, we were informed of the possibility of a claim by a purported class challenging the transfer of approximately $54 from the U S WEST pension trust to the U S WEST health care trust to pay retiree medical expenses pursuant to Section 420 of the Internal Revenue Code of 1986, as amended. We believe that this transfer complied with the applicable law and the associated plan documents. We plan to vigorously defend any such claim if and when it is asserted.

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 15: QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                          QUARTERLY FINANCIAL DATA
                                                                             --------------------------------------------------
                                                                                FIRST       SECOND        THIRD       FOURTH
                                                                               QUARTER      QUARTER      QUARTER      QUARTER
                                                                             -----------  -----------  -----------  -----------
1998
Operating revenues.........................................................   $   3,009    $   3,053    $   3,112    $   3,204
Net income.................................................................         434          327          379          368
Pro forma net income.......................................................         393          296          379          368
Earnings per share:
  Basic....................................................................        0.89         0.67         0.76         0.73
  Diluted..................................................................        0.89         0.67         0.75         0.73
  Pro forma basic..........................................................        0.78         0.59         0.76         0.73
  Pro forma diluted........................................................        0.78         0.59         0.75         0.73

1997
Operating revenues.........................................................   $   2,867    $   2,830    $   2,960    $   2,822
Income before extraordinary item...........................................         420          416          423          268
Earnings per share before extraordinary item:
  Basic....................................................................        0.87         0.86         0.88         0.55
  Diluted..................................................................        0.86         0.85         0.87         0.55
Net income.................................................................         420          416          420          268
Earnings per share:
  Basic....................................................................        0.87         0.86         0.87         0.55
  Diluted..................................................................        0.86         0.85         0.86         0.55
Pro forma income before extraordinary item.................................         380          375          383          227
Pro forma earnings per share before extraordinary item:
  Basic....................................................................        0.76         0.75         0.77         0.45
  Diluted..................................................................        0.75         0.74         0.76         0.45

    1998 second-quarter net income includes Separation expenses of $68 ($0.13 per diluted share) and a $21 ($0.04 per diluted share) charge related to the impairment of certain long-lived assets associated with our video operations.

    1997 first-quarter net income includes $11 ($0.02 per diluted share) from gains on the sales of local telephone exchanges. 1997 second-quarter net income includes $18 ($0.04 per diluted share) from gains on the sales of local telephone exchanges. 1997 third-quarter net income includes $19 ($0.04 per diluted share) from gains on the sales of local telephone exchanges and an extraordinary charge of $3 ($0.01 per diluted share) for the early extinguishment of debt. 1997 fourth-quarter net income includes a $152 ($0.31 per diluted share) regulatory charge related primarily to the 1997 Washington State Supreme Court ruling

                                 U S WEST, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

NOTE 15: QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED) that upheld a 1996 rate order and a $32 ($0.07 per diluted share) gain on the sale of our investment in Bellcore.

                                                                               MARKET PRICE
                                                                    ----------------------------------
PER SHARE MARKET AND DIVIDEND DATA                                     HIGH        LOW        CLOSE      DIVIDENDS
------------------------------------------------------------------  ----------  ----------  ----------  -----------
1998
  First quarter...................................................  $  56.3125  $  45.3750  $  54.6250   $  0.5350
  Second quarter..................................................     57.4375     46.8125     46.8125      0.5350
  Third quarter...................................................     54.9375     48.4375     52.5000      0.5350
  Fourth quarter..................................................     65.0000     51.8750     64.6250      0.5350

1997
  First quarter...................................................  $  37.2500  $  31.7500  $  33.8750   $  0.5350
  Second quarter..................................................     38.5000     31.1250     37.6875      0.5350
  Third quarter...................................................     39.4375     35.6250     38.5000      0.5350
  Fourth quarter..................................................     46.9375     36.8750     45.1250      0.5350

    Per share market and dividend data prior to June 12, 1998 represents data of Communications Stock. Per share market and dividend data as of and subsequent to June 12, 1998 represents data of U S WEST.

                                     [LOGO]

                                     [LOGO]
                                 PRINTED ON RECYCLED PAPER           WSTNC-PS-99

    [LOGO]
                                                                      PROXY CARD
-----------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 11, 1999.

The undersigned hereby appoints Richard D. McCormick, Linda G. Alvarado and Frank P. Popoff, and each of them, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of U S WEST of the undersigned on the reverse side of this proxy at the Annual Meeting to be held at The Millennium Broadway Hotel, 145 W. 44th Street, New York, New York, beginning at 10:30 a.m., on May 11, 1999, and at any adjournments or postponements thereof, upon all subjects that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES, IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Your vote for the election of Directors may be indicated on the reverse. The nominees for Class I are Hank Brown, George J. Harad and Marilyn Carlson Nelson.

If you are a participant in the U S WEST Shareowner Investment Plan, your proxy card will cover both the number of full shares in your plan account and shares registered in your name.

If you are a participant in the U S WEST Savings Plan/ESOP, your proxy card will also serve as a voting instruction card for the trustees of the plans with respect to the shares held in your accounts. The trustees will vote the shares held in the plans for which proxies are not received (as well as shares held in the suspense account of the plans) in the same proportion as the shares for which proxies are received.

       [LOGO]

To vote your shares for all Director nominees, mark the "For" box on item "A." To withhold voting for all nominees, mark the "Withhold" box. If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided, and your shares will be voted for the remaining nominees.
--------------------------------------------------------------------------------
                        DIRECTORS RECOMMEND A VOTE "FOR"
--------------------------------------------------------------------------------

A.         Election of Directors in Class I    Exceptions                                                                  For / /
B.         Ratification of Appointment of Independent Auditors                                                             For / /
-----------------------------------------------------------------------------------------------------------------------------------
                             DIRECTORS RECOMMEND A VOTE "AGAINST" THE SHAREHOLDER PROPOSALS REGARDING
-----------------------------------------------------------------------------------------------------------------------------------
1.         Discontinuance of Classified Board                                                                              For / /
2.         Discontinuance of Shareholder Rights Plans                                                                      For / /
3.         Limitation on Future Change of Control Compensation                                                             For / /
4.         Two Nominees for Each Directorship                                                                              For / /

A.         Withhold / /  For All Except / /
B.         Against / /      Abstain / /
--------------------------------------------------------------

----------------------------------------------------------------------------------
1.         Against / /      Abstain / /
2.         Against / /      Abstain / /
3.         Against / /      Abstain / /
4.         Against / /      Abstain / /

                                             Date ________________________, 1999
                                             Sign here as name appears
                                             x _________________________________
                                             x _________________________________
                                             Please sign this proxy and return
                                             promptly whether or not you plan to
                                             attend the Annual Meeting.

1. Mark here if you plan to attend the Annual Meeting / /
2. Mark here to discontinue duplicate annual reports / /